As filed with the US Securities and Exchange Commission on July 13, 2026

Registration No. 333-292013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 6

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVASA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	39-3819559
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

ADVASA HOLDINGS, INC.

1-2-7 Moto-Akasaka

Minato-ku, Tokyo, 107-0051 Japan

Telephone: +81-3-6868-5538

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporate Creations Network Inc.

1521 Concord Pike, Suite 201

Wilmington, Delaware 19803

Telephone: (302) 351-3367

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony, Linder & Cacomanolis, PLLC

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

Telephone: (561) 514-0936

Facsimile: (561) 514-0832

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 13, 2026

94,075,607 Shares of Common Stock

Advasa Holdings, Inc.

This prospectus relates to the registration of the resale of up to 94,075,607 shares of our common stock with a par value of $0.00001 per share (the “Common Stock”) by our stockholders identified in this prospectus (the “Registered Stockholders”) in connection with our direct listing (the “Direct Listing”) on the Nasdaq Global Market (“Nasdaq”). Unlike an initial public offering, the resale by the Registered Stockholders is not being underwritten on a firm-commitment basis by any investment bank. The Registered Stockholders may, or may not, elect to sell their shares of Common Stock covered by this prospectus, as and to the extent they may determine. The Registered Stockholders may offer, sell or distribute all or a portion of the shares of Common Stock hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. If the Registered Stockholders choose to sell their shares of Common Stock, we will not receive any proceeds from the sale of shares of Common Stock by the Registered Stockholders. We are obligated to cover specific costs, expenses, and fees in connection with the Direct Listing, including those associated with compliance with state securities or “blue sky” laws. Any commissions and discounts related to the sale of Common Stock by the Registered Stockholders will be borne by them, as detailed in the “Plan of Distribution” section.

No public market for our Common Stock currently exists, and our shares of Common Stock have a limited history of trading in private transactions. Recent purchase prices of our Common Stock in private transactions may have little or no relation to the opening public price of our shares of Common Stock on Nasdaq or the subsequent trading price of our shares of Common Stock on Nasdaq. For more information, see “Sale Price History of Our Capital Stock.” Further, the listing of our Common Stock on Nasdaq, without a firm-commitment underwritten offering, is a novel method for commencing public trading in shares of our Common Stock and, consequently, the trading volume and price of shares of our Common Stock may be more volatile than if shares of our Common Stock were initially listed in connection with an initial public offering underwritten on a firm-commitment basis.

On the day that our shares of Common Stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which WestPark Capital, Inc. (the “Advisor”), in its capacity as our financial advisor to perform the functions under Nasdaq Rule 4120(c)(8),  must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of Common Stock are ready to trade, Nasdaq will calculate the Current Reference Price for our shares of Common Stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, Nasdaq will conduct a price validation test in accordance with Nasdaq Rule 4120(c)(8). As part of conducting such price validation test, Nasdaq may consult with the Advisor, if the price bands need to be modified, to select the new price bands for purposes of applying such test iteratively until the validation tests yield a price within such bands. Upon completion of such price validation checks, the applicable orders that have been entered will be executed at such price and regular trading of our shares of Common Stock on Nasdaq will commence. Under Nasdaq rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder. Neither we nor the Registered Stockholders will be involved in Nasdaq’s price-setting mechanism, including any decision to delay or proceed with trading, nor will we or they control or influence the Advisor in carrying out its role as a financial adviser. The Advisor will determine when our shares of Common Stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. For more information, see “Plan of Distribution” beginning on page 79 of this prospectus.

We intend to apply to list our common stock on the Nasdaq Global Market under the symbol “ADBT.” We expect our Common Stock to begin trading on Nasdaq on or about [_____], 2026.

If our Nasdaq application is not approved or we otherwise determine that we will not be able to secure the listing of our Common Stock on Nasdaq, we will not complete this Direct Listing. This Direct Listing is a condition to this offering. No assurance can be given that our Nasdaq application will be approved and that our Common Stock will ever be listed on Nasdaq. If our listing application is not approved by Nasdaq, we will not be able to consummate the offering and we will terminate this Direct Listing.

Unless otherwise noted, the share and per share information in this prospectus have been adjusted to give effect to the ten-for-one (10-for-1) forward stock split (“Forward Stock Split”) of our outstanding common stock, which was effective on December 4, 2025.

We are an “emerging growth company” under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

We are a holding company and conduct our business through our operating subsidiaries in the United States and Japan.

Investing in our Common Stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of the material risks of investing in our Common Stock under the heading “Risk Factors” beginning on page 12 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2026

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. Neither we nor any of the Registered Stockholders have authorized anyone to provide any information different from, or in addition to, the information contained in this prospectus and in any free writing prospectuses we have prepared or that have been prepared on our behalf or to which we have referred you. Neither we nor any of the Registered Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Registered Stockholders are offering to sell, and seeking offers to buy, shares of their common stock only under the circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. “Risk Factors” and “Special Note Regarding Forward-Looking Statements” contain additional information regarding these risks.

Before you invest in our common stock, you should read the registration statement (including the exhibits thereto and the documents incorporated by reference therein) of which this prospectus forms a part. For investors outside the United States: Neither we nor any of the Registered Stockholders have done anything that would permit the use of or possession or distribution of this prospectus or any related free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock by the Registered Stockholders and the distribution of this prospectus outside the United States.

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MARKET AND INDUSTRY DATA

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets which we believe to be reasonable. Any industry forecasts are based on data (including third-party data), models and experience of various professionals and are based on various assumptions, all of which are subject to change without notice. Although we are responsible for all of the disclosures contained in this prospectus and we believe the data from these third-party sources are reliable as of their respective dates, neither we nor the Advisor have independently verified the accuracy or completeness of this information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate, and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

TRADEMARKS, SERVICE MARKS AND TRADE NAMES

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or food products in this prospectus is not intended to imply a relationship with, or endorsement or sponsorship by, these other parties. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names.

BASIS OF PRESENTATION

Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

In this prospectus, “Advasa,” “we,” “us,” “our,” and the “Company” refer to Advasa Holdings, Inc., a Delaware corporation, and its subsidiaries unless expressly indicated or the context otherwise requires. “Advasa (Japan)” refers to Advasa Co., Ltd., a Japanese corporation and a 96.6% owned subsidiary of Advasa Holdings, Inc.

The terms “yen” and “¥” refer to Japanese Yen, the lawful currency of Japan, and the terms “dollar” and “$” refer to U.S. dollars, the lawful currency of the United States. Unless otherwise indicated, U.S. dollar translations of yen amounts presented in this prospectus are translated using the rate of 159.08 yen to $1.00, which was the foreign exchange rate on March 31, 2026 as reported by the Board of Governors of the Federal Reserve System (which we refer to as the “U.S. Federal Reserve”) in its weekly release on April 6, 2026. Historical and current exchange rate information may be found at www.federalreserve.gov/releases/h10/.

Our fiscal year begins on April 1 and ends on March 31. Our financial statements are prepared in U.S. dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”).

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PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus and is qualified in its entirety by the more detailed information and financial statements and related notes included elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our Common Stock. You should read this entire prospectus carefully, especially the matters set forth under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and our financial statements and related notes appearing elsewhere in this prospectus, before making an investment decision. All figures are in U.S. dollars, unless otherwise stated.

Unless otherwise noted, the share and per share information in this prospectus reflects a forward stock split of our outstanding common stock at a ten for one (10-for-1) ratio (“Forward Stock Split”), which was effected on December 4, 2025.

Company Overview

Advasa Holdings, Inc., a Delaware corporation, was formed on February 4, 2025 for the purpose of being a holding company for Advasa Co., Ltd., a Japanese corporation (“Advasa (Japan)”), with its headquarters in Tokyo, Japan.

We are a financial technology and services company focused on improving the way employees access and manage their income. Our core product, the “FUKUPE” platform, is a patented Earned Wage Access (EWA) solution that allows employees to access their earned wages in real time, rather than waiting for a traditional payday. This service provides workers with greater financial flexibility, while integrating seamlessly with employers’ existing HR and payroll systems. Importantly, our solution requires no operational burden or funding obligation on the part of the employer.

FUKUPE is available through digital channels including mobile wallets, prepaid cards, and direct bank transfers, thanks to partnerships with financial institutions and global payment networks. The platform is supported by a portfolio of nine issued patents in key markets including the United States, Japan, and South Korea, with patent filings in 16 additional jurisdictions. Our intellectual property strategy allows us to commercialize our technology through both direct services and licensing, while also pursuing enforcement actions when necessary.

Our platform is delivered as a hosted, cloud-based service operated on our systems. Customers do not receive a license to install, download, or host our software on their own infrastructure. Instead, customers access our platform through secure connectivity to our hosted environment for the duration of their subscription.

Our platform is currently live in Japan, and we are preparing market launches in Indonesia and the United Arab Emirates. Our expansion strategy is focused on tailoring business models to local regulations and customer needs.

We believe that the addressable market for EWA and adjacent financial services is substantial. Reports from industry analysts and global research firms indicate rapid growth in the EWA sector, driven by demand from both employees and employers seeking more flexible payroll solutions. In parallel, over 1.7 billion people globally lack access to basic financial services, presenting a long-term opportunity for inclusive, digitally enabled financial platforms like ours.

We operate in a competitive environment that includes traditional banks, digital lenders, payroll service providers, and other EWA platforms. However, we believe we are differentiated by our proprietary technology, our adaptable business model, and our focus on building localized, compliant solutions in key international markets. Our partnerships with financial institutions, card issuers, and fintech providers further strengthen our position and enable efficient delivery of services.

For the years ended March 31, 2026 and 2025, we generated revenues of $17,366,000 and $10,044,000, respectively, we reported net income of $954,000 and $1,179,000, respectively, and cash flow used in operating activities of $(1,395,000) and cash flow provided by operating activities of $4,723,000, respectively. As of March 31, 2026, we had an accumulated deficit of $12,360,000 and working capital of $18,815,000.

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Corporate Structure

The following diagram depicts our organization structure immediately prior to this offering:

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Risk Factors Summary

Investing in our Common Stock involves significant risks. You should carefully consider the risks described in “Risk Factors” before making a decision to invest in our Common Stock. If any of these risks actually occur, our business, financial condition and results of operations would likely be materially adversely affected. In such a case, the trading price of our Common Stock would likely decline, and you may lose all or part of your investment. In reviewing this prospectus, we stress that past experience is no indication of future performance, and “Special Note Regarding Forward-Looking Statements” contains a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus. Below is a summary of some of the significant risks we face:

Risks Related to Our Business and Industry

●	If the information provided to us by customers or other third parties is incorrect or fraudulent, we may misjudge a customer’s qualifications to receive our products and services and our results of operations may be harmed and could subject us to regulatory scrutiny or penalties.

●	If we are unable to acquire, engage and retain customers and clients or sell additional functionality, products and services to them on our platform, our business will be adversely affected.

●	We rely on a variety of funding sources to support our business model. If our existing funding arrangements are not renewed or replaced or our existing funding sources are unwilling or unable to provide funding to us on terms acceptable to us, or at all, it could have a material adverse effect on our business, financial condition, results of operations and cash flows.

●	We receive funds from, and transfer funds to, thousands of people on a daily basis, which in the aggregate comprise substantial sums, and are subject to the risk of errors, which could result in financial losses, damage to our reputation, or loss of trust in our platform and brand, which would harm our business and financial results.

●	Currently, substantially all of our revenue is derived from a single product, and we are thus particularly susceptible to fluctuations in the EWA and adjacent credit markets.

●	Defects or disruptions in our services could diminish demand for our services and subject us to substantial liability.

●	Negative publicity could adversely affect our business and operating results.

●	We may be unable to sufficiently obtain, maintain, protect or enforce our intellectual property and other proprietary rights, which could reduce the value of our platform, products, services and brand, impair our competitive position and cause reputational harm.

●	Our concentration of business in Japan poses risks to our operations and financial condition.

●	We are exposed to foreign currency fluctuations in the yen/dollar exchange rate.

●	We are exposed to fluctuations in currency exchange rates that have in the past and could in the future negatively impact our financial results and cash flows from changes in the value of the U.S. Dollar versus local currencies.

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●	Our business has been, and may continue to be, adversely affected by economic conditions and other factors that we cannot control.

●	Decreased demand for loans, including as a result of increased savings or income, could result in a loss of revenues or decline in profitability if we are unable to successfully adapt to such changes.

●	We may be unsuccessful in managing the effects of changes in the cost of capital on our business.

●	The industries in which we operate are highly competitive, which could adversely affect our results of operations.

●	In order to remain competitive and to continue to increase our revenues and earnings, we must continually and quickly update our services, a process that could result in higher costs and the loss of revenues, earnings and customers if the new services do not perform as intended or are not accepted in the marketplace.

●	Our inability to protect our systems and data from continually evolving cybersecurity threats or other technological risks could adversely affect our ability to deliver our services; damage our reputation among our customers, card issuers, financial institutions, card networks, partners and cardholders; adversely affect our continued card network registration or membership and financial institution sponsorship; and expose us to penalties, fines, liabilities, legal claims and defense costs.

●	Extensive regulation and changes in legislation can impact profitability and growth.

●	Our business is subject to extensive regulation in the jurisdictions in which we conduct our business.

●	Software and hardware defects, failures, undetected errors and development delays could affect our ability to deliver our services, damage customer relations, expose us to liability and have an adverse effect on our business, financial condition and results of operations.

●	The success of our business depends in part on effective information technology systems, on continuing to develop and implement improvements in technology, and on successful execution of revenue growth and expense management initiatives.

●	We may not be able to scale our business on a timely basis to meet our customers’ growing needs, and if we are not able to grow efficiently, our operating results could be harmed.

●	If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.

●	Our projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations.

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Risks Related to Management and Employees

●	If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.

●	We depend on our senior management team and other key employees, and the loss of one or more key personnel or an inability to attract, hire, integrate and retain highly skilled personnel could have an adverse effect on our business, financial condition or results of operations.

●	We will incur increased costs as a result of being a public company.

●	Our management does not have experience managing a U.S. public company and our current resources may not be sufficient to fulfill our public company obligations.

Risks Related to Legal, Regulatory, Environmental, and Tax

●	Our business is subject to government regulation and oversight. Any new implementation of or changes made to laws, regulations or other industry standards affecting our business in any of the geographic regions in which we operate may require significant development and compliance efforts or have an unfavorable effect on our ability to continue to offer certain services, which could adversely affect our business, financial condition, results of operations and cash flows.

●	Tax rates may change.

●	New or revised tax regulations, unfavorable resolution of tax contingencies or changes to enacted tax rates could adversely affect our tax expense.

●	Our risk management policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk.

General Risks

●	We are a holding company and depend upon our operating subsidiaries for our cash flows.

●	If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and have an adverse effect on the value of our securities.

●	Changes to accounting rules or regulations may adversely affect our business, financial condition or results of operations.

●	As an emerging growth company, our auditor will not be required to attest to the effectiveness of our internal controls.

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●	Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

●	We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

●	We believe we will be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

●	The certificate of incorporation and bylaws provides that state or federal court located within the state of Delaware will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

●	By purchasing Common Stock in this offering, you are bound by the fee-shifting provision contained in our bylaws, which may discourage you to pursue actions against us and could discourage shareholder lawsuits that might otherwise benefit us and our shareholders.

Risks Related to This Offering and Ownership of Our Common Stock

●	The direct listing process differs significantly from an initial public offering underwritten on a firm-commitment basis.

●	The uncertainty associated with the fact that few companies have undertaken direct listings to date may lead to increased volatility and pricing challenges for our Common Stock.

●	The structure of this offering as a direct listing, rather than a traditional underwritten initial public offering, involves significant risks and uncertainties that may adversely affect the trading price and liquidity of our Common Stock.

●	The public price of our shares of Common Stock, upon listing on Nasdaq, may have little or no relationship to the historical sales prices of our shares of Common Stock in private transactions.

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The direct listing process differs from an initial public offering underwritten on a firm-commitment basis and the impact of awareness of our brand and investor recognition of our Company on the demand for our Common Stock is unpredictable and our marketing and brand development efforts may not be successful.

●	Securities law claims under Sections 11 and 12 of the Securities Act may be more difficult for investors to pursue in connection with this direct listing than in a traditional underwritten offering, which could limit remedies available to investors and affect the outcome of securities litigation.

●	Our director Sultan Ali Rashed Lootah lives outside the United States and most of our assets will be located outside the United States; therefore, it may be difficult for investors to bring actions and enforce federal securities laws or their other legal rights against us and Mr. Lootah.

●	Our Common Stock currently has no public market. An active trading market may not develop or continue to be liquid and the market price of our Common Stock may be volatile.

●	Future sales of Common Stock by our Registered Stockholders and other existing shareholders could cause our share price to decline.

●	The price of our Common Stock could be subject to rapid and substantial volatility.

●	The price of our Common Stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our Common Stock in this offering.

●	If securities or industry analysts do not publish research or reports, or if they publish adverse or misleading research or reports, regarding us, our business or our market, our stock price and trading volume could decline.

●	If we are unable to obtain additional funding when needed, our business operations will be harmed, and if we do obtain additional financing, our then-existing shareholders may suffer substantial dilution.

●	Our Common Stock may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

●	Shares eligible for future sale may adversely affect the market.

●	Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

●	Provisions in our charter documents and Delaware law may delay or prevent our acquisition by a third party.

●	We have never paid dividends on our Common Stock and have no plans to do so in the future.

●	We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Delaware law.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act enacted in 2012 (the “JOBS Act”). As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.07 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Corporate Information

We are currently incorporated and in good standing in the State of Delaware where we were formed on February 4, 2025. We conduct business activities principally through our 96.6% owned subsidiary, Advasa Co., Ltd., a Japanese corporation (“Advasa (Japan)”), which was established in Japan in 2017 and acquired by us on August 29, 2025. Our principal executive offices are located at 1-2-7 Moto-Akasaka, Minato-ku, Tokyo, 107-0051 Japan, and our telephone number is +81-3-6868-5538. Our website address is https://adbt.io. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our Common Stock.

Stock Splits

On November 20, 2025, our board of directors and shareholders holding a majority of the voting power of our issued and outstanding voting capital stock approved the forward stock split in a ratio of 10-for-1. On December 4, 2025, we filed a certificate of amendment to our Certificate of Incorporation, as amended (the “Certificate of Incorporation”), implementing the stock split in a ratio of 10-for-1, effective December 4, 2025.

Except as otherwise indicated, all references to our common stock, share data, per share data and related information has been adjusted for the forward stock split ratio of 10-for-1 (“Forward Stock Split”) as if it had occurred at the beginning of the earliest period presented. The Forward Stock Split, split each share of our outstanding common stock into ten shares of common stock, each without any change in the par value per share, and the Forward Stock Split adjusted, among other things, the exercise rate of our warrants and options into our common stock. No fractional shares were issued in connection with the Forward Stock Split, and any fractional shares resulting from the Forward Stock Split were rounded up to the nearest whole share.

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The Direct Listing

We intend to apply for a direct listing of our Common Stock on the Nasdaq Global Market under the symbol “ADBT.” The direct listing process differs significantly from an initial public offering underwritten on a firm-commitment basis in several significant ways, which include, but are not limited to, the following:

●	There are no underwriters engaged on a firm-commitment basis. Consequently, prior to the opening of trading on Nasdaq, there will be no traditional book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of trading of our Common Stock on Nasdaq will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an initial public offering underwritten on a firm-commitment basis. Moreover, there will be no underwriters engaged on a firm-commitment underwritten basis assuming risk in connection with the initial resale of our Common Stock. In an initial public offering underwritten on a firm-commitment basis, the underwriters may engage in “covered” short sales in an amount of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions, there could be greater volatility in the public price of our Common Stock during the period immediately following the listing.

●	There is not a fixed number of securities available for sale and there is no assurance that any Registered Shareholders will sell their shares. There can be no assurance that any Registered Shareholders or other existing stockholders will sell any or all of their Common Stock and there may initially be a lack of supply of, or demand for, our Common Stock on Nasdaq. Alternatively, we may have a large number of Registered Shareholders or other existing stockholders who choose to sell their Common Stock in the near term resulting in an oversupply of our Common Stock, which could adversely impact the public price of our Common Stock once listed on Nasdaq and thereafter.

●

Certain of our existing stockholders will have entered into contractual lock-up agreements or other contractual restrictions on transfer. In a firm-commitment underwritten initial public offering, it is customary for an issuer’s officers, directors, and most of its other stockholders to enter into a 180-day contractual lock-up arrangement with the underwriters to help promote orderly trading immediately after such initial public offering. Here, only the Company’s directors and officers and certain holders of our outstanding Common Stock (or securities convertible into our Common Stock) will enter into customary “lock-up” agreements in favor of WestPark Capital, Inc. pursuant to which such persons and entities will agree to a 180-day lock-up period. Consequently, any of our stockholders who are Registered Stockholders, not including our directors, officers and certain holders of our outstanding Common Stock (or securities convertible into our Common Stock), may sell any or all of their Common Stock at any time (subject to any restrictions under applicable law), including immediately upon listing. If such sales were to occur in a significant volume in a short period of time following our listing, it may result in an oversupply of our Common Stock in the market, which could adversely impact the public price of our Common Stock.

●	We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading on Nasdaq. Instead, we intend to host an investor day, as well as engage in certain other investor education meetings. In advance of the investor day, we will announce the date for such day over financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for this investor day, which will have content similar to a traditional roadshow presentation, and make one version of the presentation publicly available, without restriction, on a website. There can be no guarantees that the investor day and other investor education meetings will have the same impact on investor education as a traditional “roadshow” conducted in connection with a firm-commitment underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our Common Stock or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our Common Stock.

We believe that there are benefits of engaging in a Direct Listing instead of an initial public offering, which include but are not limited to the following:

●	Cost Efficiency. Direct listings generally involve lower costs compared to IPOs. In a direct listing, a company doesn’t have to pay underwriter fees, which can be substantial in the case of an IPO. This makes it a more cost-effective way for companies to go public.

●	Market-Driven Pricing. In a direct listing, the market determines the share price based on supply and demand, which can provide a more accurate valuation of the Company. In contrast, IPOs involve underwriters who set the initial share price, which may not always reflect the true market value.

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●	No Share Dilution. Direct listings do not involve the creation of new shares, which means there’s no dilution of existing shares. This is beneficial for current shareholders as their ownership percentage in the company is not reduced.

●	Avoiding Lock-up Periods. Unlike IPOs, direct listings typically do not have lock-up periods that prevent existing shareholders from selling their shares for a set period post-listing. Here, only the Company’s directors, officers and certain holders of our outstanding Common Stock (or securities convertible into our Common Stock) shall enter into customary “lock-up” agreements in favor of WestPark Capital, Inc. pursuant to which such persons and entities will agree to a 180-day lock-up period. This allows for greater liquidity and flexibility for current investors.

●	Transparency and Fairness. Direct listings can be seen as more transparent and fair to all investors. Since there is no preferential treatment given to certain investors (as can happen in an IPO where underwriters allocate shares), all participants in the market have equal access to the shares being listed.

●	Simplicity and Speed. The process of a direct listing can be more straightforward and quicker than an IPO. Without the need to embark on a roadshow to attract investors or the complexity of working with underwriters to determine pricing, companies can go public in a more streamlined fashion.

●	Public Image and Perception. For some companies, a direct listing can be a statement about their confidence in the market’s ability to value their business correctly, and a reflection of a desire to democratize the process of going public.

NASDAQ Global Market Listing Requirements

We intend to list our Common Stock on the Nasdaq Global Market under the Market Value Standard (the “MV Standard”) for Initial Listing Requirements. To meet the MV Standard, we must satisfy the following requirements:

Valuation Based Market Value of Unrestricted Publicly Held Shares: We must have a minimum valuation based market value of unrestricted publicly held shares of $40 million. At this time, we have 10,536,118 shares of Common Stock held by non-affiliates, which valued at $9.36 per share, results in a valuation based market value of unrestricted publicly held shares of $98.6 million, accordingly we meet this requirement.

Valuation Based Market Value of Listed Securities: We must have a minimum valuation based market value of listed securities of $150 million. We have received a valuation from Newbridge Securities Corporation, a third-party, which states our valuation in the low case is $4,545,200,000, accordingly we meet this requirement.

Unrestricted Publicly Held Shares: We must have a minimum of 1,100,000 unrestricted publicly held shares. We currently have 10,536,118 shares of Common Stock held by non-affiliates, all of which are being registered herein, accordingly we will meet this requirement.

Unrestricted Round Lot Shareholders: We must have a minimum of 400 unrestricted round lot shareholders. We currently have 455 unrestricted round lot shareholders, all of whom are Registered Shareholders herein, accordingly we will meet this requirement.

Market Makers: We must have at least four registered and active market makers for our Common Stock. The Advisor will act as a registered and active market maker and will engage at least three other market makers, accordingly we will meet this requirement.

Valuation Based Bid Price: Our stock price must have a minimum valuation based bid price of $8.00 per share at the time of listing. We have received a valuation from Newbridge Securities Corporation, a third-party, which states our valuation in the low case is $4,545,200,000, and based on 485,469,380 shares of Common Stock outstanding, we have a valuation bid price of $9.36 per share, accordingly we meet this requirement.

We believe that we currently satisfy all of these requirements. Notwithstanding, no assurance can be given that our Nasdaq application will be approved and that our Common Stock will ever be listed on Nasdaq. If our listing application is not approved by Nasdaq, we will not be able to consummate the offering and we will terminate this Direct Listing.

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SUMMARY HISTORICAL FINANCIAL AND OPERATING DATA

The following table summarizes our historical financial and operating data for the periods and as of the dates indicated. The statements of income data for the year ended March 31, 2026, and March 31, 2025 and the balance sheet data as of March 31, 2026, and March 31, 2025 have been derived from our audited financial statements included elsewhere in this prospectus. The financial data presented includes all normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations for such periods.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. This information should be read in conjunction with “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the related notes included elsewhere in this prospectus.

(amounts in thousands, except share and per share data)	Fiscal Years Ended March 31,
	2026($)	2025($)
Revenues
Earned Wage Access services	12	13
Subscription services	1,107	3,671
Software maintenance	16,247	6,360
Total Revenues	17,366	10,044
Cost of revenues	15,182	7,756
Gross Profit	2,184	2,288
Operating expenses:
Selling, General and Administrative Expenses	1,089	763
Amortization expenses	2	2
Total operating expenses	1,091	765
Income from operations	1,093	1,523
Other income, net	8	1
Interest expenses	(146)	(148)
Income before income taxes	955	1,376
Provision for income taxes	1	197
Net Income	954	1,179

(amounts in thousands)	Fiscal Year Ended
	March 31, 2026	March 31, 2025

Balance Sheet Data (at period end)
Cash and cash equivalents	$12,104	$5,178
Total assets	29,129	28,514
Total liabilities	10,612	26,768
Accumulated deficit	(12,360)	(13,282)
Total equity	$18,517	$1,746

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RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, as well as the other information contained in this prospectus, including our historical financial statements and related notes included elsewhere in this prospectus, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our Common Stock. Refer to “Special Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to Our Business and Industry

If the information provided to us by customers or other third parties is incorrect or fraudulent, we may misjudge a customer’s qualifications to receive our products and services and our results of operations may be harmed and could subject us to regulatory scrutiny or penalties.

Our decisions to provide many of our products and services to customers are based partly on information that they provide to us or authorize us to receive. Specifically, with respect to FUKUPE, we remit funds to the customer based off of the data that is provided by the employer. To the extent that these customers or third parties provide information to us in a manner that are inaccurate, our decisioning process may not accurately reflect the associated risk. In addition, data provided by third-party sources is a component of our credit decisions and this data may contain inaccuracies. This may result in the inability to either approve otherwise qualified applicants or rejected otherwise unqualified applicants through our platform or accurately analyze the applicant, which may adversely impact our business and negatively impact our reputation.

In addition, there is risk of fraudulent activity associated with our business, including as a result of the service providers and other third parties who handle customer information on our behalf. We rely on the customer’s database and payroll system to authenticate the identity of each employee, their pay rate, and their hours. However, these systems may fail from time to time and fraud, which may be significant, may occur in the future. Should fraud occur through our platform, we may not be able to recoup funds associated with our products and services made in connection with inaccurate statements, omissions of fact or fraud, in which case our revenue, results of operations and profitability will be harmed. High profile fraudulent activity or significant increases in fraudulent activity could also lead to regulatory intervention, negative publicity and the erosion of trust from our customers, which could negatively impact our results of operations, brand and reputation, and require us to take steps to reduce fraud risk, which could increase our costs.

If we are unable to acquire, engage and retain customers and clients or sell additional functionality, products and services to them on our platform, our business will be adversely affected.

In order to grow our business and increase our revenue, we must continue to acquire new customers, engage and retain existing customers, and expand our customers’ use of our platform by cross-selling additional functionality, products and services to them, particularly as a significant portion of the revenue we generate in our business is derived from transaction-based fees, whether the fees are derived from the employee or the company/employer. In addition, our ability to sell additional functionality, products and services to our existing customers and clients may require more sophisticated and costly development, sales or engagement efforts and could be impaired for a variety of reasons, including adverse reaction to changes in the pricing of our products or services, increases in costs we incur to offer our products or services, general economic conditions and/or the other risks described herein in this “Risk Factors” section. If our efforts to sell additional functionality, products and services to our customers and clients are not successful, our business and growth prospects would suffer. In addition, if our customers reduce their usage of our platform or if we lose customers, our revenue and other operating results will decline, and our business would be adversely affected.

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As the market for our platform matures, or as new or existing competitors introduce new products, services or functionality that compete with ours, we may experience pricing pressure and may be unable to retain current customers and clients or attract new customers at consistent prices within our operating budget. Our pricing strategy may prove to be unappealing to our customers, and our competitors could choose to bundle certain products and services that are competitive with ours. If this were to occur, it is possible that we would have to change our pricing strategies or reduce our prices, which could harm our business, financial condition, results of operations and cash flow.

We rely on a variety of funding sources to support our business model. If our existing funding arrangements are not renewed or replaced or our existing funding sources are unwilling or unable to provide funding to us on terms acceptable to us, or at all, it could have a material adverse effect on our business, financial condition, results of operations and cash flows.

To support the origination of cash advances, loans, and other receivables on our platform and the growth of our business, we must maintain a variety of funding arrangements. We cannot guarantee that we will be able to extend or replace our existing funding arrangements at maturity on reasonable terms or at all. For example, disruptions in the credit markets or other factors, such as the high inflation and interest rate environment in 2024 and to date in 2026, could adversely affect the availability, diversity, cost and terms of our funding arrangements. In addition, our funding sources may reassess their exposure to our industry or our business, including as a result of any significant underperformance of the consumer receivables facilitated through our platform or regulatory developments, in particular regarding EWA products, that impose significant requirements on, or increase potential risks and liabilities related to, the consumer receivables facilitated through our platform, and fail to renew or extend facilities or impose higher costs to access our funding. If our existing funding arrangements are not renewed or replaced or our existing funding sources are unwilling or unable to provide funding on terms acceptable to us, or at all, we would need to secure additional sources of funding or reduce our operations significantly, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Further, as the volume of consumer receivables facilitated through our platform increases and in order to support future business growth, we may require the expansion of our funding capacity under our existing funding arrangements or the addition of new sources of capital. We may also change our funding strategy over time depending on the attractiveness and availability of alternative funding structures.

The availability and diversity of new funding arrangements depends on various factors and are subject to numerous risks, many of which are outside of our control. In the event of a sudden or unexpected shortage of funds in the financial system, we may not be able to maintain necessary levels of funding without incurring high funding costs or a reduction in the term or size of funding instruments. In such a case, if we are unable to arrange new or alternative methods of financing on favorable terms, we would have to reduce our transaction volume or otherwise inhibit our business growth, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The agreements governing our funding arrangements require us to comply with certain covenants. A breach of such covenants or other events of default under our funding agreements could result in the reduction or termination of our access to such funding, could increase our cost of such funding or, in some cases, could give our lenders the right to require repayment of the loans prior to their scheduled maturity. Certain of these covenants and restrictions limit our and our subsidiaries’ ability to, among other things: incur additional indebtedness; create liens on certain assets; pay dividends on or make distributions in respect of their capital stock or make other restricted payments; consolidate, merge, sell, or otherwise dispose of all or substantially all of their assets; purchase or otherwise acquire assets or equity interests; modify organizational documents; enter into certain transactions with their affiliates; enter into restrictive agreements; engage in other business activities; and make investments.

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Our platform may facilitate the transfer of funds to thousands of people on a daily basis, which in the aggregate comprise substantial sums, and are subject to the risk of errors, which could result in financial losses, damage to our reputation, or loss of trust in our platform and brand, which would harm our business and financial results.

Our business is subject to the risk of financial losses as a result of operational errors, software defects, service disruption, employee misconduct, security breaches, or other similar actions or errors on our platform. Software errors in our platform and operational errors by our employees may also expose us to losses. Moreover, our trustworthiness and reputation are fundamental to our business. The occurrence of any operational errors, software defects, service disruption, employee misconduct, security breaches, or other similar actions or errors on our platform could result in financial losses to our business and our customers, loss of trust, damage to our reputation, or termination of our agreements with strategic partners, each of which could result in loss of customers, lost or delayed market acceptance and sales of our products and services; legal claims against us; regulatory enforcement action; or diversion of our resources, including through increased service expenses or financial concessions, and increased insurance costs. There can be no assurance that our insurance will cover losses or our coverage will be sufficient to cover our losses. If we suffer significant losses or reputational harm as a result, our business, operating results, and financial condition could be adversely affected.

Currently, substantially all of our revenue is derived from a single product, and we are thus particularly susceptible to fluctuations in the EWA and adjacent credit markets.

Substantially all of our revenue is derived from our FUKUPE platform. We are currently rolling out our platform to include micro-loans, but it is not yet active. A wide variety of factors could impact the market for payroll advances, including macroeconomic conditions, competition, regulatory developments and other developments in the credit market. In addition, our current partners may in the future seek partnerships with competitors that are able to offer them a broader array of credit products. Over time, in order to preserve and expand our relationships with our existing bank partners, and enter into new partnerships, it may become increasingly important for us to be able to offer a wider variety of products than we currently provide.

A significant portion of our total revenue was derived from a few major customers.

For the year ended March 31, 2026, our largest customer accounted for 93.6% of our total revenues and the second largest customer accounted for 6.3% of our total revenues. For the year ended March 31, 2025, the same two largest customers accounted for 63.3% and 36.5% of our revenues. For the years ended March 31, 2026 and 2025, the remaining ten customers accounting for 0.1% and 0.2% of our total revenues, respectively.

The agreements with these customers have no fixed duration and can be terminated by either party upon three months’ written notice.

There are inherent risks whenever a large percentage of revenues are concentration with a limited number of customers. It is not possible for us to predict the future level of demand for our product that will be generated by these customers. We expect to continue to experience significant revenue concentration for the foreseeable future. Our customers’ demand for our products may fluctuate due to factors beyond our control. We could experience fluctuations in our customer base as markets and strategies evolve. A disruption in our relationship with any of our customers could adversely affect our business. In addition, any consolidation of our customers could reduce the number of customers to whom our products may be sold or the demand for our products. Our inability to meet our customers’ requirements or to qualify our products with them could adversely impact our revenue.

Negative publicity could adversely affect our business and operating results.

Negative publicity about our industry or our company, including the quality and reliability of our platform, effectiveness of the credit decisioning and scoring models, changes to our platform, our ability to effectively manage and resolve complaints, privacy and security practices, litigation, regulatory activity and the experience of customers, borrowers, and employees with our platform or services, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our EWA platform, which could harm our business and operating results. Harm to our reputation can arise from many sources, including employee misconduct, misconduct by our partners, outsourced service providers or other counterparties, failure by us or our partners to meet minimum standards of service and quality, inadequate protection of customer information and compliance failures and claims.

Defects or disruptions in our services could diminish demand for our services and subject us to substantial liability.

We have in the past and may in the future find defects in or experience disruptions to our services. Such issues may arise in a variety of circumstances, including due to our customers using our services in unanticipated ways that may cause a disruption in services for other customers attempting to access their data; as a result of employee, contractor or other third-party action or inaction; or due to the complexity of our services, which incorporate a variety of hardware, proprietary software and third-party and open-source software. We may in the future also encounter difficulties integrating acquired or licensed technologies into our services and in augmenting the technologies we use to meet quality standards that are consistent with our brand and reputation, which may result in our services containing errors or defects.

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We may be unable to sufficiently obtain, maintain, protect or enforce our intellectual property and other proprietary rights, which could reduce the value of our platform, products, services and brand, impair our competitive position and cause reputational harm.

Intellectual property and other proprietary rights are important to the success of our business, and our trademarks, trade names and service marks have significant value to our brand. Our ability to compete effectively is dependent in part upon our ability to obtain, maintain, protect and enforce our intellectual property and other proprietary rights, including with respect to our proprietary technology. We rely on both registrations and common law protections for our trademarks. As of the date of this prospectus, we have nine patents in major jurisdictions, including the United States, Japan, and South Korea, and filings in 16 countries.

The steps we take to obtain, maintain, protect and enforce our intellectual property and other proprietary rights may be inadequate, and we cannot guarantee that any future patent, trademark or service mark registrations will be issued for our pending or future applications or that any of our current or future patents, copyrights, trademarks or service marks (whether registered or unregistered) will be valid, enforceable, sufficiently broad in scope, provide adequate protection of our intellectual property or other proprietary rights or provide us with any competitive advantage. Further, the standards, regulations, and enforcement may vary widely between different countries and we may not have the capacity to manage enforcement in the various jurisdictions. The legal standards relating to the validity, enforceability and scope of protection of intellectual property and other proprietary rights are uncertain and still evolving. Changes to intellectual property laws and regulations may also jeopardize the enforceability and validity of our intellectual property portfolio and harm our ability to obtain patent protection, including for some of our business methods.

Despite our efforts to protect these rights, unauthorized third parties, including our competitors, may reverse engineer, access, obtain or use the proprietary aspects of our technology, processes, products or services without our permission, thereby impeding our ability to promote our platform and possibly leading to customer confusion. Our competitors and other third parties may also design around or independently develop similar technology or otherwise duplicate or mimic our products or services such that we would not be able to successfully assert our intellectual property or other proprietary rights against them. The value of our intellectual property and other proprietary rights could diminish if others assert rights in or ownership of our intellectual property or other proprietary rights or if we do not make a claim in the appropriate timeframes. We may also be unable to prevent competitors or other third parties from acquiring or using trademarks, service marks, or other intellectual property or other proprietary rights that are similar to, infringe upon, misappropriate, dilute, or otherwise violate or diminish the value of our trademarks and service marks and our other intellectual property and proprietary rights. Additionally, if third parties succeed in registering or developing common law rights in our trademarks or similar trademarks, and if we are not successful in challenging such third-party rights, we may not be able to use these trademarks to develop brand recognition of our platform, products or services. If we are unable to establish name recognition based on our trademarks and trade names, we may not be able to compete effectively, which could adversely impact our business, financial condition and results of operations.

In addition to registered intellectual property rights such as trademark registrations, we rely on non-registered proprietary information and technology, such as trade secrets, confidential information, know-how and technical information. We utilize confidentiality and intellectual property assignment agreements with our employees and contractors involved in the development of material intellectual property for us, which require such individuals to assign such intellectual property to us and place restrictions on the employees’ and contractors’ use and disclosure of our confidential information. However, these agreements may not be self-executing, and we cannot guarantee that we have entered into such agreements containing obligations of confidentiality with each party that has or may have had access to proprietary information, know-how or trade secrets owned or held by us. Additionally, our contractual arrangements may be insufficient, breached or may otherwise not effectively prevent disclosure of, or control access to, our confidential or otherwise proprietary information or provide an adequate remedy in the event of an unauthorized disclosure, which could cause us to lose any competitive advantage resulting from this intellectual property. Individuals that were involved in the development of intellectual property for us or who had access to our intellectual property may make adverse ownership claims to our current and future intellectual property. Likewise, to the extent that our employees, independent contractors or other third parties with whom we do business use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting works of authorship, know-how and inventions. The measures we have put in place may not prevent misappropriation, infringement or other violation of our intellectual property, proprietary rights or information, and any resulting loss of competitive advantage, and we may be required to litigate to protect our intellectual property or other proprietary rights or information from misappropriation, infringement or other violation by others, which is time-consuming and expensive, could cause a diversion of resources and may not be successful. Additionally, our efforts to enforce our intellectual property and other proprietary rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property and other proprietary rights, and if such defenses, counterclaims or countersuits are successful, it could diminish, or we could otherwise lose, valuable intellectual property and other proprietary rights. Additionally, the varying laws of countries may not be as protective of intellectual property and other proprietary rights as other countries, and the mechanisms for enforcement of intellectual property and other proprietary rights may drastically vary, and in some cases, be inadequate. Any of the foregoing could adversely impact our business, financial condition and results of operations.

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Our concentration of business in Japan poses risks to our operations and financial condition.

Currently, we attribute 100% of our revenues to our business in Japan. We have not yet launched in our other proposed markets. Any potential deterioration in Japan’s credit quality or access to markets, the overall economy of Japan, or an increase in Japanese market volatility could adversely impact our operations and financial condition. Since April 2023, when the Ministry of Health, Labor and Welfare (MHLW) allowed paychecks to be provided digitally, the popularity of digital payments and EWA has grown rapidly, and it is unclear to what extent such market will continue to grow, if at all. If the MHLW changes its position or other regulations come into place that change the rules on digital payments, it will impact our business.

We are exposed to foreign currency fluctuations in the yen/dollar exchange rate.

Due to our operations in Japan, where functional currency is the Japanese yen, fluctuations in the exchange rate between the yen and the U.S. dollar can have a significant effect on our reported financial position and results of operations. A majority of our current payments and almost all expenses are paid in yen. Furthermore, our yen-denominated balance sheet is translated into U.S. dollars for financial reporting purposes with foreign exchange impact reflected in equity. Accordingly, fluctuations in the yen/dollar exchange rate can have a significant effect on our reported financial position and results of operations. Yen weakening has the effect of suppressing current year results in relation to the prior year, while yen strengthening has the effect of magnifying current year results in relation to the prior year. For regulatory accounting purposes, there are certain requirements for realizing impairments that could be triggered by changes in the rate of exchange between the yen and U.S. dollar and could negatively impact our earnings and the corresponding dividends and capital deployment.

Additionally, we are exposed to currency risk when yen cash flows are converted into U.S. dollars, resulting in changes in our U.S. dollar-denominated cash flows and earnings when exchange gains or losses, respectively, are realized. This primarily occurs when Advasa Japan pays dividends in yen to us. The exchange rates prevailing at the time of dividend payment may differ from the exchange rates prevailing at the time the yen profits were earned.

We are exposed to fluctuations in currency exchange rates that have in the past and could in the future negatively impact our financial results and cash flows from changes in the value of the U.S. Dollar versus local currencies.

We primarily conduct our business in Japan. We plan to expand to the U.S., Indonesia, Vietnam, Pakistan, South Korea, and India. The expanding global scope of our business exposes us to risk of fluctuations in foreign currency markets, including in emerging markets. This exposure is the result of selling in multiple currencies and operating in countries where the functional currency is the local currency. Specifically, our results of operations and cash flows are subject to currency fluctuations primarily in Japanese Yen and eventually the Indian Rupee against the U.S. Dollar. These exposures may change over time as business practices evolve, economic and political conditions change and evolving tax regulations come into effect. The fluctuations of currencies in which we conduct business can both increase and decrease our overall revenue and expenses for any given fiscal period, and could affect our ability to accurately predict our future results and earnings.

Additionally, global events as well as geopolitical developments, including the war in Ukraine and regional conflict in the Middle East, fluctuating commodity prices, uncertainty regarding changes in trade policy and inflation, have caused, and may in the future cause, global economic uncertainty and uncertainty about the interest rate environment, which has and could in the future amplify the volatility of currency fluctuations.

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Our business has been, and may continue to be, adversely affected by economic conditions and other factors that we cannot control.

Many factors, including factors that are beyond our control, may impact our results of operations or financial condition and our overall success by affecting an employee’s need to take advantage of EWA or a customer’s willingness to incur loan obligations. These factors include interest rates, levels of inflation, unemployment levels, conditions in the housing market, gas prices, energy costs, trade wars, as well as events such as natural disasters, acts of war, terrorism, catastrophes and the global or national outbreak of an illness or other communicable disease, or any other public health crisis. Uncertainty and negative trends in general economic conditions, including significant tightening of credit markets, historically have created a difficult operating environment for our industry.

Many new consumers on our platform have limited or no credit history, or have no savings. Accordingly, such borrowers have historically been, and may in the future become, disproportionately affected by adverse macroeconomic conditions, such as the aforementioned events that have occurred or may occur again in the future.

In addition, major medical expenses, divorce, death or other issues that affect borrowers could affect a borrower’s willingness to take advantage of EWA. Increasing inflation and interest rates may cause employees to look for EWA products over other loan products. The extent to which any certain macroeconomic event impacts our business and results of operations will depend on future developments that are highly uncertain and cannot be predicted. An extended period of economic disruption as a result of any certain macroeconomic event could have a material negative impact on our business, results of operations and financial condition. To the extent such an event adversely affects our business and financial results, it is likely to also have the effect of heightening many of the other risks described in this “Risk Factors” section.

Decreased demand for advanced funds, including as a result of increased savings or income, could result in a loss of revenues or decline in profitability if we are unable to successfully adapt to such changes.

The demand for earned wages facilitated on our platform in the markets we serve could decline due to a variety of factors, such as regulatory restrictions that reduce access to particular products, the availability of competing or alternative products, increases in interest rates, or changes in customer’s financial conditions, particularly increases in income or savings.

For instance, an increase in state or federal minimum wage requirements or a decrease in individual income tax rates could decrease demand for our earned wages. Additionally, a change in focus from borrowing to saving would reduce demand. Should we fail to adapt to a significant change in customer’s demand for, or access to, the products facilitated on our platform, our revenues could decrease significantly. Even if we make adaptations or introduce new products to fulfill customer demand, customers may resist or may reject products whose adaptations make them less attractive or less available. Such decreased demand could have a material adverse effect on our business, prospects, results of operations, financial condition or cash flows.

We may be unsuccessful in managing the effects of changes in the cost of capital on our business.

We have in the past and will continue to evaluate and consider opportunities to access the capital markets to obtain capital to develop new technologies, expand our business, respond to competitive pressures or pursue strategic transactions, as well as for general corporate purposes. We may try to raise additional funds through public or private financings, strategic relationships or other arrangements. However, our future access to the capital markets and ability to obtain debt or equity funding on terms that are satisfactory to us, if at all, could be restricted due to a variety of factors, including a deterioration of our earnings, cash flows, balance sheet quality, our credit rating, investor interest or overall business or industry prospects, interest rates, adverse regulatory changes, a disruption to or volatility or deterioration in the state of the capital markets or a negative bias toward our industry by market participants. If adequate funds are not available, or are not available on acceptable terms, we may not have sufficient liquidity to fund our operations, make future investments, take advantage of acquisitions or other opportunities or respond to competitive challenges.

If we succeed in raising additional funds through the issuance of equity or equity-linked securities, then existing stockholders could experience substantial dilution. If we raise additional funds through the issuance of debt securities or preferred stock, these new securities would have rights, preferences and privileges senior to those of the holders of our Common Stock. In addition, any such issuance could subject us to restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. Further, to the extent we incur additional indebtedness or such other obligations, the risks associated with our existing debt, including our possible inability to service our existing debt, would increase.

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The industries in which we operate are highly competitive, which could adversely affect our results of operations.

The industries in which we compete are highly competitive and subject to rapid and significant changes. We compete against companies and financial institutions across the retail banking, financial services, consumer technology and financial technology services industries, as well as other nonbank lenders offering banking-related services and serving credit-challenged consumers, and offering consumer lending-related or earned wage access products, as well as online marketplace lenders, check cashers, point-of-sale lenders and payday lenders. We may compete with others in the market who may provide lending and other services though a platform similar to our platform.

These and other competitors in the banking and financial technology industries are introducing innovative products and services that may compete with ours. We expect that this competition will continue as banking and financial technology industries continue to evolve, particularly if non-traditional non-recourse advance providers and other parties gain greater market share in these industries or if changes in financial services regulation enable new competitors to enter the sector or new means of offering products and services that compete with ours. If we are unable to differentiate our products and platform from and successfully compete with those of our competitors, or if our competitors adopt business models that more closely resemble our own, we may lose our competitive advantage and our business, results of operations and financial condition may be materially and adversely affected.

Many existing and potential competitors are entities substantially larger in size and more established, including with greater resources, highly diversified revenues and significantly more brand awareness than ours. As such, many of our competitors can leverage their size, robust networks, financial wherewithal, brand awareness, pricing power and technological assets to compete with us. To the extent new entrants gain market share, the purchase and use of our products and services would decline. If price competition materially intensifies, we may have to decrease the prices of our products and services, which would likely adversely affect the results of operations.

Our long-term success depends on our ability to compete effectively against existing and potential competitors that seek to provide banking and financial technology products and services. If we fail to compete effectively against these competitors, our revenues, results of operations, prospects for future growth and overall business will be materially and adversely affected.

In order to remain competitive and to continue to increase our revenues and earnings, we must continually and quickly update our services, a process that could result in higher costs and the loss of revenues, earnings and customers if the new services do not perform as intended or are not accepted in the marketplace.

The technology industry in which we compete is characterized by rapid technological change, new product introductions, evolving industry standards and changing customer needs. In order to remain competitive, we are continually involved in a number of projects, including the development of our platform, new products, mobile payment applications, ecommerce services and other new offerings. Many of our competitors are established in their relative countries and their expansion into our markets and target markets may involve evolving their product to cater to the rules and standards of that local jurisdiction, similar to our business plan. These projects carry the risks associated with any development effort, including cost overruns, delays in delivery and performance problems, which could in turn lead to impairment of long-lived assets associated with projects. Any delay in the delivery of new services or the failure to differentiate our services could render our services less desirable to customers, or possibly even obsolete. Furthermore, as the market for alternative financial services evolves, it may develop too rapidly or not rapidly enough for us to recover the costs we have incurred in developing new services targeted at this market, which could have a material adverse effect on our business, financial condition and results of operations.

In addition, certain of the services we deliver are designed to process very complex transactions and deliver reports and other information on those transactions, all at very high volumes and processing speeds. Any failure to deliver effective, accurate, compliant and secure services or any performance issue that arises with a new service could result in significant processing or reporting errors or other losses. We rely in part on third parties, including some of our competitors and potential competitors, for the development of and access to new technologies. If development efforts are required or if promised new services are not delivered timely to our customers or do not perform as anticipated, we could incur higher costs, a loss of revenues and lower earnings and cash flows.

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Our inability to protect our systems and data from continually evolving cybersecurity threats or other technological risks could adversely affect our ability to deliver our services; damage our reputation among our customers, card issuers, financial institutions, and partners; and expose us to penalties, fines, liabilities, legal claims and defense costs.

The collection, maintenance, use, protection, disclosure and disposal of individually identifiable data by the businesses we work with are regulated at the international, federal and state levels. These laws and rules are subject to change by legislation or administrative or judicial interpretation. With regard to personal information obtained from customers, borrowers, employers, or others, we are regulated in Japan by the APPI and guidelines issued by FSA and other governmental authorities.

In order to provide our services, we process and store sensitive business and personal information, which may include credit and debit card numbers, bank account numbers, social security numbers, driver’s license numbers, names and addresses and other types of sensitive personal or business information. Some of this information is also processed and stored by our customers and their payroll systems, financial institutions, merchants and other entities, as well as third-party service providers to whom we outsource certain functions, and other agents, such as independent consultants and auditors, which we refer to collectively as our associated third parties. We may have responsibility to the card networks, financial institutions, regulators, and in some instances, our merchants, for our failure or the failure of our associated third parties (as applicable) to protect this information.

We are a regular target of malicious third-party attempts to identify and exploit system vulnerabilities, and/or penetrate or bypass our security measures, in order to gain unauthorized access to our networks and systems or those of our associated third parties. Such attempts at unauthorized access can lead to the compromise of sensitive, business, personal or confidential information. Our information security program includes technical, physical and administrative controls that are designed to maintain the confidentiality, integrity and availability of our information and technical assets. However, we cannot provide any assurance that these cybersecurity risk management processes and controls will be fully complied with or effective, and we cannot be certain that these measures or others will always be successful or will always be sufficient to counter, or to rapidly detect, contain and remediate all current and emerging technology threats.

More particularly, our computer systems and/or our associated third parties’ computer systems may be targeted for penetration on a regular basis, and our data protection measures may not prevent unauthorized access. The techniques used to obtain unauthorized access, disable or degrade services or sabotage systems change frequently. These techniques are often difficult to detect and they continually evolve and may become more sophisticated. Threats to our systems and our associated third parties’ systems can derive from human error or malicious actions by employees or third parties, including state-sponsored organizations with significant financial and technological resources. In addition, we may experience system disruptions or delays caused by computer viruses and other malware or vulnerabilities that could infect our systems or those of our associated third parties. Denial of service, ransomware or other methods of attacks could be launched against us for a variety of purposes, including to interfere with our services or to create a diversion for other malicious activities. Our defensive measures may not prevent downtime, unauthorized access or misuse of sensitive data. We have experienced all of the incident types described in this paragraph in the past, and we cannot guarantee that we will be able to detect and prevent all such incidents in the future.

Furthermore, certain of our third-party relationships are governed by written contracts that contain requirements relating to information security. We do not control the actions of our associated third parties, and any disruptions in their services caused by cyberattacks and/or security breaches could adversely affect our ability to service our customers or otherwise conduct our business. In addition, we impose contractual requirements on our counterparties, including vendors and other third parties, to comply with applicable privacy and security laws related to the use and security of sensitive or personal information. We cannot provide assurances that these contractual requirements will be followed or will be adequate to prevent the misuse of this data. Any misuse or compromise of personal information stored on those systems, or any other failure by a vendor, partner or other third party to abide by our contractual requirements, could expose us to regulatory fines, third-party liability, protracted and costly litigation and, with respect to misuse of the personal information of our customers, lost revenue and reputational harm.

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Any type of security breach, cyberattack, unintentional or intentional disclosure of sensitive business and personal information or misuse of data described above or otherwise, whether experienced by us or an associated third party, could harm our reputation; deter existing and prospective customers from using our services or from making digital payments generally; increase our operating expenses in order to contain and remediate the incident; expose us to unanticipated or uninsured liability; disrupt our operations (including potential service interruptions); distract our management; increase our risk of litigation or regulatory scrutiny; result in the imposition of penalties and fines under state, and federal and foreign laws or by the card networks.

Under Japanese laws and regulations, including the APPI, if a leak or loss of personal information should occur, depending on factors such as the volume of personal data involved and the likelihood of other secondary damage, we may be required to file reports to the FSA; issue public releases explaining such incident to the public; or become subject to an FSA business improvement order, which could pose a risk to our reputation.

In addition, as a global company, we are increasingly subject to complex and varied cybersecurity incident reporting requirements across numerous jurisdictions. With the often short timeframes required for cyber incident reporting, there is a risk that we or our associated third parties will fail to meet the reporting deadlines for any given incident. Regardless of where an incident occurs, it may take considerable time for us to investigate and evaluate the full impact of a cybersecurity incident, particularly in the case of a sophisticated attack. These factors may inhibit our ability to provide prompt, full and reliable information about the cybersecurity incident to our customers, partners and regulators, as well as to the public. Noncompliance with any privacy laws or any security breach involving the misappropriation, loss, theft or other unauthorized disclosure of sensitive or confidential customer information, whether by us or by one of our third parties, could have a material adverse effect on our business, reputation, brand and results of operations, including: material fines and penalties; compensatory, special, punitive and statutory damages; consent orders regarding our privacy and security practices; adverse actions against our licenses to do business; and injunctive relief.

Any of the foregoing could adversely affect our business, financial condition and results of operation.

Extensive regulation and changes in legislation can impact profitability and growth.

We are subject to complex laws and regulations that are administered and enforced by a number of governmental authorities, that exercise a degree of interpretive latitude, including the FSA and Ministry of Finance (MOF) in Japan, state regulators, the SEC, and the U.S. Department of the Treasury, including the Internal Revenue Service (IRS), in the U.S. We are subject to the risk that compliance with any particular regulator’s or enforcement authority’s interpretation of a legal or regulatory issue may result in non-compliance with another regulator’s or enforcement authority’s interpretation of the same issue, particularly when compliance is judged in hindsight. Further, regulatory authorities periodically re-examine existing laws and regulations applicable to financial services and their products. Changes in these laws and regulations, or in interpretations thereof, could have a material adverse effect on our financial condition and results of operations.

Additionally, changes in the overall legal or regulatory environment may, even absent any particular regulator’s or enforcement authority’s interpretation of an issue changing, cause us to change our views regarding the actions we need to take from a legal or regulatory risk management perspective. This may necessitate changes to our practices that may, in some cases, limit its ability to grow or otherwise negatively impact our profitability.

Our business is subject to extensive regulation in the jurisdictions in which we conduct our business.

Our operations are subject to regulation, supervision and licensing under various federal, state and local statutes, ordinances and regulations. In most states in which we operate, a consumer credit regulatory agency regulates and enforces laws relating to consumer lenders. These rules and regulations generally provide for licensing as a consumer lender, limitations on the amount, duration and charges, including interest rates, for various categories of loans, requirements as to the form and content of finance contracts and other documentation, and restrictions on collection practices and creditors’ rights. In certain states, we are subject to periodic examination by state regulatory authorities. Some states in which we operate do not require special licensing or provide extensive regulation of our business.

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A material failure to comply with applicable laws and regulations could result in regulatory actions, lawsuits and damage to our reputation, which could have a material adverse effect on our results of operations, financial condition and liquidity.

Software and hardware defects, failures, undetected errors and development delays could affect our ability to deliver our services, damage customer relations, expose us to liability and have an adverse effect on our business, financial condition and results of operations.

Our core services are based on software and computing systems that may encounter development delays, and the underlying software may contain undetected errors, viruses, defects or vulnerabilities. The hardware infrastructure on which our systems run may have a faulty component or fail. Defects in our software services, underlying hardware or errors or delays in our processing of digital transactions could result in additional development costs, diversion of technical and other resources from our other development efforts and could result in loss of credibility with current or potential customers, harm to our reputation and exposure to liability claims.

In instances in which we rely on third-party software, our services are occasionally affected by defects, viruses, vulnerabilities, security incidents or other failures that take place at the vendor level. Depending on the circumstances, a vendor failure could cause delays, disruption or data loss or damage, and therefore cause harm to our credibility, reputation or financial condition. In addition, our insurance may not be adequate to compensate us for all losses or failures that may occur.

The success of our business depends in part on effective information technology systems, on continuing to develop and implement improvements in technology, and on successful execution of revenue growth and expense management initiatives.

Our business depends in large part on our technology systems for interacting with our customers and providing customers with easy-to-use products to meet their needs and ensuring their employees have the technology in place to support those needs. As such, we are investing in technology and other capabilities to continuously enhance our customer experience, while also seeking to increase efficiencies. We are also developing new and innovative products and enhancing existing products. We will continue to incur expenses related to, among other things, investments in digital capabilities and product innovation. Our development of new technology could lead to an increased risk of a business interruption or a cybersecurity breach. Further, our long-term strategy depends on successful operational execution and our ability to execute on our transformational initiatives, including investments in technology and other initiatives intended to grow revenue and control expenses, combined with our ability to achieve efficiencies and attract and retain personnel. If we do not maintain the effectiveness of our systems and continue to develop and enhance information systems that support our business processes in a cost-efficient manner, our sales, business retention, operations and reputation could be adversely affected and it could be exposed to litigation, regulatory proceedings and fines or penalties.

Our proposed microloan product has major competition, is susceptible to market conditions and changing regulations and may not be successful when launched.

We are currently developing our microloan product and its success will depend in part on the continued growth of the unsecured personal loan market, and if such market does not further grow or grows more slowly than we expect, our business, financial condition and results of operations could be adversely affected. Because such personal loans are unsecured, there is a risk that borrowers will not prioritize repayment of such loans, particularly in any economic downcycle. To the extent borrowers have or incur other indebtedness that is secured, such as a mortgage, a home equity line of credit or an auto loan, borrowers may choose to repay obligations under such secured indebtedness before repaying their loans facilitated on our platform. In addition, borrowers may not view loans facilitated on our platform, which were originated through an online platform, as having the same significance as other credit obligations arising under more traditional circumstances, such as loans originated by banks or other commercial financial institutions on other platforms.

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We are also more susceptible to the risks of changing and increased regulations and other legal and regulatory actions targeted towards the unsecured personal loan market. It is possible that regulators may view unsecured personal loans as high risk for a variety of reasons, including that borrowers will not prioritize repayment of such loans due to the unsecured nature of such loans or because existing laws and regulations may not sufficiently address the benefits and corresponding risks related to nonbank financial institutions and their digital specialty finance platforms. Further, courts and/or regulators could change their interpretation or application of state and federal consumer financial protection laws for the unsecured personal loan product class given hardships borrowers experience or actual or perceived lack of borrower disclosure or understanding of loan terms. If we are unable to manage the risks associated with the unsecured personal loan market, our business, financial condition and results of operations could be adversely affected.

Further, we face major competition in this market from banks and other institutions that are significantly bigger than us and have been operating in this space for a longer period of time. It would be easier for them to pivot or otherwise expand their creditworthiness criteria to encompass the market that we were focused on. If we are unable to develop our machine learning platform to account for events outside of our control or if it is unable to more successfully predict the creditworthiness of potential borrowers compared to other lenders, then our business, financial condition and results of operations could be adversely affected.

We may not be able to scale our business on a timely basis to meet our customers’ growing needs, and if we are not able to grow efficiently, our operating results could be harmed.

As usage of our platform grows and we add additional strategic partners, we will need to devote additional resources to improving and maintaining our infrastructure and computer network and integrating with third-party applications to maintain the performance of our platform. In addition, we will need to appropriately scale our internal business systems and our services organization, including customer support, risk and compliance operations, and professional services, to serve our growing customer base.

Any failure of or delay in these efforts could result in service interruptions, impaired system performance, and reduced customer satisfaction, which could negatively impact our revenue growth. If sustained or repeated, performance issues could reduce the attractiveness of our platform to customers and could result in lost customer opportunities, which could hurt our revenue growth and our reputation. Even if we are successful in these efforts to scale our business, they will be expensive and complex, and require the dedication of significant management time and attention. We could also face inefficiencies or service disruptions as a result of our efforts to scale our internal infrastructure. We cannot be sure that the expansion and improvements to our internal infrastructure will be effectively implemented on a timely basis, if at all, and such failures could adversely affect our business, operating results, and financial condition.

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If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.

Over the last several years, we have experienced rapid growth and fluctuations in our business, and we expect to continue to experience growth and fluctuations in the future. For the years ended March 31, 2026 and 2025, we had revenues of approximately $17,366,000 and $10,044,000, respectively, representing a year-over-year increase of approximately 72.9% from 2025 to 2026. See the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. These fluctuations have placed, and may continue to place, significant demands on our management, processes and operational, technological and financial resources. Our ability to manage our growth effectively and to integrate new employees and technologies into our existing business will require us to continue to retain, attract, train, motivate and manage employees and expand our operational, technological and financial infrastructure. Continued growth could strain our ability to develop and improve our operational, technological, financial and management controls, enhance our reporting systems and procedures, recruit, train and retain highly skilled personnel and maintain user satisfaction. Any of the foregoing factors could negatively affect our business, financial condition and results of operations.

Our projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, our projected revenues, market share, expenses and profitability may differ materially from our expectations.

We operate in a rapidly changing and competitive industry and our projections will be subject to the risks and assumptions made by management with respect to our industry. Operating results are difficult to forecast because they generally depend on a number of factors, including the competition we face and our ability to attract and retain customers. Additionally, our business may be affected by reductions in consumer borrowing, spending and investing from time to time as a result of a number of factors which may be difficult to predict. This may result in decreased revenue levels, and we may be unable to adopt measures in a timely manner to compensate for any unexpected shortfall in income. This inability could cause our operating results in a given quarter to be higher or lower than expected. These factors make creating accurate forecasts and budgets challenging and, as a result, we may fall materially short of our forecasts and expectations, which could cause the price of our securities to decline and investors to lose confidence in us.

Risks Related to Management and Employees

If the voting power of our capital stock continues to be highly concentrated, it may prevent you and other minority stockholders from influencing significant corporate decisions and may result in conflicts of interest.

Currently, Asamitsu Kosugi beneficially owns an aggregate of 232,638,232 shares of our Common Stock, which represents 47.76% of the voting power of our outstanding capital stock. Following this offering, Mr. Kosugi will have approximately 47.76% of the voting power of our outstanding capital stock if none of the Common Stock being offered by Mr. Kosugi are sold. As a result, Mr. Kosugi will have significant voting power over matters requiring stockholder votes, including: the election of directors; mergers, consolidations and acquisitions; the sale of all or substantially all of our assets and other decisions affecting our capital structure; amendments to our certificate of incorporation or our bylaws; and our winding up and dissolution.

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This concentration of voting power may delay, deter or prevent acts that would be favored by our other stockholders. The interests of Mr. Kosugi may not always coincide with our interests or the interests of our other stockholders. This concentration of voting power may also have the effect of delaying, preventing or deterring a change in control of us. Also, Mr. Kosugi may seek to cause us to take courses of action that, in his judgment, could enhance his investment in us, but which might involve risks to our other stockholders or adversely affect us or our other stockholders, including investors in this offering. As a result, the market price of our Common Stock could decline, or stockholders might not receive a premium over the current market price of our Common Stock upon a change in control. In addition, this concentration of voting power may adversely affect the trading price of our Common Stock because investors may perceive disadvantages in owning shares in a company with significant stockholders. See “Executive and Director Compensation” and “Description of Securities.”

We depend on our senior management team and other key employees, and the loss of one or more key personnel or an inability to attract, hire, integrate and retain highly skilled personnel could have an adverse effect on our business, financial condition or results of operations.

Our success depends largely upon the continued services of our key executives. We also rely on our leadership team in setting our strategic direction, operating our business, identifying, recruiting and training key personnel, identifying expansion opportunities, arranging necessary financing, and for general and administrative functions. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. The loss or replacement of one or more of our executive officers or other key employees could have a serious adverse effect on our business, financial condition or results of operations.

To continue to execute our growth strategy, we also must identify, hire and retain highly skilled personnel. We might not be successful in continuing to attract and retain qualified personnel. Failure to identify, hire and retain necessary key personnel could have a material adverse effect on our business, financial condition or results of operations.

Our management does not have experience managing a U.S. public company and our current resources may not be sufficient to fulfill our public company obligations.

Following the closing of this offering, we will be subject to various regulatory requirements, including those of the SEC and Nasdaq Stock Market. These requirements include recordkeeping, financial reporting and corporate governance rules and regulations. Our management team does not have experience in managing a U.S. public company and, historically, has not had the resources typically found in a public company. Our internal infrastructure may not be adequate to support our increased reporting obligations and we may be unable to hire, train or retain necessary staff and may be reliant on engaging outside consultants or professionals to overcome our lack of experience or employees. Our business, financial condition or results of operations could be adversely affected if our internal infrastructure is inadequate, including if we are unable to engage outside consultants or are otherwise unable to fulfill our public company obligations.

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Risks Related to Legal, Regulatory, Environmental, Intellectual Property and Privacy Matters

Our business is subject to government regulation and oversight. Any new implementation of or changes made to laws, regulations or other industry standards affecting our business in any of the geographic regions in which we operate may require significant development and compliance efforts or have an unfavorable effect on our ability to continue to offer certain services, which could adversely affect our business, financial condition, results of operations and cash flows.

As a financial technology company, our business is affected by laws and complex regulations and examinations that affect us and our industry in the countries in which we operate. Regulation and proposed regulations have continued to increase significantly in recent years. Failure to comply with regulations or guidelines may result in the suspension or revocation of a license or registration, the limitation, suspension or termination of service, and the imposition of civil and criminal penalties, including fines, or may cause customers or potential customers to be reluctant to do business with us, any of which could have an adverse effect on our financial condition.

Though there is no law explicitly governing EWA in Japan, there are various regulations that have laid a foundation for facilitating EWA services. Under Japan’s Labor Standards Act, wages must be paid in full, directly to the employee, in currency. Effective April 1, 2023, the Ministry of Health, Labour and Welfare (MHLW) allowed employers to pay salaries to their employees electronically, through designated funds transfer service providers, including through smartphone payment apps. While MHLW does not specifically address EWA services, our interpretation of the mandate is that EWA platforms can function as such designated funds transfer service provider, enabling us to offer our EWA services. In the event that the MHLW revises its guidance or otherwise supplements the regulation in a way contrary to our current business practices, it will have an adverse effect on our business.

In addition, we are currently not required to obtain a money lending license, because we are not considered a prepayment service provider. However, in the event that Japan’s Money Lending Business Act is or Japan’s Ministry of Economic Trade and Industry changes their position that prepaid salary replacement services do not fall under the category of a “money lending business” under Japanese law because the employer is advancing wages that the employee has already earned, then we may have to obtain such licenses. The process and timeline to obtain such license is unknown to us at this time and we are uncertain of the business disruption it may cause should this regulation change.

In Indonesia, the fintech sector is primarily overseen by the Bank of Indonesia (“BI”) and the Financial Services Authority (“OJK”). If our EWA platform falls under the purview of OJK, then we may be required to participate in OJK’s assessment of our business model and compliance with their existing regulations. Additionally, if we are deemed to offer payment services, we may need to obtain a license from BI as a payment service provider. Currently, EWA platforms are expected to adhere to consumer protection principles. If these regulations change to an extent that our platform cannot currently provide, it will have an adverse effect on our expansion plans.

As the regulatory environment remains unpredictable and subject to rapid change, new obligations could increase the cost and complexity of compliance. Evolving regulations also increase the risk of investigations, fines, nonmonetary penalties and litigation. Noncompliance with these regulations could lead to substantial regulatory fines and penalties or damages from private causes of action. The effect of such regulations could adversely affect our business, financial condition, results of operations and cash flows.

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Continuing developments in privacy and data protection regulation globally, combined with the rapid pace of technology innovation, have created risks and operational challenges for many of our business activities. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data privacy practices or operations model, which could result in potential fines, damages or a need to incur substantial costs to modify our operations. Compliance with these laws and regulations can be costly and time consuming, adding a layer of complexity to business practices and innovation. Our failure to comply could result in public or private enforcement action and accompanying litigation costs, losses, fines and penalties, which could adversely affect our business, financial condition, results of operations and cash flows.

In addition, multiple agencies and the SEC have adopted or proposed enhanced cybersecurity risk management rules and/or standards that could apply to us and our clients and that address cybersecurity risk governance and management, management of internal and external dependencies, and incident response, cyber resilience and situational awareness. Several states and foreign countries also have adopted or proposed new privacy and cybersecurity laws covering these issues. Legislation and regulations on cybersecurity, data privacy and data localization may compel us to enhance or modify our systems, invest in new systems or alter our business practices or our policies on data governance, security and privacy. If any of these laws, rules or standards are applicable to us, our operational costs could increase significantly.

Tax rates may change.

We are subject to taxation in Japan, and in the U.S. under federal and numerous state and local tax jurisdictions. In preparing our financial statements, we estimate the amount of tax that will become payable, but our effective tax rate may be different than estimates due to numerous factors including accounting for income taxes, the mix of earnings from Japan and the U.S., the results of tax audits, adjustments to the value of uncertain tax positions, changes to estimates and other factors. Further, changes in U.S. or Japan tax laws or interpretations of such laws could increase our corporate taxes and reduce earnings.

In addition, it remains difficult to predict the timing and effect that future tax law changes could have on our earnings. Any of these factors could cause us to experience an effective tax rate significantly different from previous periods or our current estimates. If our effective tax rate were to increase, our financial condition and results of operations could be adversely affected.

New or revised tax regulations, unfavorable resolution of tax contingencies or changes to enacted tax rates could adversely affect our tax expense.

Changes in tax laws or their interpretations could result in changes to enacted tax rates and may require complex computations to be performed that were not previously required, significant judgments to be made in interpretation of the new or revised tax regulations and significant estimates in calculations, as well as the preparation and analysis of information not previously relevant or regularly produced. Future changes in enacted tax rates could adversely affect our business, financial condition, results of operations and cash flows.

In 2024, additional jurisdictions globally enacted local legislation formally adopting the Global Anti-Base Erosion Model Rules (“Pillar Two”), which generally provides for a minimum effective tax rate of 15%, as established by the Organization for Economic Co-operation and Development (“OECD”) Pillar Two Framework. The effective dates are generally January 1, 2024, and January 1, 2025, for different aspects of the rules and vary by jurisdiction. Additional jurisdictions are expected to implement the model rules under local law in the future, with varying effective dates. We are continuing to evaluate the potential effect on future periods of the Pillar Two implementation, pending legislative adoption by additional individual countries and the ongoing issuance of additional administrative guidance by the OECD.

Our tax returns and positions are subject to review and audit by federal, state, local and international taxing authorities. An unfavorable outcome to a tax audit could result in higher tax expense, thereby adversely affecting our business, financial condition, results of operations and cash flows. We exercise significant judgment and make estimates that we believe to be reasonable in calculating our worldwide provision for income taxes and other tax liabilities. However, relevant tax authorities may disagree with our estimates, interpretations or tax treatment of certain material items. Failure to sustain our position in these matters could adversely affect our business, financial condition, results of operations and cash flows.

Our risk management policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risk.

We operate in a rapidly changing industry. We could incur substantial losses and our business operations could be disrupted if we are unable to effectively identify, manage, monitor, and mitigate financial risks, such as credit risk, interest rate risk, prepayment risk, liquidity risk, and other market-related risks, as well as operational risks related to our business, assets and liabilities. Accordingly, our current risk management policies and procedures may not be fully effective in identifying, monitoring and managing our risks. If our policies and procedures are not fully effective, or if we are not always successful in identifying and mitigating all risks to which we are or may become exposed, we may suffer uninsured liability, harm to our reputation or be subject to litigation or regulatory actions that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

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General Risks

We are a holding company and depend upon our operating subsidiaries for our cash flows.

We are a holding company. Almost all of our operations are conducted, and almost all of our assets are owned, by our operating subsidiaries. Consequently, our cash flows and our ability to meet our obligations depend upon the cash flows of our operating subsidiaries and the payment of funds by these operating subsidiaries to us in the form of dividends, distributions or otherwise. The ability of our operating subsidiaries to make any payments to us depends on their earnings, the terms of their indebtedness, including the terms of any credit facilities and legal restrictions. Any failure to receive dividends or distributions from our operating subsidiaries when needed could have a material adverse effect on our business, results of operations or financial condition

If we fail to maintain effective internal control over financial reporting, the price of our securities may be adversely affected.

Our internal controls over financial reporting have weaknesses and conditions that require correction or remediation. For the years ended March 31, 2026 and 2025, we identified three material weaknesses in our assessment of the effectiveness of disclosure controls and procedures. We have (i) deficiencies in the segregation of duties, (ii) deficiencies in the staffing of our financial accounting department and (iii) limited checks and balances in processing cash and other transactions. We are committed to improving our financial reporting processes. We plan on contracting with an outside-certified public accountant to assist us in maintaining our disclosure controls and procedures and the preparation of our financial statements for the foreseeable future. We also plan on increasing the size of our accounting staff at the appropriate time for our business and its size to ameliorate our concern that we do not effectively segregate certain accounting duties or have adequate staffing. We believe the foregoing actions would resolve these material weaknesses in disclosure controls and procedures. However, there can be no assurances as to the timing of any such actions or that we will be able to do so. Any failure by us to implement the changes necessary to maintain an effective system of internal controls could harm our operating results materially and cause investors and financial analysts to lose confidence in our reported financial information. Any such loss of confidence in the investment community would have a negative effect on the trading and price of our Common Stock.

If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and have an adverse effect on the value of our securities.

As a public company, we would be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we will be required to report any changes in internal controls on a quarterly basis. In addition, we would be required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will design, implement, and test the internal controls over financial reporting required to comply with these obligations. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the value of our securities could be negatively affected. We also could become subject to investigations by the Commission or other regulatory authorities, which could require additional financial and management resources.

Changes to accounting rules or regulations may adversely affect our business, financial condition or results of operations.

Changes to existing accounting rules or regulations may impact our business, financial condition or results of operations. Other new accounting rules or regulations and varying interpretations of existing accounting rules or regulations have occurred and may occur in the future. Such changes to accounting rules or regulations could materially adversely affect our business, financial condition or results of operations.

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As an emerging growth company, our auditor will not be required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company and cease to be a smaller reporting company (as described below), we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

Our ability to raise capital in the future may be limited, and our failure to raise capital when needed could prevent us from growing.

Our business and operations may consume resources faster than we anticipate. In the future, we may need to raise additional funds to invest in future growth opportunities. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities, which could seriously harm our business and operating results. If we incur debt, the debt holders would have rights senior to common shareholders to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends on our Common Stock. Furthermore, if we issue equity securities, shareholders will experience dilution, and the new equity securities could have rights senior to those of our Common Stock. Any additional equity or equity-linked financings would be dilutive to our shareholders. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. As a result, our shareholders bear the risk of our future securities offerings reducing the market price of our Common Stock and diluting their interest.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting and disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

●	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditors’ report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency”; and

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest to occur of: (i) the end of the first fiscal year in which our annual gross revenue is $1.235 billion or more; (ii) the end of the fiscal year in which the market value of our Common Stock that are held by non-affiliates is at least $700.0 million as of the last business day of our most recently completed second fiscal quarter; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; and (iv) the end of the fiscal year during which the fifth anniversary of this offering occurs.

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Until such a time, however, we cannot predict if investors will find our securities less attractive because we may rely on these exemptions. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the price of our securities may be more volatile.

We believe we will be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for shares of its common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under the first two bulletpoints of this definition was zero or whose public float was less than $700 million, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements, and we will provide only two years of financial statements. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

The certificate of incorporation and bylaws provides that state or federal court located within the state of Delaware will be the sole and exclusive forum for substantially all disputes between us and our shareholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Section 21 of our certificate of incorporation and Section 7.4 of our bylaws, as amended (“bylaws”), provides that “[u]nless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Delaware is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.” Therefore, the exclusive forum provision in our certificate of incorporation and our bylaws will not relieve us of our duty to comply with the federal securities laws and the rules and regulations thereunder, and shareholders will not be deemed to have waived our compliance with these laws, rules and regulations.

This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us or our directors, officers or other employees. In addition, shareholders who do bring a claim in the state or federal court in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. The state or federal court of the State of Delaware may also reach different judgments or results than would other courts, including courts where a shareholder would otherwise choose to bring the action, and such judgments or results may be more favorable to us than to our shareholders. However, the enforceability of similar exclusive forum provisions in other companies’ certificates of incorporation have been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings. If a court were to find the exclusive forum provision contained in our certificate of incorporation and our bylaws to be inapplicable or unenforceable in an action, we might incur additional costs associated with resolving such action in other jurisdictions.

By purchasing Common Stock in this offering, you are bound by the fee-shifting provision contained in our bylaws, which may discourage you to pursue actions against us and could discourage shareholder lawsuits that might otherwise benefit us and our shareholders.

Section 7.4 of our bylaws provides that

“[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “intra-corporate affairs” and “internal corporate claims” as defined in Section 115 of the DGCL or in connection with any other claim that a stockholder, acting in its capacity as a stockholder or in the right of the Corporation, has brought in an action, suit or proceeding.”

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Our bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of our counsel and any other parties asserting a claim subject to Section 7.4 of the bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision to the fullest extent provided by Delaware law, which we believe to be extremely limited and will only apply in situations other than “intra-corporate affairs” and “internal corporate claims” as defined in Section 115 of the DGCL or in connection with any other claim that a stockholder, acting in its capacity as a stockholder or in the right of the Corporation, has brought in an action, suit or proceeding.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, our directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, our directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in our Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our bylaws could discourage shareholder lawsuits that might otherwise benefit us and our shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Risks Associated with Investment in our Securities and Direct Listing

The direct listing process differs significantly from an initial public offering underwritten on a firm-commitment basis.

This is not an underwritten initial public offering of Common Stock. This listing of our Common Stock on Nasdaq differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

●	There are no underwriters engaged on a firm-commitment basis. Consequently, prior to the opening of trading on Nasdaq, there will be no traditional book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of trading of our Common Stock on Nasdaq will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an initial public offering underwritten on a firm-commitment basis. Moreover, there will be no underwriters engaged on a firm-commitment underwritten basis assuming risk in connection with the initial resale of our Common Stock. In an initial public offering underwritten on a firm-commitment basis, the underwriters may engage in “covered” short sales in an amount of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions, there could be greater volatility in the public price of our Common Stock during the period immediately following the listing.

●	There is not a fixed number of securities available for sale and there is no assurance that any Registered Stockholders will sell their shares. There can be no assurance that any Registered Stockholders or other existing shareholders will sell any or all of their Common Stock and there may initially be a lack of supply of, or demand for, our Common Stock on Nasdaq. Alternatively, we may have a large number of Registered Stockholders or other existing shareholders who choose to sell their Common Stock in the near term resulting in an oversupply of our Common Stock, which could adversely impact the public price of our Common Stock once listed on Nasdaq and thereafter.

●	Certain of our existing stockholders will have entered into contractual lock-up agreements or other contractual restrictions on transfer. In a firm-commitment underwritten initial public offering, it is customary for an issuer’s officers, directors, and most of its other stockholders to enter into a 180-day contractual lock-up arrangement with the underwriters to help promote orderly trading immediately after such initial public offering. Here, only the Company’s directors and officers and certain holders of our outstanding Common Stock (or securities convertible into our Common Stock) will enter into customary “lock-up” agreements in favor of WestPark Capital, Inc. pursuant to which such persons and entities will agree to a 180-day lock-up period. Consequently, any of our stockholders who are Registered Stockholders, not including our directors, officers and certain holders of our outstanding Common Stock (or securities convertible into our Common Stock), may sell any or all of their Common Stock at any time (subject to any restrictions under applicable law), including immediately upon listing. If such sales were to occur in a significant volume in a short period of time following our listing, it may result in an oversupply of our Common Stock in the market, which could adversely impact the public price of our Common Stock.

●	We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading on Nasdaq. Instead, we intend to host an investor day, as well as engage in certain other investor education meetings. In advance of the investor day, we will announce the date for such day over financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for this investor day, which will have content similar to a traditional roadshow presentation, and make one version of the presentation publicly available, without restriction, on a website. There can be no guarantees that the investor day and other investor education meetings will have the same impact on investor education as a traditional “roadshow” conducted in connection with a firm-commitment underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our Common Stock or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our Common Stock.

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The uncertainty associated with the fact that few companies have undertaken direct listings to date may lead to increased volatility and pricing challenges for our Common Stock.

Few companies have conducted direct listings, and the process by which shares of our Common Stock will be listed on Nasdaq is a novel process. The absence of a traditional underwritten offering may result in a less orderly market for our Common Stock, increased volatility in the trading price, and potential difficulties in achieving a stable market price. Unlike an initial public offering, there is no firm-commitment underwritten offering to help inform efficient and sufficient price discovery. Consequently, the public price of our Common Stock may be more volatile than it would be if shares were initially listed in connection with a firm-commitment underwritten initial public offering. In addition, the trading volume and price of shares of our Common Stock may be more volatile and subject to greater fluctuations due to the direct listing method.

The structure of this offering as a direct listing, rather than a traditional underwritten initial public offering, involves significant risks and uncertainties that may adversely affect the trading price and liquidity of our Common Stock.

Because we are pursuing a direct listing, rather than a traditional underwritten initial public offering, investors in our Common Stock will be subject to risks that could result in increased volatility, uncertainty, and potential losses. In particular, the price of our Common Stock may fluctuate widely and unpredictably because there will be no underwriter to stabilize the price or to engage in book-building or related activities. The opening trading price will be determined by buy and sell orders collected by the exchange from broker-dealers and may not bear any relationship to the prices at which our shares have historically been sold in private transactions or to the fundamental value of our business. Investors who purchase shares at or shortly after the opening price could incur substantial losses if the trading price declines.

Further, this offering lacks the safeguards typically associated with a traditional underwritten offering, such as underwriter price stabilization activities, lock-up agreements restricting early insider sales, or an underwriters’ over-allotment option. The absence of these mechanisms could result in greater volatility and downward pressure on our stock price.

In addition, there is limited precedent for direct listings, and the performance of other companies that have completed direct listings may not be indicative of the performance of our Common Stock. This lack of precedent increases the uncertainty of the outcome of this offering. Finally, demand for our shares may be influenced by the strength of our brand and consumer recognition. To the extent investors perceive our brand as weak or our consumer base as limited, demand for our Common Stock may be reduced, adversely affecting the trading price and liquidity of our shares.

The public price of our shares of Common Stock, upon listing on Nasdaq, may have little or no relationship to the historical sales prices of our shares of Common Stock in private transactions.

Prior to listing on Nasdaq, there has been no public market for our shares of Common Stock. Our Common Stock has a limited history of trading in private transactions. However, this information may have little or no relation to broader market demand for our shares of Common Stock and thus the initial public price of our shares of Common Stock on Nasdaq once trading begins. As a result, you should not place undue reliance on these historical sales prices as they may differ materially from the opening public prices and subsequent public prices of our shares of Common Stock on Nasdaq. For additional details about how the initial listing price on Nasdaq will be determined, see “Plan of Distribution.”

The direct listing process differs from an initial public offering underwritten on a firm-commitment basis and the impact of awareness of our brand and investor recognition of our Company on the demand for our Common Stock is unpredictable and our marketing and brand development efforts may not be successful.

We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading of our Common Stock on Nasdaq. Instead, we may engage in certain investor presentations and educational meetings to enhance our brand awareness and investor recognition of our Company. In advance of any investor presentation or educational meeting, we will announce the date for such presentation or meeting through financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for any investor presentation or educational meeting that we hold, and will make the presentation publicly available, without restriction, on a website.

There can be no assurance that any investor presentations or other educational meetings that we hold will have the same impact on awareness of our brand and investor recognition of our Company as a traditional “roadshow” conducted in connection with a firm-commitment underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our Common Stock or sufficient demand among investors immediately following our listing, which could result in a more volatile public price of our Common Stock.

Securities law claims under Sections 11 and 12 of the Securities Act may be more difficult for investors to pursue in connection with this direct listing than in a traditional underwritten offering, which could limit remedies available to investors and affect the outcome of securities litigation.

Because this offering is being conducted through a direct listing, rather than a traditional underwritten initial public offering, investors may face additional challenges in bringing securities liability claims under Sections 11 and 12 of the Securities Act. In a traditional underwritten offering, plaintiffs generally can trace their purchases to the shares registered under the applicable registration statement. In a direct listing, however, both registered and unregistered shares may be available for trading immediately upon listing, which can make tracing significantly more difficult.

Courts, including the U.S. Supreme Court in Slack Technologies, LLC v. Pirani, 598 U.S. 579 (2023), and the Ninth Circuit in Pirani v. Slack Technologies, Inc., 127 F.4th 1183 (9th Cir. 2025), have addressed whether plaintiffs must trace their purchases to shares registered under the registration statement to establish standing under Section 11 or Section 12. These decisions highlight uncertainty and potential limitations on investors’ ability to pursue claims under the Securities Act in the context of a direct listing.

As a result, investors in our Common Stock may have more limited remedies available in securities litigation compared to investors in companies that complete a traditional underwritten initial public offering. This uncertainty could affect the willingness of investors to purchase our shares and could increase the costs, risks, and outcomes of potential securities litigation.

Our director Sultan Ali Rashed Lootah lives outside the United States and most of our assets will be located outside the United States; therefore, it may be difficult for investors to bring actions and enforce federal securities laws or their other legal rights against us and Mr. Lootah.

Although we are a Delaware corporation, most of our assets, which are held by our foreign subsidiaries, are and will be located outside of the United States. Almost all of our operations are conducted in Japan. In addition, our director Sultan Ali Rashed Lootah is a national and resident of a country other than the United States. His assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon him. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and Mr. Lootah, since he is not a resident in the United States. In addition, there is uncertainty as to whether the courts of Japan or other jurisdictions would recognize or enforce judgments of U.S. courts.

Our Common Stock currently has no public market. An active trading market may not develop or continue to be liquid and the market price of our Common Stock may be volatile.

We expect our Common Stock to be listed and traded on Nasdaq. As of the date of this prospectus, 94,075,607 shares are held by the registered selling stockholders, representing 19.31% of the total shares outstanding. Currently, none of the shares not being registered under this statement may be freely sold upon effectiveness. As of the date of this prospectus, 10,536,118 shares being registered in this offering are held by non-principal stockholders. Prior to the listing on Nasdaq, there has not been a public market for any of our securities, and an active market for our Common Stock may not develop or be sustained after the listing, which could depress the market price of our Common Stock and could affect the ability of our shareholders to sell our Common Stock. In the absence of an active public trading market, investors may not be able to liquidate their investments in our Common Stock. An inactive market may also impair our ability to raise capital by selling our Common Stock, our ability to motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using our Common Stock as consideration.

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In addition, we cannot predict the prices at which our Common Stock may trade on Nasdaq following the listing of our Common Stock, and the market price of our Common Stock may fluctuate significantly in response to various factors, some of which are beyond our control. In particular, as this listing is taking place through a novel process that is not a firm-commitment underwritten initial public offering, there will be no traditional book building process and no price at which traditional underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on Nasdaq. On the day that our Common Stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor to perform the functions under Nasdaq Rule 4120(c)(8), must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our Common Stock are ready to trade, Nasdaq will calculate the Current Reference Price for our Common Stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, Nasdaq will conduct a price validation test in accordance with Nasdaq Rule 4120(c)(8). As part of conducting such price validation test, Nasdaq may consult with the Advisor, if the price bands need to be modified, to select the new price bands for purposes of applying such test iteratively until the validation tests yield a price within such bands. Upon completion of such price validation checks, the applicable orders that have been entered will be executed at such price and regular trading of our Common Stock on Nasdaq will commence. The Advisor will determine when our Common Stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate preopening buy and sell interest), the Advisor will request that Nasdaq delay the open until such a time that sufficient price discovery has been made to ensure a reasonable amount of volume crosses on the opening trade. For more information, see “Plan of Distribution.”

Additionally, prior to the opening trade, there will not be a price at which underwriters initially sold Common Stock to the public as there would be in a firm-commitment underwritten initial public offering. The absence of a predetermined initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, upon listing on Nasdaq, the public price of our Common Stock may be more volatile than in a firm-commitment underwritten initial public offering and could decline significantly and rapidly.

Furthermore, because of our novel listing process on Nasdaq, Nasdaq’s rules for ensuring compliance with its initial listing standards, such as those requiring a valuation or other compelling evidence of value, are untested. In the absence of a prior active public trading market for our Common Stock, if the price of our Common Stock or our market capitalization falls below those required by Nasdaq’s eligibility standards, we may not be able to satisfy the ongoing listing criteria and may be required to delist.

In addition, because of our novel listing process and the potential consumer awareness and brand recognition of our company, individual investors, retail or otherwise, may have greater influence in setting the opening public price and subsequent public prices of our Common Stock on Nasdaq and may participate more in our initial trading than is typical for a firm-commitment underwritten initial public offering. These factors could result in a public price of our Common Stock that is higher than other investors (such as institutional investors) are willing to pay, which could cause volatility in the trading price of our Common Stock and an unsustainable trading price if the price of our Common Stock significantly rises upon listing and institutional investors believe our Common Stock is worth less than retail investors, in which case the price of our Common Stock may decline over time. Further, if the public price of our Common Stock is above the level that investors determine is reasonable for our Common Stock, some investors may attempt to short our Common Stock after trading begins, which would create additional downward pressure on the public price of our Common Stock. To the extent that there is a lack of consumer awareness among retail investors, such a lack of consumer awareness could reduce the value of our Common Stock and cause volatility in the trading price of our Common Stock.

The public price of our Common Stock following the listing also could be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control, including:

●	changes in the industries in which we operate;

●	variations in our operating performance and the performance of our competitors in general;

●	actual or anticipated fluctuations in our quarterly or annual operating results;

●	publication of research reports by securities analysts about us or our competitors or our industry;

●	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

●	our failure or the failure of our competitors to meet analysts’ projections or guidance that we or our competitors may give to the market;

●	additions and departures of key personnel;

●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of our Common Stock available for public sale; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, foreign currency fluctuations, international tariffs, social, political and economic risks and acts of war or terrorism.

In addition, securities exchanges have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market for our Common Stock shortly following the listing of our Common Stock on Nasdaq as a result of the supply and demand forces described above. In the past, shareholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.

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Future sales of Common Stock by our Registered Stockholders and other existing shareholders could cause our share price to decline.

We currently expect our Common Stock to be listed and traded on Nasdaq. Prior to listing on Nasdaq, there has been no public market for our Common Stock and there has not been a sustained history of trading in our Common Stock in “over-the-counter” markets. While our Common Stock may be sold after our listing on Nasdaq by the Registered Stockholders pursuant to this prospectus or by our other existing shareholders in accordance with Rule 144 under the Securities Act, unlike a firm-commitment underwritten initial public offering, there can be no assurance that any Registered Stockholders or other existing shareholders will sell any of their Common Stock and there may initially be a lack of supply of, or demand for, Common Stock on Nasdaq. As described herein, certain of our Common Stock outstanding as of the date hereof will be registered under this registration statement. There can be no assurance that the Registered Stockholders and other existing shareholders will not sell all of their Common Stock, resulting in an oversupply of our Common Stock on Nasdaq. In the case of a lack of supply of our Common Stock, the trading price of our Common Stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our Common Stock if they are unable to purchase a block of our Common Stock in the open market due to a potential unwillingness of our existing shareholders to sell a sufficient amount of Common Stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our Common Stock, the market for our Common Stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our Common Stock. In the case of a lack of market demand for our Common Stock, the trading price of our Common Stock could decline significantly and rapidly after our listing. Therefore, an active, liquid and orderly trading market for our Common Stock may not initially develop or be sustained, which could significantly depress the public price of our Common Stock and/or result in significant volatility, which could affect your ability to sell your Common Stock.

There is no assurance that we will successfully list on Nasdaq.

There is uncertainty regarding our Company’s ability to list on Nasdaq, and even if achieved, maintaining such listing is not assured. Our eligibility for Nasdaq listing is contingent upon meeting specific financial and corporate governance criteria. Although we currently believe we meet these requirements, there is no assurance of continued compliance in the future. Possible rejection of our listing application by Nasdaq or encountering delays and issues that impede or postpone our listing are potential scenarios. Failure to secure a Nasdaq listing, or delisting subsequent to initial listing, might necessitate exploring alternative listing arrangements or operating within an over-the-counter market. Such outcomes could adversely affect our capacity to raise capital, diminish liquidity, and impact the marketability of our securities. The inability to list on Nasdaq may also have detrimental effects on our reputation, business outlook, and financial standing. Consequently, investors should carefully assess the associated risks and uncertainties concerning our Nasdaq listing capability before making any investment decisions.

We may not be able to meet the NASDAQ listing requirements.

We intend to list our Common Stock on the Nasdaq Global Market under the Market Value Standard (the “MV Standard”) for Initial Listing Requirements. To meet the MV Standard, we must satisfy the following requirements:

Valuation Based Market Value of Unrestricted Publicly Held Shares: We must have a minimum valuation based market value of unrestricted publicly held shares of $40 million. At this time, we have 10,536,118 shares of Common Stock held by non-affiliates, which valued at $9.36 per share, results in a valuation based market value of unrestricted publicly held shares of $98.6 million, accordingly we meet this requirement.

Valuation Based Market Value of Listed Securities: We must have a minimum valuation based market value of listed securities of $150 million. We have received a valuation from Newbridge Securities Corporation, a third-party, which states our valuation in the low case is $4,545,200,000, accordingly we meet this requirement.

Unrestricted Publicly Held Shares: We must have a minimum of 1,100,000 unrestricted publicly held shares. We currently have 10,536,118 shares of Common Stock held by non-affiliates, all of which are being registered herein, accordingly we will meet this requirement.

Unrestricted Round Lot Shareholders: We must have a minimum of 400 unrestricted round lot shareholders. We currently have 455 unrestricted round lot shareholders, all of whom are Registered Shareholders herein, accordingly we will meet this requirement.

Market Makers: We must have at least four registered and active market makers for our Common Stock. The Advisor will act as a registered and active market maker and will engage at least three other market makers, accordingly we will meet this requirement.

Valuation Based Bid Price: Our stock price must have a minimum valuation based bid price of $8.00 per share at the time of listing. We have received a valuation from Newbridge Securities Corporation, a third-party, which states our valuation in the low case is $4,545,200,000, and based on 485,469,380 shares of Common Stock outstanding, we have a valuation bid price of $9.36 per share, accordingly we meet this requirement.

We believe that we currently satisfy all of these requirements. No assurance can be given that our Nasdaq application will be approved and that our Common Stock will ever be listed on Nasdaq. If our listing application is not approved by Nasdaq, we will not be able to consummate the offering and we will terminate this Direct Listing. This could adversely affect our capacity to raise capital, diminish liquidity, and impact the marketability of our securities making it more difficult for our shareholders to sell their Common Stock. The inability to list on Nasdaq may also have detrimental effects on our reputation, business outlook, and financial standing, and may have a material adverse effect on the value of our shareholders’ investment.

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Our failure to meet the continued listing requirements of the Nasdaq could result in a delisting of our Common Stock and could make it more difficult to raise capital in the future.

Nasdaq imposes specific requirements for securities inclusion, encompassing criteria such as minimum shareholders’ equity, market value of publicly held shares, number of public shareholders, and stock price. The assurance of maintaining our Nasdaq listing is uncertain, given the potential failure to meet continued listing requirements, including corporate governance prerequisites or minimum stock price mandates.

A failure to fulfill these listing requirements could prompt Nasdaq to initiate delisting procedures for our Common Stock. Such a delisting, or even the announcement of potential delisting, would negatively impact the price of our Common Stock and hinder your ability to buy or sell shares as desired. In the event of delisting, we may take measures to restore compliance with Nasdaq listing requirements, but there is no guarantee that such actions would reinstate the listing, stabilize market prices, enhance stock liquidity, prevent the Common Stock from falling below Nasdaq minimum listing standards, or avert future non-compliance.

Should our Common Stock be delisted from Nasdaq, raising additional capital in the long term could become more challenging. The inability to secure necessary capital in the future might necessitate scaling back or ceasing operations.

The price of our Common Stock could be subject to rapid and substantial volatility.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with recent public offerings, especially among those with relatively smaller public floats. As a relatively small-capitalization company with relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, the Common Stock may be subject to rapid and substantial price volatility, low volumes of trade and large spreads in bid and ask prices. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Common Stock.

In addition, if the trading volumes of our Common Stock are low, people buying or selling in relatively small quantities may easily influence the prices of our’ Common Stock. This low volume of trade could also cause the price of our Common Stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Common Stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Common Stock. As a result of this volatility, investors may experience losses on their investment in our Common Stock. A decline in the market price of our Common Stock also could adversely affect our ability to sell additional shares or Common Stock or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Common Stock will develop or be sustained. If an active market does not develop, holders of our Common Stock may be unable to readily sell the Common Stock they hold or may not be able to sell their Common Stock at all.

Further, the listing of our Common Stock on Nasdaq, without a firm-commitment underwritten offering, is a novel method for commencing public trading in our Common Stock and, consequently, the trading volume and price of our Common Stock may be more volatile than if our Common Stock were initially listed in connection with an initial public offering underwritten on a firm-commitment basis.

The market price of our Common Stock may be volatile, and you could lose all or part of your investment.

We cannot predict the prices at which our Common Stock will trade. Because this listing is being conducted as a Direct Listing and not as a firm-commitment underwritten initial public offering, there will be no initial public offering price determined through negotiations between us and underwriters. The opening public price of our Common Stock on Nasdaq will be determined through Nasdaq’s opening process based on buy and sell orders submitted to Nasdaq, and such opening public price and subsequent trading prices may not bear any relationship to historical private sale prices or to any other established criteria of the value of our business and prospects. The market price of our Common Stock following this offering will depend on a number of factors, including those described in this “Risk Factors” section, many of which are beyond our control and may not be related to our operating performance. In addition, the limited public float of our Common Stock following this offering will tend to increase the volatility of the trading price of our Common Stock. These fluctuations could cause you to lose all or part of your investment in our Common Stock, since you might not be able to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the market price of our Common Stock include, but are not limited to, the following:

●	actual or anticipated changes or fluctuations in our results of operations;

●	the financial projections we may provide to the public, any changes in these projections, or our failure to meet these projections;

●	announcements by us or our competitors of new products or new or terminated significant contracts, commercial relationships, or capital commitments;

●	industry or financial analyst or investor reaction to our press releases, other public announcements, and filings with the SEC;

●	rumors and market speculation involving us or other companies in our industry;

●	price and volume fluctuations in the overall stock market from time to time;

●	changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;

●	the expiration of market stand-off or contractual lock-up agreements and sales of shares of our Common Stock by us or our stockholders;

●	failure of industry or financial analysts to maintain coverage of us, changes in financial estimates by any analysts who follow us, or our failure to meet these estimates or the expectations of investors;

●	actual or anticipated developments in our business, or our competitors’ businesses, or the competitive landscape generally;

●	litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;

●	developments or disputes concerning our intellectual property rights, our products, or third-party proprietary rights;

●	announced or completed acquisitions of businesses or technologies by us or our competitors;

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●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	any major changes in our management or our Board of Directors;

●	general economic conditions and slow or negative growth of our markets; and

●	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events.

In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of companies. Broad market and industry factors may seriously affect the market price of our Common Stock, regardless of our actual operating performance. In addition, in the past, following periods of volatility in the overall market and the market prices of a particular company’s securities, securities class action litigation has often been instituted against that company. Securities litigation, if instituted against us, could result in substantial costs and divert our management’s attention and resources from our business. This could materially adversely affect our business, financial condition, results of operations, and prospects.

If securities or industry analysts do not publish research or reports, or if they publish adverse or misleading research or reports, regarding us, our business or our market, our stock price and trading volume could decline.

The trading market for our Common Stock will be influenced by the research and reports that securities or industry analysts publish about us, our business or our market. We do not currently have and may never obtain research coverage by securities or industry analysts. If no or few securities or industry analysts commence coverage of us, the stock price would be negatively impacted. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us issue adverse or misleading research or reports regarding us, our business model, our intellectual property, our stock performance or our market, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

If we are unable to obtain additional funding when needed, our business operations will be harmed, and if we do obtain additional financing, our then-existing shareholders may suffer substantial dilution.

As we take steps in the commercialization and marketing of our products and services or respond to potential opportunities and/or adverse events, our working capital needs may change. We anticipate that if our cash and cash equivalents are insufficient to satisfy our liquidity requirements, we will require additional funding to sustain our ongoing operations and to continue our research and development activities. We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all, if needed. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to conduct business operations. If we are unable to obtain additional financing to finance a revised growth plan, we will likely be required to curtail such plans or cease our business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our Common Stock may be subject to the “penny stock” rules in the future. It may be more difficult to resell securities classified as “penny stock.”

Our Common Stock may be subject to “penny stock” rules (generally defined as non-exchange traded stock with a per-share price below $5.00) in the future. While our Common Stock will not be considered “penny stock” following this offering since they will be listed on the Nasdaq Global Market, if we are unable to maintain that listing and our Common Stock is no longer listed on the Nasdaq Global Market, unless we maintain a per-share price above $5.00, our Common Stock will become “penny stock.” These rules impose additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as “established customers” or “accredited investors.” For example, broker-dealers must determine the appropriateness for non-qualifying persons of investments in penny stocks. Broker-dealers must also provide, prior to a transaction in a penny stock not otherwise exempt from the rules, a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, disclose the compensation of the broker-dealer and its salesperson in the transaction, furnish monthly account statements showing the market value of each penny stock held in the customer’s account, provide a special written determination that the penny stock is a suitable investment for the purchaser, and receive the purchaser’s written agreement to the transaction.

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Legal remedies available to an investor in “penny stocks” may include the following:

● If a “penny stock” is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

● If a “penny stock” is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our Common Stock and may affect your ability to resell our Common Stock.

Many brokerage firms will discourage or refrain from recommending investments in penny stocks. Most institutional investors will not invest in penny stocks. In addition, many individual investors will not invest in penny stocks due, among other reasons, to the increased financial risk generally associated with these investments.

For these reasons, penny stocks may have a limited market and, consequently, limited liquidity. We can give no assurance at what time, if ever, our Common Stock will not be classified as a “penny stock” in the future.

Anti-takeover provisions contained in our certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our certificate of incorporation and bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

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●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	providing that a special meeting of the stockholders may only be called by a majority of the board of directors;

●	providing that directors may be removed prior to the expiration of their terms by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote;

●	providing that the bylaws may be altered, amended or repealed by the board of directors by an affirmative vote of a majority of the board of directors at any regular meeting of the board of directors; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay hostile takeovers and changes in control of the Company or changes in our board of directors and management.

Any provision of our certificate of incorporation or bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our security holders to receive a premium for their securities and could also affect the price that some investors are willing to pay for our securities.

Provisions in our charter documents and Delaware law may delay or prevent our acquisition by a third party.

Our certificate of incorporation and bylaws, and Delaware law, contain several provisions that may make it more difficult for a third party to acquire control of us without the approval of our Board of Directors. These provisions may make it more difficult or expensive for a third party to acquire a majority of our outstanding equity interests. These provisions also may delay, prevent or deter a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in our stockholders receiving a premium over the market price for their Common Stock. See “Description of Securities.”

We have never paid dividends on our Common Stock and have no plans to do so in the future.

Holders of shares of our Common Stock are entitled to receive such dividends as may be declared by our Board of Directors. To date, we have paid no cash dividends on our shares of Common Stock, and we do not expect to pay cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for the operations of our business. Therefore, any return investors in our Common Stock may have will be in the form of appreciation, if any, in the market value of their shares of Common Stock. See “Dividend Policy.”

We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Delaware law.

Our certificate of incorporation, as amended, provides that we will indemnify and hold harmless our officers and directors against claims arising from our activities to the maximum extent permitted by Delaware law. If we were called upon to perform under our indemnification obligations, then the portion of our assets expended for such a purpose would reduce the amount otherwise available for our business.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. The forward-looking statements are contained principally in “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” In some cases, you can identify forward-looking statements by terms such as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these assumptions, risks and uncertainties, you should not place undue reliance on these forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

●	our ability to successfully maintain increases in our sales;

●	our ability to successfully execute our growth strategy;

●	our ability to expand in existing and new markets;

●	our projected growth;

●	macroeconomic conditions and other economic factors;

●	our ability to compete with many other EWA providers;

●	our reliance on vendors, suppliers and distributors;

●	minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs;

●	the failure of our automated equipment or information technology systems or the breach of our network security;

●	the loss of key members of our management team;

●	the impact of governmental laws and regulations;

●	volatility in the price of our Common Stock; and

●	those other risk factors described in this prospectus and our reports filed with the SEC and incorporated by reference into this prospectus.

We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors.” Also, these forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Unless required by United States federal securities laws, we do not intend to update any of these forward-looking statements to reflect circumstances or events that occur after the statement is made.

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, governmental publications, reports by market research firms or other independent sources. Some data are also based on our good faith estimates. Although we believe these third-party sources are reliable, we have not independently verified the information attributed to these third-party sources. Similarly, our estimates have not been verified by any independent source.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

The Registered Stockholders may, or may not, elect to sell shares of our Common Stock covered by this prospectus. To the extent any Registered Stockholders chooses to sell our Common Stock covered by this prospectus, we will not receive any proceeds from any such sales of our Common Stock. See “Registered Stockholders.”

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Price and Ticker Symbols

There is currently no market for our Common Stock. We intend to apply for a direct listing of our Common Stock on the Nasdaq Global Market under the symbol “ADBT.”

Holders

On July 13, 2026, there were 465 holders of record of the Company’s Common Stock.

Dividend Policy

No dividends have been declared or paid on our shares of Common Stock. We do not anticipate paying any cash dividends on shares of our Common Stock in the foreseeable future. We currently intend to retain any earnings to finance the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our Board of Directors and will be dependent upon then-existing conditions, including our earnings, capital requirements, results of operations, financial condition, business prospects and other factors that our Board of Directors considers relevant. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Certain Relationships and Related Party Transactions” for additional information regarding our financial condition.

Unregistered Stock Issuances

The following is a summary of transactions by us since inception involving unregistered issuances of our securities.

On February 5, 2025, we issued 50 shares of Common Stock to Taiji Ito, sole incorporator of Advasa Holdings, Inc., for $0.10 per share for a total subscription of $5.00.

On June 13, 2025, we issued the following founders shares to the following founders of Advasa Holdings, Inc.: (i) 43,125,000 shares of Common Stock to Taiji Ito at a price of $0.000001 per share, for an aggregate of $43.13; (ii) 16,875,000 shares of Common Stock to Spirit Advisors at a price of $0.000001 per share, for an aggregate of $16.88; and (iii) 15,000,000 shares of Common Stock to Atsushi Saisho at a price of $0.000001 per share, for an aggregate of $15.00.

On August 29, 2025, we issued 410,469,380 shares of our Common Stock to the existing holders of common shares of Advasa (Japan) in exchange for all outstanding common shares of the existing stockholders of Advasa (Japan), who held 96.6% of the issued and outstanding capital stock of Advasa (Japan).

On August 29, 2025, we redeemed the 50 shares of Common Stock issued to Taiji Ito, as sole incorporator of Advasa Holdings, Inc., for $0.10 per share for a total subscription of $5.00.

On November 20, 2025, the Company’s Board of Directors approved a forward stock split of the Company’s issued and outstanding common stock at a ratio of 10-for-1, which became effective on December 4, 2025. As of December 4, 2025 and immediately prior to the Stock Split, there were 48,546,938 shares of common stock issued and outstanding. As a result of the Stock Split, the Company currently has 487,065,702 shares of common stock issued and outstanding.

On March 12, 2026, the Company issued 1,596,322 shares of Common Stock at a purchase price of $10.00 per share (for an aggregate of $15,963,220 of gross proceeds) to an investor (Akira Iwasato) in a private placement under Regulation S promulgated under the Securities Act.

The offer and sale of all securities listed in this Item 15 was made to a limited number of accredited investors in reliance upon exemptions from the registration requirements pursuant to Section 4(a)(2) under the Securities Act and Regulation D promulgated under the Securities Act or Regulation S promulgated under the Securities Act. Individuals who purchased securities as described above represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates issued in such transactions.

DILUTION

There are no new securities being issued by the Company, instead existing shareholders are allowed to sell their shares directly to the public. Consequently, the Direct Listing and this offering will not cause dilution to the Company’s existing securityholders.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the “Special Note Regarding Forward-Looking Statements” and “Risk Factors” sections of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Advasa Holdings, Inc., a Delaware corporation, was formed on February 4, 2025 for the purpose of being a holding company for Advasa Co., Ltd., a Japanese corporation (“Advasa (Japan)”), with its headquarters in Tokyo, Japan.

We are a financial technology and services company focused on improving the way employees access and manage their income. Our core product, the “FUKUPE” platform, is a patented Earned Wage Access (EWA) solution that allows employees to access their earned wages in real time, rather than waiting for a traditional payday. This service provides workers with greater financial flexibility, while integrating seamlessly with employers’ existing HR and payroll systems. Importantly, our solution requires no operational burden or funding obligation on the part of the employer.

FUKUPE is available through digital channels including mobile wallets, prepaid cards, and direct bank transfers, thanks to partnerships with financial institutions and global payment networks. The platform is supported by a portfolio of nine issued patents in key markets including the United States, Japan, and South Korea, with patent filings in 16 additional jurisdictions. Our intellectual property strategy allows us to commercialize our technology through both direct services and licensing, while also pursuing enforcement actions when necessary.

Our platform is currently live in Japan, and we are preparing market launches in Indonesia and the United Arab Emirates. Our expansion strategy is focused on tailoring business models to local regulations and customer needs.

We believe that the addressable market for EWA and adjacent financial services is substantial. Reports from industry analysts and global research firms indicate rapid growth in the EWA sector, driven by demand from both employees and employers seeking more flexible payroll solutions. In parallel, over 1.7 billion people globally lack access to basic financial services, presenting a long-term opportunity for inclusive, digitally enabled financial platforms like ours.

We operate in a competitive environment that includes traditional banks, digital lenders, payroll service providers, and other EWA platforms. However, we believe we are differentiated by our proprietary technology, our adaptable business model, and our focus on building localized, compliant solutions in key international markets. Our partnerships with financial institutions, card issuers, and fintech providers further strengthen our position and enable efficient delivery of services.

For the years ended March 31, 2026 and 2025, we generated revenues of $17,366,000 and $10,044,000, respectively, we reported net income of $954,000 and $1,179,000, respectively, and cash flow used in operating activities of $(1,395,000) and cash flow provided by operating activities of $4,723,000, respectively. As of March 31, 2026, we had an accumulated deficit of $12,360,000 and working capital of $18,815,000.

Key Performance Indicators

Revenue

Our revenue is derived from the provision of EWA and the provision of subscription services and software maintenance services.

Our subscription arrangements provide customers with continuous access to a hosted software platform that we operate. Customers do not receive a copy of our software and do not have the contractual right to download, install, or otherwise take possession of the software, or to deploy the software on their own hardware or through an unrelated third-party hosting provider. Although the underlying software has standalone functionality, our promise to customers is not the delivery of a software license at a point in time, but rather ongoing access to our hosted platform throughout the subscription term. Our contracts include ongoing updates, enhancements, maintenance, and technical support that are integral to maintaining the functionality, security, and regulatory compliance of the platform. These activities are not separately identifiable from the hosted access and together represent a single performance obligation. Accordingly, revenue from these subscription arrangements is recognized over time on a straight-line basis over the contractual term, as customers simultaneously receive and consume the benefits of access to the hosted platform.

Cost of revenue

Our cost of revenue is primarily comprised of the costs paid to its vendors.

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Selling, general and administrative expenses

Selling, general and administrative expenses are primarily composed of personnel costs for general corporate functions and its vendors.

Other income (expenses)

From time to time, we have non-recurring gains and losses which are reflected through other income (expense).

Interest expenses

Interest expenses consist of interest expenses arising from borrowing.

Operating Metrics

In managing our business and evaluating our operating performance, our management relies on certain key performance indicators (“KPIs”). We believe these metrics provide investors with meaningful insight into the primary drivers of our revenue growth, as our revenue is influenced by both the scale of our user base and the number and nature of our subscription services. While management monitors the nature of our subscription services, as of the periods presented we have only one type of subscription services, and therefore this metric does not vary across periods or drive period-to-period changes in our financial condition or results of operations.

We monitor the average number of users to assess customer adoption, platform engagement, and our overall market penetration. This metric helps us forecast revenue and identify usage trends.

Average number of users

The average number of users represents the arithmetic mean of the number of registered users at the end of each month during the reporting period. For each month, we determine the number of users registered in our platform as of the last day of that month (“month-end users”). The average number of users for the period is calculated using these monthly month-end user counts.

The number of users represents the source of transaction revenue for our EWA services. While an increase in the number of users generally supports revenue growth, revenue is also significantly influenced by user activity levels, including the number of transactions per user.

Number of clients

Number of clients represent the total number of distinct contractual counterparties that have an active agreement with us for our services as of the end of the applicable period. This metric includes clients utilizing our EWA services, system OEM clients, and system maintenance clients.

Results of Operations

Fiscal Year Ended March 31, 2026 Compared to Fiscal Year Ended March 31, 2025

The following table presents selected comparative results of operations from our audited consolidated financial statements for the fiscal year ended March 31, 2026, compared to the fiscal year ended March 31, 2025. Our financial results for these periods are not necessarily indicative of the financial results that we will achieve in future periods. Certain totals for the table below may not sum to 100% due to rounding. The data should be read in conjunction with our audited consolidated financial statements included elsewhere in this prospectus.

(amounts in thousands, except share and per share data)	Fiscal Year Ended March 31,		Variance
	2026	2025	Dollars	Percentage
Revenue
Earned Wage Access services	12	13	(1)	(7.7)%
Subscription services	1,107	3,671	(2,564)	(69.8)%
Software maintenance	16,247	6,360	9,887	155.5%
Total Revenue	17,366	10,044	7,322	72.9%
Cost of revenue	15,182	7,756	7,426	95.7%
Gross Profit	2,184	2,288	(104)	(4.5)%
Operating expenses:
Selling, General and Administrative Expenses	1,089	763	326	42.7%
Amortization expenses	2	2	—	0.0%
Total operating expenses	1,091	765	326	42.6%
Income from operations	1,093	1,523	(430)	(28.2)%
Other income, net	8	1	7	700.0%
Interest expenses	(146)	(148)	2	(1.4)%
Income before income taxes	955	1,376	(421)	(30.6)%
Income tax expenses	1	197	(196)	(99.5)%
Net Income	954	1,179	(225)	(19.1)%

Key Operating Metrics

	Fiscal Year Ended March 31,		Variance
	2026	2025	Amount	Percentage
Average number of users	10,540	8,959	1,581	17.6%
Number of clients	12	12	—	0.0%

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	Fiscal Year Ended March 31,
	2026	2025
	(as a percentage of sales)
Revenue	100.0%	100.0%
Cost of revenue	87.4%	77.2%
Gross Profit	12.6%	22.8%
Operating expenses:
Selling, General and Administrative Expenses	6.3%	7.6%
Amortization expenses	0.0%	0.0%
Total operating expenses	6.3%	7.6%
Income from operations	6.3%	15.2%
Other income (expenses), net	0.0%	0.0%
Interest expenses	-0.8%	-1.5%
Income before income taxes	5.5%	13.7%
Provision for income taxes	0.0%	2.0%
Net Income	5.5%	11.7%

Revenue

Revenue for the fiscal year ended March 31, 2026 was $17,366,000 compared to $10,044,000 for the fiscal year ended March 31, 2025 and increased by $7,322,000, or 72.9%.

●

For the fiscal year ended March 31, 2026, revenue from EWA services decreased by $1,000, or 7.7%, compared to the fiscal year ended March 31, 2025. Although the average number of users increased during the fiscal year ended March 31, 2026, the number of transactions per use declined during the period.

●

For the fiscal year ended March 31, 2026, revenue from subscription services decreased by $2,564,000, or 69.8%, compared to the fiscal year ended March 31, 2025 as we entered into a new agreement with our customer in March 2025.

●

For the fiscal year ended March 31, 2026, revenue from software maintenance increased by $9,887,000, or 155.5%, compared to the fiscal year ended March 31, 2025 due to larger maintenance orders related to the software update during the fiscal year ended March 31, 2026.

Cost of revenue

Cost of revenue for the fiscal year ended March 31, 2026 was $15,182,000 compared to $7,756,000 for the fiscal year ended March 31, 2025 and increased by $7,426,000, or 95.7% which reflects the higher direct costs associated with the higher revenue during the fiscal year ended March 31, 2026.

Selling, General and Administrative Expenses (“SG&A expenses”)

SG&A expenses for the fiscal year ended March 31, 2026 was $1,089,000 compared to $763,000 for the fiscal year ended March 31, 2025 and increased by $326,000, or 42.7%. The increase was primarily due to higher payroll and related expenses resulting from an increase in headcount, as well as an increase in outsourcing expenses during the fiscal year ended March 31, 2026.

Other Income (Expense), net

Other income for the fiscal year ended March 31, 2026 was $8,000 compared to $1,000 for the fiscal year ended March 31, 2025 and remained relatively constant as we had no significant non-recurring income or losses in both periods.

Interest Expenses

Interest expenses for fiscal year ended March 31, 2026 was $146,000 compared to $148,000 for the fiscal year ended March 31, 2025 and decreased by $2,000, or 1.4% due to lower amount of borrowings we had during the fiscal year ended March 31, 2026.

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Liquidity and Capital Resources

As of March 31, 2026 and 2025, we had cash of $12,104,000 and $5,178,000, respectively. Liquidity is a measure of our ability to meet potential cash requirements. We generally funded our operations with cash flow from operations, and, when needed, borrowing from financial institutions. Our principal use of liquidity has been to fund our daily operations and working capital. We expect that our cash and cash equivalents will be sufficient to fund our operating expenses and cash obligations for the next 12 months, although our ability to continue as a going concern depends upon our ability to attract and retain revenue generating customers, acquire new customer contracts, and secure additional financing.

Summary of Cash Flows

Fiscal Year Ended March 31, 2026 Compared to Fiscal Year Ended March 31, 2025

The following table summarizes our cash flows for the periods presented:

(amounts in thousands)	Fiscal Years Ended March 31,
	2026	2025
Statement of Cash Flow Data:
Net cash (used in) provided by operating activities	$(1,395)	$4,723
Net cash used in investing activity	(153)	—
Net cash provided by (used in) financing activities	9,154	(182)

Cash Flows (Used in)/Provided by Operating Activities

For the fiscal year ended March 31, 2026, net cash used in operating activities was $1,395,000, primarily resulting from a decrease in accounts payable and accrued expenses, partially offset by a decrease in prepaid expenses and other current assets and an increase in other current liabilities during the period.

For the fiscal year ended March 31, 2025, net cash provided by operating activities was $4,723,000, primarily resulting from our net income, increase in account payable and increase in other liabilities.

Cash Flows Used in Investing Activity

For the fiscal year ended March 31, 2026, net cash used in investing activities was $153,000 as a result of the acquisition of investment.

We had no investing activities during the fiscal year ended March 31, 2025.

Cash Flows Provided by/ (Used in) Financing Activity

For the fiscal year ended March 31, 2026, net cash provided by financing activities was $9,154,000 primarily due to proceeds received from the issuance of shares, partially offset by repayment of long-term borrowings and bonds.

For the fiscal year ended March 31, 2025, net cash used in financing activity was $182,000 as a result of repayment of long-term borrowings.

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Contractual Obligations

The following table presents our commitments and contractual obligations as of March 31, 2026, as well as our long-term obligations:

	As of March 31, 2026
(amounts in thousands)	Payments due by period:
	Total	Less than 1 year	1 – 3 years	4 – 5 years	More than 5 years
Long-term debt	$641	$175	$282	$184	$—
Convertible bonds	6,285	6,285	—	—	—
Operating lease liabilities	10	10	—	—	—
Total	$6,936	$6,470	$282	$184	$—

Off-Balance Sheet Arrangements

As of March 31, 2026 and 2025, we did not have any material off-balance sheet arrangements.

Recent Developments

Forward Stock Split

On November 20, 2025, our Board of Directors approved a forward stock split of our issued and outstanding common stock at a ratio of 10-for-1, which became effective on December 4, 2025. As of December 4, 2025 and immediately prior to the Stock Split, there were 48,546,938 shares of common stock issued and outstanding. As a result of the Stock Split, we currently have 487,065,702 shares of common stock issued and outstanding. All share and per share data included within the consolidated financial statements and related footnotes have been adjusted to account for the effect of the Stock Split.

Private Placement – Common Stock

On March 12, 2026, the Company issued 1,596,322 shares of Common Stock at a purchase price of $10.00 per share (for an aggregate of $15,963,220 of gross proceeds) to an investor (Akira Iwasato) in a private placement under Regulation S promulgated under the Securities Act.

Repayment of Convertible Bonds

On May 29, 2026, Advasa Japan, the Company’s subsidiary, fully repaid the convertible bonds issued on November 16, 2022. The convertible bonds had an aggregate principal amount of ¥1,000,000 thousand, approximately $7,164 thousand, bore interest at 1.0% per annum, and were scheduled to mature on March 31, 2027.

Quantitative and Qualitative Disclosure About Market Risk

We are exposed to market risks in the ordinary course of our business. Information relating to quantitative and qualitative disclosures about these market risks is described below.

Inflation risk

Inflationary pressures have recently increased, and may continue to increase, the costs of labor, raw materials and other inputs for our products. We have experienced, and may continue to experience, higher than expected inflation, including escalating transportation, commodity and other supply chain costs and disruptions. If our costs are subject to significant inflationary pressures, we may not be able to offset such higher costs through price increases, which could adversely affect our business, results of operations or financial condition.

Liquidity risk

Liquidity risk is the risk that we will be unable to execute payments on the payment date when performing obligations to repay financial liabilities that come due. We monitor and maintain a level of cash and cash equivalents deemed adequate to finance our operation and to mitigate the effects of fluctuations in cash flow based on cashflow plans we prepare and maintain.

Market risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily related to fair value of financial instruments as well as interest rates changes.

Interest Rate Risk

Our operations are interest rate sensitive. As the borrowing capability is adversely affected by increases in interest rates, a significant increase in interest rates may negatively affect the ability of borrowings to secure adequate financing. Higher interest rates could adversely affect our revenue, gross margin, and net income.

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Credit risk

We hold cash in bank deposits financial institutions in Japan which are insured by the Deposit Insurance Corporation of Japan subject to certain limitations. We have not experienced any losses on such accounts and believe they are not exposed to any significant credit risk on cash and cash equivalents. Credit risk is also the risk of our incurring financial losses due to the default of contractual obligations by customers. We conduct credit management of customers in Japan based on their financial condition.

Critical Accounting Policies and Estimates

Our consolidated financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. We have identified certain accounting policies that are significant to the preparation of our consolidated financial statements. These accounting policies are important for an understanding of our financial condition and results of operations. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. While our significant accounting policies are more fully described in Note 2 to the consolidated financial statements included elsewhere in this prospectus, we believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our consolidated financial statements.

Use of Estimates

Significant accounting estimates reflected in our consolidated financial statements include useful lives of intangible assets, impairment of long-lived assets, the carrying value of operating lease right-of-use assets, allowance for credit loss on accounts receivable, the valuation of equity-based compensation, and valuation allowance against net deferred tax assets. Economic conditions may increase the inherent uncertainty in the estimates and assumptions indicated above. Actual results may differ from previously estimated amounts, and such differences may be material to our consolidated financial statements.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of our financial statements:

Foreign Currency Translation

We maintain our books and record in our local currency, Japanese YEN (“JP¥”), which is a functional currency as being the primary currency of the economic environment in which our operation is conducted. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

Our reporting currency is the United States Dollars (“US$”), and the accompanying consolidated financial statements have been expressed in US$. In accordance with ASC Topic 830-30, “Translation of Financial Statements”, assets and liabilities of the Company whose functional currency is not US$ are translated into US$, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from the translation of financial statements are recorded as a separate component of accumulated other comprehensive loss within the statements of changes shareholders’ deficit.

Accounts Receivable, Net

Accounts receivable primarily consist of the amounts billed and currently due from customers, net of an allowance for credit losses, if recorded. When we have an unconditional right to payment, subject only to the passage of time, the right is treated as receivable. Our accounts receivable balances are unsecured, bearing no interest. Fees billed in advance of the related contractual term represent contract liabilities and are presented as deferred revenue.

At each balance sheet date, we recognize an expected allowance for credit losses. In addition, also at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist.

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The allowance estimate is derived from a review of our historical losses on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by us. We believe historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as our customers’ composition have remained constant.

We write off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in income or an offset to credit loss expense in the year of recovery.

Leases

Leases are comprised of operating leases for office space. In accordance with FASB ASC Topic 842, Leases, we determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use assets (ROU), current portion of operating lease liabilities, and non-current operating lease liabilities in the Consolidated Balance Sheets. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date.

For leases with terms greater than 12 months, we record a right-of-use asset and a lease liability representing the present value of future lease payments. The discount rate used to measure the lease asset and liability is determined at the beginning of the lease term using the rate implicit in the lease, or our collateralized incremental borrowing rate. The implicit rate within our leases is generally not determinable and, therefore, the incremental borrowing rate at lease commencement is utilized to determine the present value of lease payments. We estimate our incremental borrowing rate based on third-party lender quotes to obtain secured debt in a like currency for a similar asset over a timeframe similar to the term of the lease. For those contracts that include fixed rental payments for both the use of the asset (“lease costs”) as well as for other occupancy or service costs relating to the asset (“non-lease costs”), we generally include both the lease costs and non-lease costs in the measurement of the lease asset and liability.

We account for each lease and any non-lease components associated with that lease as a single lease component for all asset classes. Lease expenses for our operating leases are recognized on a straight-line basis over the lease term except for variable lease costs, which are expensed as incurred.

Impairment or Disposal of Long-Lived Assets

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, we recognize an impairment loss only if the carrying amount is not recoverable when compared to our undiscounted cash flows, and the impairment loss is measured based on the difference between the carrying amount and fair value. Long-lived assets held for sales are reported at the lower of cost or fair value less costs to sell.

Jumpstart Our Business Startups Act of 2012

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act enacted in 2012 (the “JOBS Act”). As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our consolidated financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of this offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.07 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

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CORPORATE HISTORY AND STRUCTURE

Overview

Advasa Holdings, Inc. was incorporated in the State of Delaware on February 4, 2025. We conduct business activities principally through our 96.6% owned operating subsidiary, Advasa Co., Ltd. (“Advasa (Japan)”), as further described below.

Upon incorporation, we were authorized to issue 500,000,000 shares of Common Stock, par value $0.00001 per share, and 50,000,000 shares of preferred stock, par value $0.00001 per share. On December 4, 2025, we effectuated a 10-for-1 forward stock split and increased the authorized shares to 5,000,000,000 shares of Common Stock and 500,000,000 shares of preferred stock. As of the date of this prospectus, there are 487,065,702 shares of Common Stock outstanding and no shares of preferred stock outstanding.

Historical Common Equity Transactions

On February 5, 2025, we issued 50 shares of Common Stock to Taiji Ito, sole incorporator of Advasa Holdings, Inc., for $0.10 per share for a total subscription of $5.00.

On June 13, 2025, we issued the following founders shares to the following founders of Advasa Holdings, Inc.: (i) 43,125,000 shares of Common Stock to Taiji Ito at a price of $0.000001 per share, for an aggregate of $43.13; (ii) 16,875,000 shares of Common Stock to Spirit Advisors at a price of $0.000001 per share, for an aggregate of $16.88; and (iii) 15,000,000 shares of Common Stock to Atsushi Saisho at a price of $0.000001 per share, for an aggregate of $15.00.

On August 29, 2025, we issued 410,469,380 shares of our Common Stock to the existing holders of common shares of Advasa (Japan) in exchange for all outstanding common shares of the existing stockholders of Advasa (Japan), who held 96.6% of the issued and outstanding capital stock of Advasa (Japan). The acquisition of Advasa (Japan) was accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled all these entities before and after the transaction. The consolidation of Advasa Holdings, Inc. and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the transaction had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

On August 29, 2025, we redeemed the 50 shares of Common Stock issued to Taiji Ito, as sole incorporator of Advasa Holdings, Inc., for $0.10 per share for a total subscription of $5.00.

On March 12, 2026, we issued 1,596,322 shares of Common Stock at a purchase price of $10.00 per share (for an aggregate of $15,963,220 of gross proceeds) to an investor (Akira Iwasato) in a private placement under Regulation S promulgated under the Securities Act.

The above issuances/sales were made pursuant to an exemption from registration as set forth in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act or Regulation S promulgated under the Securities Act.

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Corporate Structure

The following diagram depicts our organization structure immediately prior to this offering:

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BUSINESS

Company Overview

Advasa Holdings, Inc., a Delaware corporation, was formed on February 4, 2025 for the purpose of being a holding company for Advasa (Japan), with its headquarters in Tokyo, Japan.

We are a financial technology and services company that offers a suite of financial services and solutions, including an earned wage access (“EWA”) named “FUKUPE”. FUKUPE provides employees with real-time access to their earned wages through cashless receipts and settlements that integrate seamlessly with wallets, cards, and bank accounts. In addition to serving businesses directly, we license our EWA technology portfolio and offer OEM (original equipment manufacturer) services. For the years ended March 31, 2026 and 2025, we had 12 clients, including 10 EWA clients, 1 system OEM client, and 1 system maintenance client.

Our EWA solution is protected by several patents, whereby we currently have nine issued patents in major patent jurisdictions. Notably, we have two issued patents in the United States, two in Japan, and one in South Korea. We have multiple filings of the basic features of our EWA platform in 16 different countries.

Our Philosophy

Our mission is to create an equal finance platform for the public by offering innovative solutions to make cash accessible to the millions of people who lack access to basic financial services or provide an alternative to traditional banks. Starting with EWA products and microloans, and moving beyond, we want to provide a flexible and inclusive platform for financial transactions and create an ecosystem where anyone can participate in the global economy with little effort.

How FUKUPE Works

Our patented system consists of efficiently gathering, using, and managing necessary employee and employer-related data to ensure efficient access to on-demand payroll for employees, while seamlessly integrating with the HR and payroll systems that employers already have in place.

Typically, companies pay their employees on a weekly or bi-weekly basis in arrears. We provide a solution for employees that want to access the wages that they have already earned prior to their “set” payday. Our system calculates the available earned wage for each employee by using attendance/time data that we receive from the employer in real time, which is then filtered through predetermined limits that are set by us and the employer. The earned wage is viewable to each employee on a computer device (i.e., computer or smartphone) through an individualized EWA user account. When an employee chooses to access their available earned wages, our EWA system transfers the earned wage amount to the employee. Employees can receive their funds through a remittance to their bank account, a digital wallet, or pre-paid card, by and through our partnerships with various payment platforms and prepaid or VISA card issuers. The amount advanced by the employee is then deducted from their total earnings to ensure an accurate net pay on payday.

For the employer, our platform integrates seamlessly with their existing payroll and timekeeping systems. We operate as sort of an overlay service, and thus cause no major disruption to a company’s current operations. Previous EWA systems involved the retrieval of financial and employee data from different sources, resulting in inefficient data exchanges and data privacy issues. Moreover, the management of funds and payment rules by employers and banks made the process of wage payment rigid, cumbersome, and slow. In contrast, our system can be used in real-time without relying on a bank transfer and without the burden on the employer to prepare a deposit or incur any installation or operational costs. Our EWA system does not require the employer to advance the wages itself, but rather, it is funded by us, through our financial partners.

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Our Platform

Our platform is delivered exclusively as a hosted service that we operate and maintain. Customers do not receive a copy of our software in executable, object code, or source code form, and are not permitted to download or install the software. Our contracts do not grant customers the right to take possession of the software, deploy it on their own hardware, or engage an unrelated third party to host the platform on their behalf.

All functionality is provided through access to our hosted platform. While we provide APIs to facilitate integration with customers’ payroll and human resources systems, these APIs function solely as access points to our hosted services and do not convey any ownership interest or license rights in the underlying software.

Patent Enforcement and Licensing

Our patents relate to EWA solutions that enable employees to access a portion of their already earned wages, if needed, outside a traditional pay cycle. Our patents are broad in scope and highly relevant to technological solutions and products/services currently commercialized. A significant aspect of our business strategy involves monetizing our patent portfolio through enforcement actions against major EWA service providers that we believe are infringing on our intellectual property and otherwise pursuing licensing agreements.

We believe that our system and patents are relevant to three different groups of companies—(i) EWA providers, especially those that pre-fund the advance wages and where employees can easily access their funds through an online platform; (ii) EWA customers (i.e., companies and employers); and (iii) payment service providers, such as banks, credit cards, and online payment solutions. As an EWA provider, we provide the EWA platform and user interface, manage employee and employer data, generate the earned wage information available to the user, and pre-fund the earned wage to the employee. Our platform creates an efficient relationship with the employer, significantly reducing the impact of the EWA operation on the employer’s business and integrating seamlessly with the employers’ HR departments. It also facilitates the relationship between the employer and the payment service provider.

Earned Wage Access

Earned Wage Access is gaining significant traction across the globe as an innovative solution to empower workers and support businesses. By providing employees with access to their earned wages as they work, rather than waiting for a set payday, EWA helps to reduce financial stress, increase workplace satisfaction, and improve financial stability.

1.	Access to Real-Time Wages

With EWA, employees gain access to their wages as they earn them, reducing the financial burden that comes with waiting for monthly or bi-weekly pay cycles. This immediate access to wages provides workers with greater financial flexibility, allowing them to manage their expenses more effectively.

2.	Mitigating the Risk of Unpaid Wages

Traditional salary systems are vulnerable to delays, especially in situations like company bankruptcies or financial distress. EWA helps balance the power dynamic between employers and employees by ensuring timely payment, reducing the risk of unpaid wages, and improving worker security.

3.	Enhancing Employee Financial Well-being

EWA fosters financial stability by reducing the stress associated with financial uncertainty. Employees no longer have to rely on credit, loans, or payday advances to meet their daily needs, improving overall well-being and job satisfaction.

4.	Reducing Dependence on High-Cost Loans

By providing employees with timely access to wages, EWA helps them avoid costly debt options such as payday loans and credit card debt. Employees that do not have savings, and experience a hardship or emergency, have unplanned expenses, or otherwise are struggling to make ends meet, will be able to have an alternative means of accessing funds immediately. This reduction in reliance on high-interest financial products supports better financial health and reduces the risk of financial distress.

5.	Increasing Employee Retention and Attraction

Offering EWA as an employee benefit enhances company attractiveness, particularly in industries with high turnover and lower wages. Increasing employee satisfaction leads to higher retention rates and greater workforce stability, which is crucial for long-term organizational success.

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Intellectual Property

We are committed towards the comprehensive protection of our inventions, as demonstrated by multiple filings of the basic features of our EWA platform, including main patent jurisdictions (i.e., U.S., EU, China, Japan, and South Korea. We have applied for patents in 82 countries and currently have 17 patents in 14 countries,. We believe this has set up a solid patent position that is set to grant us invention rights around the world.

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Our patent portfolio is as follows:

Progress of domestic patent applications

As of October 24, 2024

Invention Title: System for Providing Services in Response to Funding Needs, Method Therefor, Business Operator Server, and Program

Country/Region	Application number	Filing date	Registration number	Registration date	Applicant	Remarks
Japan	Patent Application No. 2016-254858	2016/12/28	Patent No. 6249506	2017/12/1	FTS K.K.	patent decision

Progress of domestic patent applications

As of October 24, 2024

Name of invention: System for providing services in response to funding needs, business operator server

Country/Region	Application number	Filing date	Registration number	Registration date	Applicant	Remarks
Japan	Patent Application No. 2017-220838	2016/12/28	Patent No. 6332715	2018/5/11	FTS K.K.	patent decision

Progress of foreign patent applications

(Taiwan and international applications PCT/JP2017/035041 transition to various countries)

As of October 24, 2024

Invention Title: System for Providing Services in Response to Funding Needs, Method Therefor, Business Operator Server, and Program

Country/Region	Application number	Filing date	Registration number	Registration date	Applicant	Remarks
U.S.	16/474,500	2017/9/27	11010746	2021/5/18	FTS K.K.	Patent examination (including all divisional applications)
Morocco	46167	2017/9/27	46167	2020/6/30	FTS K.K.	patent decision
South Korea	10-2019-7021883	2017/9/27	10-2090039	2020/3/11	FTS K.K.	patent decision
Singapore	11201905892Q	2017/9/27	11201905892Q	2021/5/10	FTS K.K.	patent decision
Russia	2019123610	2017/9/27	2724646	2020/6/25	FTS K.K.	patent decision
Taiwan	106133577	2017/9/29	I743211	2021/10/21	FTS K.K.	patent decision
Ukraine	a2019 08398	2017/9/27	126395	2022/9/28	FTS K.K.	patent decision
Egypt	PCT 1019/2019	2017/9/27	30675	2022/2/14	FTS K.K.	patent decision
Chile	201901814	2017/9/27	65803	2022/11/7	FTS K.K.	patent decision
Nigeria	NG/PT/C/2019/3827	2017/9/27			FTS K.K.	Patent examination (including all divisional applications)
Kuwait	KW/P/2019/219	2017/9/27	KW/P/2019/219	2019/6/27	FTS K.K.	patent decision
Indonesia	PID201906132	2017/9/27	IDP000093677	2024/5/7	FTS K.K.	patent decision
Philippines	1-2019-501474	2017/9/27			FTS K.K.	Patent examination (including all divisional applications)
Malaysia	PI2019003696	2017/9/27	MY-203796-A	2024/7/18	FTS K.K.	patent decision
EPO	17887448.3	2017/9/27			FTS K.K.	in transition
China	201780081291.3	2017/9/27			FTS K.K.	Appeal against the judgment

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Our Collaborations and Partnerships

We have established several partnerships and collaborations with financial institutions to support the development and expansion of our EWA business.

We maintain agreements with Seven Bank, PayPay Bank, and GMO Aozora Net Bank that allow us to use their real-time transfer service APIs. Under these arrangements, the banks charge us a monthly connection fee, a per-transfer fee, or a combination of both. A copy of the agreements with GMO Aozora Net Bank and Seven Bank are filed herewith as Exhibit 10.11 and 10.12, respectively.

We also work with TIS Inc. to integrate our EWA services with their widget distribution platform. In addition, we have an agreement with APLIS Co., Ltd. to enable the use of their “BANKIT” app, which functions as electronic money for domestic and international purchases and services.

Our commission agreement with AEON Bank provides that when an employee referred by AEON Bank uses EWA, we pay the bank 20% of the commission we receive as a referral fee. A copy of the agreement with AEON Bank is filed herewith as Exhibit 10.13.

We have also partnered with Sumitomo Mitsui Card Co., Ltd. to be able to issue a charge-type VISA prepaid card. Employees now have the option to use the funds from their EWA straight to a prepaid card, eliminating the need for ATM withdrawals after transferring funds to a conventional bank account.

Business Strategy

Our business strategy has been to work diligently in establishing our patents and infrastructure, and cautiously expanding until we gained a thorough understanding of regulations in the various jurisdictions in which we are looking to operate. We are focusing on expanding our direct service and OEM offerings. Our current customers are all in Japan, and we are preparing for our imminent launch in Indonesia and the United Arab Emirates. As we continue to expand in Asia and the Middle East, we plan to build localized revenue models tailored to each country. By expanding our presences in Asia and the Middle East first and monitoring regulations in each country, we believe we are building competitive strength against some of the larger EWA platforms in the United States.

As an example, in order to comply with current relevant laws in the United States, we anticipate that we will not charge fees to the employee. Instead, our revenue model would likely be through receiving fees from the company/employer and transaction processing fees. In a recent news report on April 14, 2025, the New York State Attorney General filed a lawsuit against Daily Pay and Money Lion accusing the app-based financial technology companies of exploiting workers by charging excessive fees to collect paychecks more quickly. The attorney general stated that MoneyLion’s $8.99 fee on a $100 two-week advance under the “Instacash” brand name carries an effective annual interest rate of 234%, while DailyPay’s $2.99 fee on a $20 seven-day advance carries an effective rate above 750%. Issues like this are revealing itself in many of the markets that we plan on entering, and we are committed to researching the regulations applicable to that market and tailoring our revenue models accordingly. (See “Special Note Regarding Forward-Looking Statements.”)

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Legal and Regulatory Considerations- Japan

Japan’s Digital Salary Payments

Under Japan’s Labor Standards Act, wages must be paid in full, directly to the employee, in currency. However, several exceptions are permitted, including by an ordinance of the Ministry of Health, Labor, and Welfare (MHLW) effective on April 1, 2023 that allowed employers to pay salaries to their employees electronically via designated funds transfer service providers, including through smartphone payments apps. These providers must meet several specific specifications:

-	Balance transfer requirement: If an employee’s account balance exceeds ¥1 million, the excess must be transferred to the employee’s bank account or other designated account;
-	Credit guarantee enrollment: providers must be enrolled in a credit guarantee system that ensures full payment to employees in case of the provider’s bankruptcy;
-	Payment guarantee measures: providers must have measures to guarantee full payment to employees when account balances are reduced due to reasons beyond the employee’s control;
-	Free cash withdrawal: employees must be able to withdraw cash for free at least once a month using ATMs or other means;
-	Technical capability: providers must possess the technical abilities to properly operate the salary transfer service.

Though these regulations are not specific to EWA service providers, it does create a regulatory environment that supports our operations. We can function as a designated fund transfer service provider.

EWA Services in Japan

In Japan, the legal classification of EWA services depends on the specific operational structure and the terms under which funds are advanced to employees. Under Japan’s Money Lending Business Act, entities engaged in the lending and borrowing of money are required to register as money lenders. However, certain activities are excluded from this definition. Notably, in December 2018, Japan’s Ministry of Economy, Trade and Industry (METI) stated that prepaid salary replacement services do not fall under the category of a “money lending business” under Japanese law because the employer is advancing wages that the employee has already earned, which is not considered a loan.

Conversely, if a third party provider offers these EWA services, whereby they advance funds to employees based on the employee’s earned wages and then collects repayment from the employer, the legal interpretation differs. In March 2020, the Financial Services Agency (FSA) of Japan issued a no-action letter indicating that such payroll factoring schemes are equivalent to a “money lending business.”

Because we offer our original equipment manufacturer (OEM) platform to the employer (which platform is integrated into the employer’s payroll system) and sell the licenses to our patented systems, we are not currently considered a prepayment service provider, and thus not a money lending business. As of the date of this prospectus, we are not registered as a money lender.

Market Opportunity

EWA Market

Multiple research reports predict that the EWA market is expected to grow significantly in the global market. Allied Market Research projected that the global payday loans market was valued at $32.48 billion in 2020 and is projected to reach $48.68 billion by 2030, growing at a CAGR of 4.2%.1 However, though pay day loans and EWA services are both short-term financial solutions, they are different financial products. More narrowly, Zion Market Research estimated that the market size for global EWA software was worth around $22.5 billion in 2022 and predicted to grow to around $26.74 billion by 2030, growing at a CAGR of 2.18% between 2023 and 2030.2 Comparatively, Market Research Future projected the EWA software market to grow from $30.83 billion in 2025 to $242.46 billion by 2034, exhibiting a CAGR of 25.75%.3

1 Allied Market Research. (n.d.). Payday Loans Market Size, Share and Industry Forecast - 2030. [online] Available at: https://www.alliedmarketresearch.com/payday-loans-market-A10012

2 Earned Wage Access Software Market By Type (On-Premise and Cloud-Based), By Application (Small & Medium-Sized Enterprises (SMEs) and Large Enterprises), and By Region - Global and Regional Industry Overview, Market Intelligence, Comprehensive Analysis, Historical Data, and Forecasts 2023 – 2030; Zion Market Research. Available at https://www.zionmarketresearch.com/report/earned-wage-access-software-market

3 Earned Wage Access Software Market Research Report By Deployment (Cloud, On-premises), By Organization Size (Small and Medium-sized Enterprises (SMEs), Large Enterprises), By Industry Vertical (Retail, Healthcare, Manufacturing, Technology, Transportation, Hospitality, Education, Financial Services), By Wage Cycle (Weekly, Biweekly, Monthly), By Features (Real-time access to earned wages, No-fee or low-fee options, Integration with payroll systems, Financial literacy tools, Analytics and reporting) - Forecast to 2034; ID: MRFR/ICT/25066-HCR, Author: Aarti Dhapte, April 2025; Available at: https://www.marketresearchfuture.com/reports/earned-wage-access-software-market-26727

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In 2020 reports on “instant access to wages” published by the world’s four largest accounting firms, Mastercard, and VISA, it has been highly praised as “a way to solve the challenges of both employees and employers,” and industry experts predict that it will not be long before companies with all kinds of workers, including white-collar, blue-collar, gig, baby boomers, Gen X, millennials, and Gen Z, adopt “instant access to wages.”4 These predictions have largely come to fruition. We have seen multinational conglomerates like WalMart, McDonalds, and Uber adopting an EWA payment model.

Managing liquidity can be expensive for lower income workers whose options they may consider have been payday loans, credit cards, overdraft, earned wage products, or missing payments on bills.5 We believe that the expansion of EWA can help mitigate the reliance of non-regular employees on high-interest loans or other aggressive options by enabling them to access their earned wages immediately. With the rise of flexible work arrangements, such as gig employment, same-day payments are becoming increasingly popular. Additionally, as digital payment adoption grows, even regular employees may find value in this benefit, further driving the shift toward more accessible and timely wage distribution.

Significant Percentage of Japanese Consumers Lack Sufficient Savings and Live Paycheck to Paycheck

According to a 2017 study from the Bank of Japan, approximately 30% of Japanese households and over 50% of single-person households have no savings, meaning they are waiting for each paycheck in order to pay their expenses. Further, there are significant income disparities between full-time, permanent “regular” employees with an annual salary of ¥5.3 million, whereas the approximately 20 million “non-regular” employees—such as part-time, contract, or temporary workers—earn an average of only ¥2.02 million.6 Non-regular workers constitute a significant portion of Japan’s workforce, being approximately 21 million persons, representing 30% of the Japanese workforce as of 2024.7 We believe we can operate effectively in this segment of the market by facilitating credit products to historically underserved consumers. Generally, these consumers are in need of fair, affordable, transparent, and flexible credit products to cover everyday expenses and cash shortfalls, but traditional banks and credit providers are largely unwilling to service these consumers due to low credit scores or similar factors.

U.S. Market Sees Rapid Growth in Earned Wage Products

According to a 2024 report by the U.S. Consumer Finance Protection Bureau (“CFPB”), the market for employer-partnered earned wage products are growing rapidly, estimating that the number of transactions processed by these providers grew from 90% from 2021 to 2022, with more than 7 million workers accessing approximately $22 billion in 2022.8 They also found that the average transaction size for earned wage transactions were relatively small—ranging from $35 to $200 and that the share of workers used the earned wage access product at least once a month increased from 41% in 2021 to nearly 50% in 2022. This just comes to show that earned wage product use is increasing, and it is more prevalent in lower-income households.

4 “KPMG - Attention payroll leaders: COVID-19 spurs surge of earned wage access programs, 2020”.

5 Herman Donner and Francis Daniel Siciliano, The Impact of Earned Wage Access on Household Liquidity and Financial Well-Being (January 2022), https://papers.ssrn.com/sol3/papers.cfm?abstract_id=4007632 (hereinafter Donner & Siciliano); Brookings Institution, Meet The Low-Wage Workforce (November 2019), https://www.brookings.edu/research/meet-the-low-wage-workforce

6 As reported by the Japan National Tax Agency 2023 survey.

7 “Share of employees in non-permanent employment in Japan 2002-2024, by age,: Published by Statista Research Department, Feb. 14, 2025

8 Data Spotlight: Developments in the Paycheck Advance Market, Consumer Financial Protection Bureau, July 18, 2024

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Alternative Lending Criteria

Consumer debt in Japan remains substantial. The outstanding balance of card loans issued by banks is approximately ¥5.8 trillion, with an additional ¥4.5 trillion held by other consumer finance and money-lending institutions.9 However, due to tighter regulations within the banking sector, many borrowers—especially non-regular employees—are turning to predatory “loan sharks” for financial assistance. The balance of loans has decreased by about half from ¥20 trillion in 2006, with outflows going to loan sharks.

Many top lenders use credit scores, among other quantifiable metrics and qualifying rules to determine a potential borrower’s creditworthiness, and these criteria often result in adverse selection—potentially overlooking consumers who are otherwise willing and able to repay. We have determined that there are alternative metrics that can be used to determine a consumer’s true ability and willingness to pay.

Opportunity for the Unbanked Population

As more companies seek to offer flexible, modern benefits to their employees, the demand for innovative payroll solutions continues to rise. The global unbanked population presents a substantial market opportunity, with over 1.7 billion people worldwide lacking access to formal financial services.9

Across OECD member countries, approximately $1 trillion in wages remain unpaid at any given time. 10 By releasing earned wages through EWA, we unlock significant liquidity in the economy, potentially benefiting thousands of workers. We estimate the market size for EWA services alone to be in the billions, with the potential for exponential growth as more businesses and financial institutions adopt our platform. Our solution not only addresses employee financial well-being but also contributes to a broader societal goal of enhancing financial inclusion on a global scale.

Competitive Landscape

We operate in dynamic, fragmented and highly competitive industries across our business lines, characterized by rapidly evolving technologies, frequent product and service introductions and competition based on pricing, innovative features, quality and functionality, brand recognition and other differentiators. With respect to our financial product and service offerings, we compete with a variety of direct and marketplace providers of consumer-focused banking, lending, investing and other financial products. Our competitors include traditional banks and credit unions; non-bank digital providers offering banking-related services; specialty finance and other non-bank digital providers offering consumer lending-related or earned wage access products; digital wealth management platforms; and digital financial platform and marketplace competitors, which aggregate and connect consumers to financial product and service offerings.

We have competition in the domestic and international space and expect our competition to continue to increase, as there are generally no substantial barriers to entry to the markets we serve. EWA providers that are currently active in the market are Dailypay, Branch, Zayzoon, Tapcheck, Wagestream, One@work, and PayActiv. Large companies with hundreds of thousands of employees such as Walmart, Lidl, or McDonalds already offer EWA to their employees through EWA providers PayActiv, DailyPay, and Branch, respectively. In addition, well known employers and HR service providers that provide their services to large companies also implement EWA services through EWA providers. For example, ADP has collaborated with DailyPay, PayChex with PayActive, and VensureHR with Zayzoon.

Some of our current and potential competitors have longer operating histories, particularly with respect to financial services products similar to ours, significantly greater financial, technical, marketing and other resources and a larger customer base than we do. Notwithstanding these competitive challenges, we believe that our patented platform solution, development of business partnerships, utilization of overseas networks of system partners, and the licensing of our patents to local financial institutions, allow us to compete effectively.

9 World Bank, Financial Inclusion on the Rise, But Gaps Remain, Global Findex Database Shows, (Apr. 19, 2018) (Press Release No. 2018/130/DEC) https://www.worldbank.org/en/news/press-release/2018/04/19/financial-inclusion-on-the-rise-but-gaps-remain-global-findex-database-shows

10 EY, On-Demand Pay: Payroll That Works for All (Sept. 2020)

11 “Outstanding credit card loans from banks to consumers in Japan 2016-2024,” Published by Statista Research Department, Apr 9, 2025

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Recent Developments

Formation

On February 5, 2025, we issued 50 shares of Common Stock to Taiji Ito, sole incorporator of Advasa Holdings, Inc., for $0.10 per share for a total subscription of $5.00.

Share Issuances

On June 13, 2025, we issued the following founders shares to the following founders of Advasa Holdings, Inc.: (i) 43,125,000 shares of Common Stock to Taiji Ito at a price of $0.000001 per share, for an aggregate of $43.13; (ii) 16,875,000 shares of Common Stock to Spirit Advisors at a price of $0.000001 per share, for an aggregate of $16.88; and (iii) 15,000,000 shares of Common Stock to Atsushi Saisho at a price of $0.000001 per share, for an aggregate of $15.00.

Reorganization and Share Exchange Agreement

On August 29, 2025, we issued 410,469,380 shares of our Common Stock to the existing holders of common shares of Advasa (Japan) in exchange for all outstanding common shares of the existing stockholders of Advasa (Japan), who held 96.6% of the issued and outstanding capital stock of Advasa (Japan). The acquisition of Advasa (Japan) was accounted for as a recapitalization among entities under common control since the same controlling shareholders controlled all these entities before and after the transaction. The consolidation of Advasa Holdings, Inc. and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the transaction had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Redemption

On August 29, 2025, the Company redeemed the 50 shares of Common Stock issued to Taiji Ito, as sole incorporator of Advasa Holdings, Inc., for $0.10 per share for a total subscription of $5.00.

Approval of the Advasa Holdings, Inc. 2025 Equity Incentive Plan

On October 27, 2025, our Board of Directors and stockholder holding a majority of our outstanding ordinary shares approved the Advasa Holdings, Inc. 2025 Equity Incentive Plan (the “Plan”). The Plan covers up to 72,000,000 shares of Common Stock (“Shares”) which may be used for Awards. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Cash-Based Awards and Other Stock-Based Awards and as discussed below. Nonstatutory Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to employees, directors and consultants/contractors, and Incentive Stock Options may be granted only to employees.

The foregoing description of the Advasa Holdings, Inc. 2025 Equity Incentive Plan is qualified in its entirety by reference to the Advasa Holdings, Inc. 2025 Equity Incentive Plan, a copy of which is filed as Exhibit 10.1 to the registration statement of which this prospectus forms a part.

Employment Agreements

We entered into executive employment agreements with Grady Ryther on August 11, 2025 to serve as Chief Executive Officer and with Katharyn Field on November 19, 2025 to serve as Chief Financial Officer of Advasa Holdings, Inc. See “Executive and Director Compensation – Employment Agreements” for a description of these agreements, which are filed as Exhibits 10.2 and 10.3 to the registration statement of which this prospectus forms a part.

Forward Stock Split

On November 20, 2025, our Board of Directors approved a forward stock split of our issued and outstanding common stock at a ratio of 10-for-1, which became effective on December 4, 2025. As of December 4, 2025 and immediately prior to the Stock Split, there were 48,546,938 shares of common stock issued and outstanding. As a result of the Stock Split, we currently have 487,065,702 shares of common stock issued and outstanding. All share and per share data included within the consolidated financial statements and related footnotes have been adjusted to account for the effect of the Stock Split.

Private Placement – Common Stock

On March 12, 2026, the Company issued 1,596,322 shares of Common Stock at a purchase price of $10.00 per share (for an aggregate of $15,963,220 of gross proceeds) to an investor (Akira Iwasato) in a private placement under Regulation S promulgated under the Securities Act.

Repayment of Convertible Bonds

On May 29, 2026, Advasa Japan, the Company’s subsidiary, fully repaid the convertible bonds issued on November 16, 2022. The convertible bonds had an aggregate principal amount of ¥1,000,000 thousand, approximately $7,164 thousand, bore interest at 1.0% per annum, and were scheduled to mature on March 31, 2027.

Employees

As of July 13, 2026, we had a total of two full-time employees, including our Chief Executive Officer and Chief Financial Officer at Advasa Holdings, Inc., and no part-time employees. We also have two directors at Advasa (Japan) and one corporate auditor. Labor-management relations are stable.

Legal Proceedings

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us.

Description of Real Property

Our corporate headquarters are located at 1-2-7 Moto-Akasaka, Minato-ku, Tokyo, 107-0051 Japan, where Advasa Co., Ltd. leases approximately 256.16 rentable square feet of office space from a third party. The office lease is a month-to-month lease (automatically renews each month). The terms of the office lease provide for a base rent payment of 93 thousand yen (approximately $620) per month including common area expenses.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the name and age as of July 13, 2026, and position of the individuals who currently serve as directors and executive officers of Advasa Holdings, Inc.

Name	Age	Position
Grady Ryther	37	Chief Executive Officer and a Director
Katharyn Field	42	Chief Financial Officer
Sultan Ali Rashed Lootah*	47	Independent Director
William Witherspoon*	45	Independent Director
Ferdinand Groenewald*	41	Independent Director

*Member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Set forth below is a brief biography of each of our executive officers and directors.

Executive Officers

Grady Ryther. Mr. Ryther has been the Chief Executive Officer and a director of Advasa Holdings, Inc. since August 11, 2025. Mr. Ryther is a U.S. citizen. From September 2022 through August 2025, he founded and managed Grade-A Tutoring, a private tutoring company specializing in SAT preparation and advanced subjects. From February 2021 through May 2023, Mr. Ryther founded and managed Pix-Elation, a creative retail business integrating digital media and direct-to-consumer merchandising. From May 2018 through February 2021, he served as the managing director of ICON Parks Design, a landscape architecture and community development firm. Mr. Ryther graduated cum laude from Harvard University with an A.B. in Physics and a secondary field in Economics in May 2010, where he distinguished himself academically by earning the second-highest score in Mechanics and Special Relativity. He has led business development, client engagement, and operational oversight in connection with the foregoing businesses. He has also directed exploratory initiatives in digital innovation, including blockchain-enabled payment integration. Mr. Ryther’s prior work with digital payment systems and emerging financial technologies provides relevant perspective as the Company continues to expand its fintech solutions. The Board of Directors believes that Mr. Ryther is qualified to serve as a director based on his academic distinction, leadership, entrepreneurial background, and experience in applying technology and business strategy to support organizational growth. Mr. Ryther does not hold, and has not previously held, any directorships in any reporting companies.

Katharyn Field. Ms. Field has been the Chief Financial Officer of Advasa Holdings, Inc. since November 19, 2025. Ms. Field is a U.S. citizen. She has also served as an independent director on LogProstyle, Inc., a Japanese company that operates a wide range of businesses, including real estate development, hotel management, and restaurant management (NYSE American: LGPS), since October 2024. In addition, Ms. Field has served as an independent director and audit committee member at Virpax Pharmaceuticals Inc., a specialty pharmaceutical company focused on pioneering advanced healthcare solutions with its flagship product leveraging proprietary liposomal encapsulation (Nasdaq: VRPX), since July 2024. Furthermore, she has served as an independent director and audit committee member at iSpecimen Inc., a company that provides technology that connects life science researchers who need human biofluids, tissues, and living cells for their research with biospecimens available in healthcare provider organizations worldwide (Nasdaq: ISPC), since September 2024. Moreover, Ms. Field has served as the chief executive officer and the chairman of the board of directors at Halo Collective Inc., a company that engages in the cultivation, manufacture, transportation, and distribution of cannabis and cannabis extracts in Canada and the United States (OTC: HCANF), since July 2022. She has also served as the interim chief executive officer and a director at Akanda Corporation, a company that engages in the cultivation, manufacture, and distribution of cannabis-based products for medicinal use worldwide (Nasdaq: AKAN), since June 2022. Ms. Field worked as a director at Costa Farms, a U.S. horticultural grower, from January 2013 to January 2017, worked as a consultant from January 2017 to January 2018, served as a senior vice president at MariMed Inc., a company that engages in cultivation, production, and dispensing of medicinal and recreational cannabis in the United States and internationally (OTC: MRMD), from January 2018 to March 2019, and served as the chief strategy officer at Halo Collective Inc. from April 2019 to February 2020 and its president from February 2020 to July 2022. Ms. Field received her bachelor’s degree in public policy from Stanford University in 2005 and her master of business administration degree from Columbia University in 2011.

Sultan Ali Rashed Lootah. Mr. Lootah has served as an independent director and a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of Advasa Holdings since June 24, 2026. Mr. Lootah is a citizen of United Arab Emirates. Mr. Lootah is a prominent Emirati strategist, entrepreneur, and leader with extensive experience in both government and private sectors. From 2010 to 2014, he served as Chief Executive Officer of the Mohammad bin Rashid Al Maktoum Foundation, where he transformed the organization into a dynamic platform focused on addressing unemployment across the Arab world. Before becoming CEO, he was the foundation’s Executive Director of Entrepreneurship Development. In the private sector, Mr. Lootah oversees a diverse group of companies involved in investment, consultancy, and real estate. His current roles include serving as Managing Partner of Sicurezza since October 2025; Chairman of the Board and Managing Director of Relam Investment since April 2018; Chairman of Nuqoosh since September 2024; Managing Director of Iootah Foods since December 2023; Managing Director of Floos Payment Service Provider LLC since April 2019; Managing Director of Vault Management Consultants and Vault Real Estate, both since May 2015; and Managing Director of Sultan Lootah Petroleum since April 2015. He also serves as Chairman of Lootah Properties in Pakistan, a cross-border expansion initiative aimed at strengthening UAE–Pakistan economic ties while advancing innovative and sustainable real estate ventures. Internationally, Mr. Lootah has served as Chairman of the Emirati-Norwegian Chamber of Commerce in Oslo and as Honorary Ambassador of Foreign Investment Promotion for the Republic of Korea from 2015 to 2017. He holds an Executive MBA from the Higher Colleges of Technology, an Executive Diploma in Public Administration from the Lee Kuan Yew College in Singapore, and a university degree in Business Information Technology. The Board of Directors believes that Mr. Lootah is qualified to serve as a director based on his leadership, entrepreneurial background, and business experience. Mr. Lootah does not hold, and has not previously held, any directorships in any reporting companies.

William Witherspoon. Mr. Witherspoon has served as an independent director and a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of Advasa Holdings since June 24, 2026. Mr. Witherspoon is a U.S. citizen. Mr. Witherspoon has served as Asset Acquisition Manager for UMcapital since January 2025, supporting the confirmation and preparation of in-ground and SKR assets for potential acquisition. Since January 2020, he has also served as Principal of Hubert Development, where he leads multifamily and commercial real-estate projects through acquisition, pre-development, financing, construction, and stabilization. From January 2017 to present, he has concurrently worked as a Financial and Settlement Consultant with Forge Consulting, advising high-net-worth clients on trust, estate, insurance, and long-term financial strategies. He has also continued operating Shire Gate Farm, founded in 2007, and Four Paws Pet Resort, founded in 2005, both of which remained active during the past five years. Mr. Witherspoon holds an M.B.A. from George Washington University and a B.S. in Housing & Community Development from the University of Georgia. The Board of Directors believes that Mr. Witherspoon is qualified to serve as a director based on his leadership, entrepreneurial background, and business experience. Mr. Witherspoon does not hold, and has not previously held, any directorships in any reporting companies.

Ferdinand Groenewald. Mr. Groenewald has served as an independent director and a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of Advasa Holdings since June 24, 2026. Mr. Groenewald is a U.S. citizen. Since February 22, 2024, Mr. Groenewald served as Vice President of Finance of Alaunos Therapeutics, Inc., a Nasdaq-listed company, and from June 5, 2024 through March 15, 2026, he served as Chief Financial Officer of Streamex Corp., a Nasdaq-listed company. From July 31, 2022 through December 15, 2023, Mr. Groenewald has served in several capacities at the CFO Squad which provides outsourced accounting and consulting services. From January 2, 2022 to July 31, 2022, Mr. Groenewald had served as the Chief Accounting Officer of Muscle Maker, Inc., a Nasdaq listed company. From September 2018 to January 2, 2022, Mr. Groenewald served as the Chief Financial Officer of Muscle Maker, Inc. From January 25, 2018 through May 29, 2018, Mr. Groenewald served as the Vice President of Finance, Principal Financial Officer and Principal Accounting Officer of Muscle Maker, Inc., Muscle Maker Development, LLC and Muscle Maker Corp., LLC. In addition, from October 2017 through May 29, 2018, he served as the controller of Muscle Maker, Inc. Mr. Groenewald is a certified public accountant with significant experience in finance and accounting. From July 2018 through August 2018, he served as senior financial reporting accountant of Wrinkle Gardner & Company, a full-service tax, accounting and business consulting firm. From February 2017 to October 2017, Mr. Groenewald served as Senior Financial Accounting Consultant at Pharos Advisors, Inc. serving a broad range of industries. From November 2013 to February 2017, he served as a Senior Staff Accountant at Financial Consulting Strategies, LLC where he provided a broad range of accounting, financial reporting, and pre-auditing services to various industries. From August 2015 to December 2015, Mr. Groenewald served as a Financial Reporting Analyst at Valley National Bank. Mr. Groenewald serves as a member of the rYojbaba Co., Ltd., a publicly reporting company that is listed on the Nasdaq Capital Market, since August 15, 2025. Mr. Groenewald also serves as a member of the Board of Directors of HeartCore Enterprises, Inc., a publicly reporting company that is listed on the Nasdaq Capital Market, since January 24, 2022. Mr. Groenewald served as a member of the Board of Directors of SYLA Technologies Co., Ltd., a publicly reporting company that was listed on the Nasdaq Capital Market, from December 1, 2022 to May 25, 2025. Mr. Groenewald holds a Bachelor of Science in accounting from the University of South Africa. Mr. Groenewald is a Certified Public Accountant.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past 10 years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

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●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Committees and Director Independence

Prior to this offering, there has been no public market for our Common Stock. Our Common Stock is not currently listed on any national securities exchange market or quoted on the OTC Markets. We have applied to list our Common Stock on the Nasdaq Global Market. In order to list our Common Stock on the Nasdaq Global Market, we are required to comply with the Nasdaq Global Market standards relating to corporate governance, requiring, among other things, that:

●	A majority of our Board of Directors to consist of “independent directors” as defined by the applicable rules and regulations of the Nasdaq Global Market;

●	The compensation of our executive officers to be determined, or recommended to the Board of Directors for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a Compensation Committee comprised of at least two independent directors as well as composed entirely of independent directors;

●	That director nominees to be selected, or recommended to the Board of Directors for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised of at least two independent directors as well as composed entirely of independent directors; and

●	Establishment of an audit committee with at least three independent directors as well as composed entirely of independent directors, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Global Market rules.

Our Board of Directors has affirmatively determined that we have one non-independent director, namely Grady Ryther, and three independent directors, namely Sultan Ali Rashed Lootah, William Witherspoon and Ferdinand Groenewald. Therefore, a majority of the members of the Board of Directors consist of independent directors.

Committees of the Board of Directors

Audit Committee

We have established an audit committee (“Audit Committee”) which consists of three directors, namely Sultan Ali Rashed Lootah, William Witherspoon, and Ferdinand Groenewald. We have determined that Sultan Ali Rashed Lootah, William Witherspoon and Ferdinand Groenewald satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules and Rule 10A-3 under the Securities Exchange Act. Ferdinand Groenewald qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Nasdaq Listing Rules. Ferdinand Groenewald serves as the chair of the Audit Committee. Our Audit Committee has adopted a written charter, a copy of which is posted on the Corporate Governance section of our website at https://adbt.io.

Our Audit Committee is authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;
●	review the proposed scope and results of the audit;
●	review and pre-approve audit and non-audit fees and services;
●	review accounting and financial controls with the independent auditors and our financial and accounting staff;
●	review and approve transactions between us and our directors, officers and affiliates;
●	recognize and prevent prohibited non-audit services;
●	establish procedures for complaints received by us regarding accounting matters; and
●	oversee internal audit functions, if any.

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Compensation Committee

We have established a compensation committee (“Compensation Committee”) which consists of three directors, namely Sultan Ali Rashed Lootah, William Witherspoon and Ferdinand Groenewald. We have determined that Sultan Ali Rashed Lootah, William Witherspoon and Ferdinand Groenewald satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules. Sultan Ali Rashed Lootah serves as the chair of the Compensation Committee. Our Compensation Committee has adopted a written charter which defines the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq Global Market. A copy of the charter is posted on the Corporate Governance section of our website at https://adbt.io.

The functions of the Compensation Committee, among other things, are to:

●	review and determine the compensation arrangements for management;

●	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administer our incentive compensation and benefit plans and purchase plans;

●	oversee the evaluation of the Board of Directors and management; and

●	review the independence of any compensation advisers.

Nominating and Corporate Governance Committee

We have established a nominating and corporate governance committee (“Nominating and Corporate Governance Committee”) which consists of three directors, namely Sultan Ali Rashed Lootah, William Witherspoon and Ferdinand Groenewald. We have determined that Sultan Ali Rashed Lootah, William Witherspoon and Ferdinand Groenewald satisfy the “independence” requirements of Section 5605(a)(2) of the Nasdaq Listing Rules. William Witherspoon serves as the chair of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee has adopted a written charter which defines the committee’s primary duties in a manner consistent with the rules of the SEC and Nasdaq Global Market. A copy of the charter is posted on the Corporate Governance section of our website at https://adbt.io.

The functions of the Nominating and Corporate Governance Committee, among other things, include:

●	identifying individuals qualified to become board members and recommending director;

●	nominees and board members for committee membership;

●	developing and recommending to our board corporate governance guidelines;

●	review and determine the compensation arrangements for directors; and

●	overseeing the evaluation of our board of directors and its committees and management.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors. No member of our board is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Code of Ethics

We have adopted a code of business conduct and ethics (“Code of Ethics”) that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Ethics is available at our website at https://adbt.io.

We are required to disclose any amendment to, or waiver from, a provision of our Code of Ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four business days following the date of any such amendment to, or waiver from, a provision of our Code of Ethics.

Corporate Governance Guidelines

Our board of directors adopted corporate governance guidelines in accordance with the corporate governance rules of the Nasdaq Global Market. The corporate governance guidelines are available at our website at https://adbt.io. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

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Limitation on Liability and Indemnification of Officers and Directors

Our certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the General Corporation Law of the State of Delaware.

We intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation and bylaws.

Our certificate of incorporation also permits us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our Board of Directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation paid by our subsidiaries during the year ended March 31, 2026 and 2025 to Grady Ryther, our Chief Executive Officer (principal executive officer). We refer to this individual as our “named executive officer.” No other executive officers received total compensation in excess of $100,000.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Grady Ryther	2026	$80,000	-	-	$-	-	-	$-	$80,000
Chief Executive Officer (principal executive officer)	2025	$-	-	-	$-	-	-	$-	$-

Employment Agreements

Executive Employment Agreement with Grady Ryther

On August 11, 2025, we entered into an Executive Employment Agreement with Grady Ryther, who serves as the Chief Executive Officer of Advasa Holdings, Inc. Mr. Ryther’s agreement provides that he will be paid an annual salary of $120,000. Mr. Ryther is eligible to be paid bonuses as may be determined by our Board of Directors, and his agreement is subject to the terms and conditions described below in the section entitled “Provisions Applicable to All Executive Employment Agreements.” A copy of the Employment Agreement with Mr. Ryther is filed herewith as Exhibit 10.2.

Executive Employment Agreement with Katharyn Field

On November 19, 2025, we entered into an Executive Employment Agreement with Katharyn Field, who serves as the Chief Financial Officer of Advasa Holdings, Inc. Ms. Field’s agreement provides that she will be paid an annual base salary of $120,000. On the earlier to occur of (i) February 1, 2026 or (ii) the consummation of our direct listing of our common stock on the Nasdaq, the base salary shall be increased to $300,000 on an annual basis. Ms. Field is eligible to be paid bonuses as may be determined by our Board of Directors, and her agreement also has the terms and conditions which are described below in the section entitled “Provisions Applicable to All Executive Employment Agreements.” A copy of the Employment Agreement with Ms. Field is filed herewith as Exhibit 10.3.

Provisions Applicable to All Executive Employment Agreements

Each of the Executive Employment Agreements described above include the following terms, unless otherwise noted below:

An initial term of three years, provided that the term of each agreement will automatically be extended for one or more additional terms of one year each unless either we or the applicable executive provides notice to the other of their desire to not so renew the initial term or renewal term (as applicable) at least 30 days prior to the expiration of then-current initial term or renewal term (as applicable). Each of the agreements provide that the applicable executive’s employment shall be “at will,” meaning that either applicable we or the executive may terminate the applicable executive’s employment at any time and for any reason, subject to the other provisions of the agreement.

Each of the agreements provide that they may be terminated by us, either with or without “Cause”, or by the applicable executive, either with or without “Good Reason”.

For purposes of each agreement, “Cause” means:

● a violation of any of our material written rule or policy for which violation any employee may be terminated pursuant to our written policies reasonably applicable to an executive employee;

● misconduct by the applicable executive to our material detriment;

● the applicable executive’s conviction (by a court of competent jurisdiction, not subject to further appeal) of, or pleading guilty to, a felony;

● the applicable executive’s gross negligence in the performance of the applicable executive’s duties and responsibilities as described in the agreement; or

● the applicable executive’s material failure to perform the applicable executive’s duties and responsibilities as described in the agreement (other than any such failure resulting from the applicable executive’s incapacity due to physical or mental illness or any such failure subsequent to the applicable executive being delivered a notice of termination without Cause by us or delivering a notice of termination for Good Reason to us), in either case after written notice from the Board to the applicable executive of the specific nature of such material failure and the applicable executive’s failure to cure such material failure within 10 days following receipt of such notice.

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For purposes of each agreement, “Good Reason” means:

● at any time following a Change of Control (as defined below), a material diminution of compensation and benefits (taken as a whole) provided to the applicable executive immediately prior to a Change of Control;

● a reduction in base salary or target or maximum bonus, other than as part of an across-the-board reduction in salaries of management personnel;

● the relocation of the applicable executive’s principal executive office to a location more than 50 miles further from the applicable executive’s principal executive office immediately prior to such relocation; or

● a material breach by us of any of the terms and conditions of the agreement which we fail to correct within 10 days after we receive written notice from the applicable executive of such violation.

For purposes of each agreement a “Change of Control” will be deemed to have occurred if, after the effective date of the applicable agreement, (i) the beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of securities representing more than 50% of our combined voting power is acquired by any “person” as defined in sections 13(d) and 14(d) of the Exchange Act (other than us, any of our subsidiaries, or any trustee or other fiduciary holding securities under our employee benefit plan), (ii) the merger or consolidation with or into another corporation where our shareholders, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any) in substantially the same proportion as their ownership of the Company immediately prior to such merger or consolidation, or (iii) the sale or other disposition of all or substantially all of our assets to an entity, other than a sale or disposition by us of all or substantially all of our assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned directly or indirectly by our shareholders, immediately prior to the sale or disposition, in substantially the same proportion as their ownership immediately prior to such sale or disposition.

In the event that we terminate the term of the applicable agreement or the applicable executive’s employment with Cause, or if the applicable executive terminates their agreement without Good Reason, then, subject to any other agreements with us with respect to other equity grants made to such executive, we expect that each of the agreements will provide that:

● we will pay to the applicable executive any unpaid base salary and benefits then owed or accrued, and any unreimbursed expenses;

● any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with us will immediately be forfeited; and

● all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

Each of the agreements provides that, in the event that we terminate the term of the applicable agreement or the applicable executive’s employment without Cause, or if the applicable executive terminates their agreement with Good Reason, then, subject to any other agreements with respect to other equity grants made to such executive:

● we will pay to the applicable executive any base salary, bonuses, and benefits then owed or accrued, and any unreimbursed expenses;

● any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with us will, to the extent not already vested, be deemed automatically vested; and

● all of the parties’ rights and obligations under the agreement will cease, other than those rights or obligations which arose prior to the termination date or in connection with such termination, and subject to the survival provisions of the agreements.

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Each of the agreements provides that, in the event of the applicable executive’s death or total disability during the term of the applicable agreement, the term of the applicable agreement and the applicable executive’s employment shall terminate on the date of death or total disability. In the event of such termination, our sole obligations to the applicable executive (or the applicable executive’s estate) will be for unpaid base salary, accrued but unpaid bonus and benefits (then owed or accrued and owed in the future), a pro-rata bonus for the year of termination based on the applicable executive’s target bonus for such year and the portion of such year in which the applicable executive was employed, and reimbursement of expenses pursuant to the terms hereon through the effective date of termination, and any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with us will immediately be forfeited as of the termination date.

Each of the agreements provides that in the event that the term of the applicable agreement is not renewed by either party, any unvested portion of any equity granted to the applicable executive under the applicable agreement or any other agreements with us will immediately be forfeited as of the expiration of the term of the applicable agreement without any further action of the parties.

Each of the agreements provide that if it is determined that any payment provided to the applicable executive under the applicable agreement or otherwise, whether or not in connection with a Change of Control (a “Payment”), would constitute an “excess parachute payment” within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such that the Payment would be subject to an excise tax under section 4999 of the Code (the “Excise Tax”), we will pay to the applicable executive an additional amount (the “Gross-Up Payment”) such that the net amount of the Gross-Up Payment retained by the applicable executive after the payment of any Excise Tax and any federal, state and local income and employment tax on the Gross-Up Payment, shall be equal to the Excise Tax due on the Payment and any interest and penalties in respect of such Excise Tax.

During the term of the applicable agreement, each of the agreements provides that the applicable executive will be entitled to fringe benefits consistent with our practices, and to the extent that we provide similar benefits to our executive officers, and is entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment and travel expenses incurred by the applicable executive in connection with the performance of the applicable executive’s duties hereunder and in accordance with the our expense reimbursement policies and procedures.

Each of the agreements provides that, during the term of the applicable agreement, the applicable executive will be entitled to indemnification and insurance coverage for officers’ liability, fiduciary liability and other liabilities arising out of the applicable executive’s position with us in any capacity, in an amount not less than the highest amount available to any other executive, and such coverage and protections, with respect to the various liabilities as to which the applicable executive has been customarily indemnified prior to termination of employment, shall continue for at least six years following the end of the term of the applicable agreement. Any indemnification agreement entered into between us and the applicable executive shall continue in full force and effect in accordance with its terms following the termination of the applicable.

Each of the agreements contains customary confidentiality provisions, and customary provisions related to our ownership of intellectual property conceived or made by the applicable executive in connection with the performance of their duties under the applicable agreement (i.e., a “work-made-for-hire” provision).

Each of the agreements contains a non-compete provision which provides that, for the term of the applicable agreement and for a period of two years thereafter, the applicable executive shall not, directly or indirectly: (i) engage in any other business, association or relationship of any kind with any business which provides, in whole or in part, the same or similar services and/or products offered by the which directly or indirectly competes with our business; nor (ii) solicit or accept, or induce any person or entity to reduce goods or services to us, or in any manner assist others in the solicitation, acceptance, or inducement of, any business transactions with our existing and prospective clients, accounts, suppliers and/or other persons or entities with whom we have had business relationships (or whom we had specifically identified for a prospective business relationship). These restrictions extend to the geographic area in which we actively conducted business immediately prior to termination of the applicable agreement.

Each of the agreements, also contains a customary non-solicitation provision, in which the applicable executive agrees that, for the term of the applicable agreement and for a period of three years thereafter, the applicable executive will not, directly or indirectly solicit or discuss with any our employees the employment of such employee by any other commercial enterprise other than us, nor recruit, attempt to recruit, hire or attempt to hire any such employee on behalf of any commercial enterprise other than us, provided that this provision does not prohibit the applicable executive from undertaking a general recruitment advertisement provided that the foregoing is not targeted towards any person or entity identified above, or from hiring, employing or engaging any such person or entity who responds to such general recruitment advertisement.

Due to the application of various jurisdiction’s laws, there is no assurance that any non-compete provisions or the non-solicitation provisions as set forth above will be enforced. We expect that each of the agreements which contain these provisions will contain a “blue pencil” provision that, in the event that a court determines that any of these restrictions are unenforceable, the parties to the agreement agreed that it is their desire that the court substitute an enforceable restriction in place of any restriction deemed unenforceable, and that the substitute restriction be deemed incorporated in the agreement and enforceable against the applicable executive.

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Each of the agreements contains customary representations and warranties by the applicable executive, relating to the agreement, and any of our securities that may be issued to the executive, and contains other customary miscellaneous provisions relating to waivers, assignments, third party rights, survival of provisions following termination, severability, notices, waiver of jury trials and other provisions.

Each of the agreements provides that the agreement is governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with such laws, without giving effect to the choice of law provisions thereof. Each of the agreements provides that all legal proceedings concerning the applicable agreement will be in either (i) the courts of the State of New York and the federal courts of the United States of America in each case located in New York City, New York; or (ii) the Tokyo District Courts, provided that each agreement also includes a provision relating to any disputes being settled by arbitration, with such arbitration to take place in New York City, New York.

Director Compensation

We and our subsidiaries did not pay any compensation or make any equity awards or non-equity awards to any of our directors during the year ended March 31, 2026. Directors may be reimbursed for travel and other expenses directly related to their activities as directors. Directors who serve as employees receive no additional compensation for their service as directors.

Agreements with Independent Directors

We have entered into Independent Director Agreements (each, a “Director Agreement”) with each of our independent directors, providing for certain matters related to each such person’s service as an independent director of the Company.

Pursuant to the Director Agreement, each independent director agrees to serve as an independent director and to devote as much time as is reasonably necessary to perform director’s duties as a director of the Company, including duties as a member of one or more committees of the Board, to which the director is appointed. The director party to the Director Agreement agrees that he or she will not, without the prior notification to the Board, engage in any other business activity which could materially interfere with the performance of the director’s duties, services and responsibilities to us or which is in violation of the reasonable policies established from time to time by us, provided that the foregoing will not limit the applicable director’s activities on behalf of any current employer and its affiliates the Board of Directors of any entities on which applicable director currently sits. The Director Agreements provide that the Board may require the resignation of the director if it determines that the director’s other business activity materially interferes with the performance of the director’s duties, services and responsibilities to us.

The Director Agreements provide that the applicable director confirms that they are an “independent director” under the applicable Nasdaq Listing Rules, including Nasdaq Rule 5605(a)(2), and, where applicable, Rule 10A-3 under the Exchange Act, and the director also provides certain customary representations and warranties as to such director’s “accredited investor” status with respect to the receipt of any of our securities.

Each Director Agreement provides the compensation payable to the applicable director, which is expected to be as follows:

●	Each director shall be paid the sum of $30,000 annually for director’s service as a director of the Company, to be paid $2,500 each calendar month, payable within 5 business days of the end of each calendar month, and with such amount for any partial calendar month being appropriately prorated.

●	Each director shall be paid $5,000 annually for service as a member of the Audit Committee and an additional sum of $10,000 annually for service as the Chairman of the Audit Committee, with each of these payments to be paid quarterly in equal portions, within 5 business days of the end of each calendar quarter, and with any amount for any partial calendar quarter being appropriately prorated.

●	Each director shall be paid $5,000 annually for service as a member of the Compensation Committee and an additional sum of $10,000 annually for service as the Chairman of the Compensation Committee, with each of these payments to be paid quarterly in equal portions, within 5 business days of the end of each calendar quarter, and with any amount for any partial calendar quarter being appropriately prorated.

●	Each director shall be paid $4,000 annually for service as a member of the Nominating and Corporate Governance Committee and an additional sum of $7,500 annually for service as the Chairman of the Nominating and Corporate Governance Committee, with each of these payments to be paid quarterly in equal portions, within 5 business days of the end of each calendar quarter, and with any amount for any partial calendar quarter being appropriately prorated.

In addition, we may grant to director certain shares or other options or awards related thereto, as may be determined by the Board or a committee thereof.

During the term of the applicable independent director agreement, we will reimburse the applicable director for all reasonable out-of-pocket expenses incurred by the applicable director in attending any in-person meetings, provided that the applicable director complies with the generally applicable policies, practices and procedures for submission of expense reports, receipts or similar documentation of such expenses. Any reimbursements for allocated expenses (as compared to out-of-pocket expenses of the applicable director in excess of $500.00) must be approved in advance by us.

Each of the agreements contains customary confidentiality provisions, and customary provisions related to our ownership of intellectual property conceived or made by the applicable director in connection with the performance of their duties under the applicable agreement (i.e., a “work-made-for-hire” provision).

The Director Agreements include customary confidentiality provisions, and provisions related to the assignment of intellectual property rights to us. The Director Agreements contain customary miscellaneous provisions relating to successors and assigns, interpretation, enforcement, amendments and waivers.

Each of the Director Agreements is governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such state. Each of the agreements provides that all legal proceedings concerning the applicable agreement will be in the state and federal courts sitting in Delaware, provided that each agreement also includes a provision relating to any disputes being settled by arbitration.

The term of the Director Agreements continue until the director resigns or is removed in accordance with the Certificate of Incorporation and Bylaws, or upon the death of the director.

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Copies of the Director Agreements with Sultan Ali Rashed Lootah, William Witherspoon, and Ferdinand Groenewald are filed herewith as Exhibits 10.4, 10.5 and 10.6, respectively.

Equity Incentive Plan

2025 Plan

On October 27, 2025, shareholders and directors have adopted a share incentive plan. The purpose of the Advasa Holdings, Inc. 2025 Equity Incentive Plan (the “Plan”) is to provide us with the ability to make certain grants of equity securities, or rights to receive equity securities, of the Company, for the purpose of attracting and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees, directors and consultants, and to promote the success of our business. Recipients of awards under the Plan are referred to as “Participants.”

The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Awards, Cash-Based Awards and Other Stock-Based Awards, and as discussed below, each of which are referred to as “Awards”). Nonstatutory Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units may be granted to employees, directors and consultants/contractors, and Incentive Stock Options may be granted only to employees (all of whom may be referred to as “Service Providers”). Each Award will be evidenced by an Award agreement in the form as attached to the Plan for the particular form of Award, with may have such changes as the Administrator, in its sole discretion, will determine.

The Plan covers up to 72,000,000 shares of Common Stock (“Shares”) which may be used for Awards. If an Award expires or becomes un-exercisable without having been exercised in full, is surrendered or forfeited, the unacquired Shares will become available for future grant or sale under the Plan (unless the Plan has terminated). There were 72,000,000 Shares available for award as of the date of this prospectus under the Plan.

The Plan will initially be administered by the Board, but the Board may also designate a committee of the Board to administer the Plan. The body administering the Plan at any time is referred to as the “Administrator.” The Administrator will have general powers to implement and administer the Plan, including determining the value of Shares and the Award, to select the recipients of Awards, to approve the agreements related to Awards, and to determine the determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award, to modify any Awards made, and to make all other determinations deemed necessary or advisable for the operations of the Plan.

Option Awards

Options, which may be either an Incentive Stock Option or a Nonstatutory Stock Option, represent the right to acquire Shares for a specific exercise price. The two different forms of options have differing tax treatment under U.S. tax laws, and have different requirements and restrictions, and as recipients. Generally, Incentive Stock Options may only be issued to employees. Each option Award will have a term of 10 years, provided that the Administrator may modify this, or any other term related to an option Award or any other Award, as the Administrator may determine.

If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or disability, the Participant may exercise his or her Option within such period of time as is specified in the Award agreement, and, in the absence of a specified time in the Award agreement, the Option will remain exercisable for three months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If a Participant ceases to be a Service Provider as a result of the Participant’s disability, the Participant may exercise his or her Option within such period of time as is specified in the Award agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award agreement). In the absence of a specified time in the Award agreement, the Option will remain exercisable for 12 months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award agreement), by the Participant’s designated beneficiary or personal representative and, in the absence of a specified time in the Award agreement, the Option will remain exercisable for 12 months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan.

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Stock Appreciation Rights.

Stock Appreciation Rights (“SARs”) represent the right to receive, upon exercise thereof, an amount in cash as set forth in the Plan and the applicable Award agreement, which are generally the increase in value, if any, of the Shares between the date of grant and the date of exercise of the applicable SAR. The per Share exercise price for the Shares that will determine the amount of the payment to be received upon exercise of an SAR will be determined by the Administrator and will be no less than 100% of the fair market value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of SARs granted under the Plan. Upon exercise of an SAR, a Participant will be entitled to receive payment from us in an amount determined by multiplying (i) the difference between the fair market value of a Share on the date of exercise over the exercise price; and (ii) the number of Shares with respect to which the SAR is exercised. At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

Restricted Stock.

Awards under the Plan may be made in restricted stock, which are grants of Shares which are subject to vesting and forfeiture. A Participant receiving a grant of restricted stock may vote the applicable Shares prior to vesting and will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise, but may not sell or transfer the Shares until vested. The Administrator may determine the amount, vesting period and other terms and conditions of the restricted stock award.

Restricted Stock Units.

Restricted Stock Units (“RSUs”) are units which may, once vested, be settled by us via the issuance of Shares, or via the payment of cash based on the value of the Shares at such time. The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of RSUs that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit, or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion. Participants have no voting rights with respect to Shares represented by RSU until the date of the issuance of such Shares. However, the Administrator may provide in the Award agreement evidencing any RSU that the Participant shall be entitled to dividend equivalent rights with respect to the payment of cash dividends on the Shares during the period beginning on the date such Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date the Award is settled or the date on which it is terminated.

Performance Units and Performance Shares.

Performance Units and Performance Shares are Awards which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing. The Administrator will set performance objectives or other vesting provisions in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” The Administrator may also set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion, as set forth in the Plan, with respect to the vesting or payment of Performance Units and Performance Shares. Participants have no voting rights with respect to Shares represented by Performance Share Awards until the date of the issuance of such Shares, if any. However, the Administrator, in its discretion, may provide in the Award evidencing any Performance Share Award that the Participant shall be entitled to dividend equivalent rights with respect to the payment of cash dividends on the Shares during the period beginning on the date the Award is granted and ending, with respect to each share subject to the Award, on the earlier of the date on which the Performance Shares are settled or the date on which they are forfeited.

Cash-Based Awards and Other Stock-Based Awards.

The Plan also permits other cash-based Awards and stock-based Awards as the Administrator may determine, which may include equity-based or equity-related Awards not otherwise described by the terms of the Plan, in such amounts and subject to such terms and conditions as the Administrator shall determine.

Form of Award Agreements.

A form of Award agreement for a grant of Options, SARs, Restricted Stock, and Restricted Stock Units are attached to the Plan, provided that the Administrator has the discretion to modify such forms and to replace such forms with any other agreement as determined by the Administrator. In the event of a conflict between the terms of any Award agreement and the provisions in the body of the Plan, the terms of the Award agreement control.

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Additional Provisions

As noted above, the Plan includes form agreements for Awards of Options, restricted stock, SARs and RSUs, and the Administrator generally has the power to modify the terms and conditions of these form agreements as the Administrator may determine.

The Plan provides that any Director who is not an employee (an “Outside Director”) may not be granted, in any fiscal year, Awards with a grant date fair value (computed as of the date of grant in accordance with U.S. generally accepted accounting principles) of more than $300,000.

Unless the Administrator provides otherwise, vesting of Awards granted under the Plan will be suspended during any unpaid leave of absence. A Participant will not cease to be an employee in the case of (i) any leave of absence approved by us or (ii) transfers between locations of the Company or between the Company, its parent or subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed three months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, or otherwise transferred in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant.

In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, share subdivision, share consolidation, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in our corporate structure affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of shares of stock that may be delivered under the Plan and/or the number, class, and price of shares of stock covered by each outstanding Award, and the numerical Share limits as set forth above. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines (subject to the provisions of the Plan) without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change in Control; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change in Control, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such merger or Change in Control; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by us without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award agreement or other written agreement between the Participant and us or any of our Subsidiaries or Parents, as applicable. In addition, if an Option or SAR is not assumed or substituted in the event of a merger or change in control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

In the event of a Change in Control, with respect to Awards granted to an Outside Director, the Outside Directors will fully vest in and have the right to exercise Options and/or SARs as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable Award agreement or other written agreement between the Participant and us or any of our subsidiaries or parents.

All Awards under the Plan will be subject to recoupment under any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award agreement as the Administrator determines necessary or appropriate.

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If the Participant’s service to us or any of our affiliates as a service provider is terminated for any reason, then any Award which has not vested as of such time in accordance with its terms shall automatically be forfeited and cancelled and shall cease to vest, be exercisable or otherwise provide any benefit to Participant. This forfeiture provision may be amended in any Award agreement.

Members of the Board or the Administrator and any of our officers or employees or any of our affiliates to whom authority to act for the Board, the Administrator or the Company is delegated will be indemnified by us against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by us) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith, intentional misconduct, dishonesty, willful default or fraud in duties.

The Plan will be effective upon its adoption by the Board and will continue in effect for a term of 10 years from the date adopted by the Board, unless terminated as set forth in the Plan. The Administrator may at any time amend, alter, suspend or terminate the Plan. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of the Plan and each Award agreement is governed by the laws of the Delaware, without regard to its conflict of law rules.

A copy of the Plan is filed herewith as Exhibit 10.1.

Equity Compensation Plan Information

The table below sets forth information as of March 31, 2026.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders
Equity compensation plans not approved by security holders	—	—	—
Total

Our Board of Directors and stockholders approved the 2025 Equity Incentive Plan (the “2025 Plan”) on October 27, 2025. Under the 2025 Plan, 72,000,000 shares of Common Stock are authorized for issuance to our employees, directors and independent contractors (except those performing services in connection with the offer or sale of our securities in a capital raising transaction or promoting or maintaining a market for our securities) or our subsidiaries. The 2025 Plan authorizes equity-based and cash-based incentives for participants.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Under Item 404 of SEC Regulation S-K, a related person transaction is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors, nominees for director, executive officers, beneficial owners of more than 5% of any class of our voting securities (a “significant shareholder”), or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

We recognize that transactions between us and any of our directors or executives or with a third party in which one of our officers, directors or significant shareholders has an interest can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of us and our stockholders.

The Audit Committee of the Board of Directors is charged with responsibility for reviewing, approving and overseeing any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K), including the propriety and ethical implications of any such transactions, as reported or disclosed to the Audit Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, and to determine whether the terms of the transaction are not less favorable to us than could be obtained from an unaffiliated party.

From time to time, we engage in transactions with related parties. The related parties had material transactions for the years ended March 31, 2026, 2025 and 2024 consist of the following:

Name of Related Party	Nature of Relationship at March 31, 2026
LBH Inc.	A company controlled by Asamitsu Kosugi, the principal shareholder of the Company
Asamitsu Kosugi	The principal shareholder of the Company

		March 31,
(in thousands)	Nature of transactions	2026	2025	2024
Advance payments:
LBH Inc.	For working capital	$—	$13,843	$13,722
Amount due to related party:
Asamitsu Kosugi	For working capital	$566	$707	$701

The advance payments by the Company to LBH Inc. represent non-interest bearing, on-demand advance to support operating activities, and LBH Inc. settled the outstanding balance due to the Company in full on January 31, 2026. There is no balance of advance payments as of the date of this prospectus.

There were no related party transactions during the period from the year ended March 31, 2026 through the date of this prospectus, July 13, 2026.

Indemnification Agreements

We intend to enter into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted under the Delaware General Corporation Law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. For further information, see “Description of Securities—Limitations on Liability and Indemnification Matters.”

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PRINCIPAL AND REGISTERED STOCKHOLDERS

The following table sets forth:

●	certain information with respect to the beneficial ownership of our Common Stock as of July 13, 2026 for:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our Common Stock;

●	each of our directors and named executive officers;

●	all of our directors and named executive officers as a group; and

●	the number of shares of our Common Stock held by the Registered Stockholders and registered as Common Stock for resale by means of this prospectus for the Registered Stockholders.

The Registered Stockholders include (i) our affiliates and certain other stockholders with “restricted securities” (as defined in Rule 144 under the Securities Act) who, because of their status as affiliates pursuant to Rule 144 or because they acquired their Common Stock from an affiliate or from us within the prior 12 months, would be unable to sell their securities pursuant to Rule 144 until we have been subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for a period of at least 90 days and (ii) our employees. The Registered Stockholders may, or may not, elect to sell their Common Stock covered by this prospectus, as and to the extent they may determine. The Registered Stockholders may offer, sell or distribute all or a portion of the shares of Common Stock hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. The Registered Stockholders may elect to sell their shares in connection with this Direct Listing and in market transactions following this Direct Listing. As such, we will have no input if and when any Registered Stockholder may, or may not, elect to sell their Common Stock or the prices at which any such sales may occur. See “Plan of Distribution.”

Information concerning the Registered Stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. Because the Registered Stockholders may sell all, some, or none of the Common Stock covered by this prospectus, we cannot determine the number of Common Stock that will be sold by the Registered Stockholders, or the amount or percentage of shares of Common Stock that will be held by the Registered Stockholders upon consummation of any particular sale. In addition, the Registered Stockholders listed in the table below may have sold, transferred, or otherwise disposed of, or may sell, transfer, or otherwise dispose of, at any time and from time to time, our Common Stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

The Registered Stockholders are not entitled to any registration rights with respect to our Common Stock. However, we currently intend to use our reasonable efforts to keep the registration statement effective for a period of 90 days after the effectiveness of the registration statement. We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of Common Stock by the Registered Stockholders. However, we will engage a financial advisor with respect to certain other matters relating to our listing. See “Plan of Distribution.”

We have based percentage of beneficial ownership for the following table on 487,065,702 shares of Common Stock outstanding as of July 13, 2026. In addition, in accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities issuable within 60 days of July 13, 2026. As such, shares of Common Stock issuable pursuant to options, warrants and restricted stock units that may be exercised or settled within 60 days of July 13, 2026 are deemed to be outstanding for purposes of computing the percentage of the class beneficially owned by the person holding such securities but are not deemed to be outstanding for purposes of computing the percentage of the class beneficially owned by any other person.

Each share of our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.

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The Registered Stockholders have not, nor have they within the past three years had, any position, office, or other material relationship with us, other than as disclosed in this prospectus. See “Management’s Discussion & Analysis of Financial Results and Condition” and “Certain Relationships and Related Party Transactions” for further information regarding the Registered Stockholders.

Except as otherwise indicated in the footnotes to the table set forth below, all persons listed have sole voting power and investment power, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership of their Common Stock. Unless otherwise indicated, the business address of each of the individuals and entities named below is c/o Advasa Holdings, Inc., 1-2-7 Moto-Akasaka, Minato-ku, Tokyo, 107-0051 Japan.

	Common Stock		Percentage of Total Voting	Shares of Common Stock Being
Name of Beneficial Owner	Number	%	Power	Registered
Executive Officers and Directors
Grady Ryther, Chief Executive Officer and Director	—	—	—	—
Katharyn Field, Chief Financial Officer	—	—	—	—
Sultan Ali Rashed Lootah, Independent Director	—	—	—	—
William Witherspoon, Independent Director	—	—	—	—
Ferdinand Groenewald, Independent Director	—	—	—	—
All directors and officers as a group (5 persons) (1)	—	—	—	—

5% Stockholders
Asamitsu Kosugi (2)	232,638,232	47.76%	47.76%	83,539,489
Tatsuya Akimoto	135,454,900	27.81%	27.81%	—
Taiji Ito (3)	40,476,905	8.31%	8.31%	—
Uemera Holdings Co., Ltd. (4)	28,732,860	5.90%	5.90%	4,300,000

Other Registered Stockholders
Takamitsu Uemura	12,314,080	2.53%	2.53%	2,500,000
Shintaro Hori	2,462,820	*	*	492,564
Setsuko Hori	4,761,440	*	*	952,288
Yuki Hori	2,791,190	*	*	558,238
Kentaro Hori	1,970,250	*	*	394,050
Yasushi Hori	1,970,250	*	*	394,050
Mamiko Nozu	1,641,880	*	*	328,376
Kensuke Kuhara	1,641,880	*	*	328,376
Ichiryu Associates Co., Ltd. (5)	328,380	*	*	65,676
All Other Registered Stockholders (6)	222,500	*	*	222,500

*	Represents beneficial ownership of less than 1%.
(1)	Includes the directors and named executive officers listed above.
(2)	Represents shares of the Company currently held by Asamitsu Kosugi exchanged for shares of Advasa Japan on August 29, 2025.
(3)	Represents founder shares issued on June 13, 2025 to Taiji Ito, as co-founder of the Company.
(4)	Represents shares held by Uemera Holdings Co., Ltd., a Japanese company. Yoshitada Uemura has sole voting and dispositive power over these shares of Common Stock. Therefore, he is deemed to be the beneficial owner of these shares of Common Stock. The address of Uemera Holdings Co., Ltd is 6-6 Oroshishinmachi, Shimonoseki, Yamaguchi, Japan.
(5)	Represents shares held by Ichiryu Associates Co., Ltd., a Japanese company. Yoshio Ichiryu has sole voting and dispositive power over these shares of Common Stock. Therefore, he is deemed to be the beneficial owner of these shares of Common Stock. The address of Ichiryu Associates Co., Ltd. is 19-27 Moegino, Aoba-ku, Yokohama City, Kanagawa, Japan.
(6)	The combined voting power of these shares held by 445 holders to be registered in connection with the Direct Listing is less than 1% of the Total Voting Power.

Except as described above, none of the selling stockholders has held any position or office with us or any of our predecessors or affiliates, or has had any other material relationship with us or any of our predecessors or affiliates, within the past three years.

With respect to selling stockholders that are entities, the Company has not identified any material relationships with such entities or their control persons within the past three years, other than as described above.

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DESCRIPTION OF SECURITIES

The following description of our capital stock is based upon our certificate of incorporation, as amended, our bylaws, as amended, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our certificate of incorporation, as amended, and our bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

We are authorized to issue 5,000,000,000 shares of Common Stock, par value $0.00001 per share, and 500,000,000 shares of preferred stock, par value $0.00001 per share.

On July 13, 2026, we had 487,065,702 shares of Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. As of such date, there were 465 holders of record of our Common Stock and no holders of record of our preferred stock.

Common Stock

The holders of our Common Stock are entitled to one vote for each share held on all matters to be voted on by our stockholders. There shall be no cumulative voting.

Subject to the rights of holders of preferred stock, the holders of shares of our Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor if, as and when determined by our Board of Directors in their sole discretion, subject to provisions of law, and any provision of our certificate of incorporation, as amended from time to time. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

All outstanding shares of Common Stock are, and the Common Stock to be outstanding upon completion of this offering will be duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes our Board to issue up to 500,000,000 shares of preferred stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our Board of Directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of Common Stock, and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

2025 Equity Incentive Plan

As of the date of this prospectus, 72,000,000 shares of Common Stock are authorized for issuance pursuant to the Plan. There are currently no options outstanding under the Plan.

Exclusive Forum Provision

Section 21 of our certificate of incorporation and Section 7.4 of our bylaws provide that “[u]nless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located in the county in which the principal office of the corporation in the State of Delaware is established, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act of 1934, as amended, the Securities Act of 1933, as amended, or any claim for which the federal courts have exclusive or concurrent jurisdiction.”

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and employees. Alternatively, a court could find these provisions of our certificate of incorporation and our bylaws to be inapplicable or unenforceable in respect of one or more of the specified types of actions or proceedings, which may require us to incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business and financial condition.

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Fee Shifting Provision

Section 7.4 of our bylaws provides that “[i]f any action is brought by any party against another party, relating to or arising out of these Bylaws, or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action, provided that the provisions of this sentence shall not apply with respect to “intra-corporate affairs” and “internal corporate claims” as defined in Section 115 of the DGCL or in connection with any other claim that a stockholder, acting in its capacity as a stockholder or in the right of the Corporation, has brought in an action, suit or proceeding.”

Our bylaws provide that for this section, the term “attorneys’ fees” or “attorneys’ fees and costs” means the fees and expenses of our counsel and any other parties asserting a claim subject to Section 7.4 of the bylaws, which may include printing, photocopying, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement or collection of any judgment obtained in any such proceeding.

We adopted the fee-shifting provision to eliminate or decrease nuisance and frivolous litigation. We intend to apply the fee-shifting provision to the fullest extent provided by Delaware law, which we believe to be extremely limited and will only apply in situations other than “intra-corporate affairs” and “internal corporate claims” as defined in Section 115 of the DGCL or in connection with any other claim that a stockholder, acting in its capacity as a stockholder or in the right of the Corporation, has brought in an action, suit or proceeding.

There is no set level of recovery required to be met by a plaintiff to avoid payment under this provision. Instead, whoever is the prevailing party is entitled to recover the reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. Any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, our directors, officers, affiliates, legal counsel, expert witnesses and other parties, are subject to this provision. Additionally, any party who brings an action, and the party against whom such action is brought under Section 7.4 of our bylaws, which could include, but is not limited to former and current shareholders, our directors, officers, affiliates, legal counsel, expert witnesses and other parties, would be able to recover fees under this provision.

In the event you initiate or assert a claim against us, in accordance with the dispute resolution provisions contained in our Bylaws, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Additionally, this provision in Section 7.4 of our bylaws could discourage shareholder lawsuits that might otherwise benefit us and our shareholders.

THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS IS NOT INTENDED TO BE DEEMED A WAIVER BY ANY HOLDER OF COMMON STOCK OF THE COMPANY’S COMPLIANCE WITH THE U.S. FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. THE FEE SHIFTING PROVISION CONTAINED IN THE BYLAWS DO NOT APPLY TO CLAIMS BROUGHT UNDER THE EXCHANGE ACT AND SECURITIES ACT.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, as Amended, and Our Bylaws

The provisions of our certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Removal of Directors. Our certificate of incorporation and bylaws provide that directors may be removed prior to the expiration of their terms by the affirmative vote of the holders of not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote.

Vacancies. Our certificate of incorporation and bylaws provide the exclusive right of our Board of Directors to elect a director to fill a vacancy created by the expansion of the Board of Directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our Board of Directors

Preferred Stock. Our certificate of incorporation authorizes the issuance of up to 500,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors in their sole discretion. Our Board of Directors may, without stockholder approval, issue a series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Common Stock.

Amendment of Bylaws. The certificate of incorporation and bylaws provide that the bylaws may be altered, amended or repealed by the Board of Directors by an affirmative vote of a majority of the Board of Directors at any regular meeting of the Board of Directors.

Limitation of Liability. The certificate of incorporation provides for the limitation of liability of, and provides indemnification to, our directors and officers.

Special Stockholders Meeting. The certificate of incorporation provides that a special meeting of the stockholders may only be called by a majority of the Board of Directors.

Nominations of Directors. The bylaws provide for advance notice procedures that stockholders must comply with in order to nominate candidates to our Board of Directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

Transfer Agent

The transfer agent and registrar for our Common Stock is Vstock Transfer LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, NY 11598 and its telephone number is (212) 828-8436.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to the listing of our Common Stock on Nasdaq, there has been no public market for our Common Stock. Sales of a substantial number of shares our Common Stock in the public market following our listing on Nasdaq, or the perception that such sales could occur, could adversely affect the public price of our Common Stock and may make it more difficult for you to sell your shares at a time and price that you deem appropriate. We will have no input if and when any Registered Stockholders may, or may not, elect to sell their shares or the prices at which any such sales may occur.

Following our Direct Listing, we will have 487,065,702 shares of our Common Stock issued and outstanding, 94,075,607 of which are registered for resale under the registration statement of which this prospectus forms a part. Any shares not registered hereunder will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act, including, but not limited to, the shares registered hereunder, or if they qualify for an exemption from registration, including under Rules 144 or 701 under the Securities Act, which are summarized below. Restricted securities also may be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S. With the exception of shares owned by our directors, officers and certain stockholders, substantially all of our common stock may be sold after our initial listing on Nasdaq, either by the Registered Stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 of the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to and in compliance with public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, an eligible stockholder is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. To be an eligible stockholder under Rule 144, such stockholder must not be deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares of common stock proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates. If such a person has beneficially owned the shares of common stock proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144, subject to the expiration of the lock-up agreements described below.

In general, under Rule 144, as currently in effect, our affiliates or persons selling common stock on behalf of our affiliates are entitled to sell shares 90 days after we become a reporting company. Within any three-month period, such stockholders may sell a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal approximately 4,870,657 shares immediately after our registration; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares of common stock on behalf of our affiliates also are subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

Rule 701 generally allows a stockholder who was issued shares under a written compensatory plan or contract and who is not deemed to have been our affiliate during the immediately preceding 90 days to sell these shares in reliance on Rule 144, but without being required to comply with the public information, holding period, volume limitation, or notice provisions of Rule 144. Rule 701 also permits our affiliates to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144. All holders of Rule 701 shares, however, are required by that rule to wait until 90 days after we become a reporting company before selling those shares under Rule 701, subject to the expiration of the lock-up agreements described below.

Lock-Up and Market Standoff Agreements

Our directors, executive officers and certain stockholders, have agreed that, until 180 days after the date that this registration statement is declared effective by the SEC, they will not, without our prior written consent, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise transfer or dispose of any shares of our common stock, or any options or warrants to purchase any shares of our common stock, or any securities convertible into, exchangeable for or exercisable or that represent the right to receive shares of our common stock, or engage in any hedging or other transaction or arrangement which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition, or transfer any of the economic consequences of ownership, in whole or in part, directly or indirectly, of the securities, whether any such transaction or arrangement would be settled by delivery of our common stock or other securities, in cash or otherwise. We, in our sole discretion and at any time or from time to time before the termination of the 180-day period, may release any of the securities subject to these lock-up agreements.

Registration Statements on Form S-8

We intend to file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock subject to outstanding stock options or reserved for issuance under our 2025 Equity Incentive Plan, as soon as permitted under the Securities Act. Such registration statements will automatically become effective upon filing with the SEC. However, shares registered on Form S-8 may be subject to the volume limitations and the manner of sale, notice, and public information requirements of Rule 144 and will not be eligible for resale until expiration of the lock-up and market standoff agreements to which they are subject.

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SALE PRICE HISTORY OF OUR CAPITAL STOCK

We intend to apply to list our shares of Common Stock on Nasdaq. Prior to the listing of our shares of Common Stock on Nasdaq, there has been no public market for our shares of Common Stock. Our Common Stock has a limited history of trading in private transactions.

On February 5, 2025, we issued 50 shares of Common Stock to Taiji Ito, sole incorporator of Advasa Holdings, Inc., for $0.10 per share for a total subscription of $5.00.

On June 13, 2025, we issued the following founders shares to the following founders of Advasa Holdings, Inc.: (i) 43,125,000 shares of Common Stock to Taiji Ito at a price of $0.000001 per share, for an aggregate of $43.13; (ii) 16,875,000 shares of Common Stock to Spirit Advisors at a price of $0.000001 per share, for an aggregate of $16.88; and (iii) 15,000,000 shares of Common Stock to Atsushi Saisho at a price of $0.000001 per share, for an aggregate of $15.00.

On August 29, 2025, we issued 410,469,380 shares of our Common Stock to the existing holders of common shares of Advasa (Japan) in exchange for all outstanding common shares of the existing stockholders of Advasa (Japan), who held 96.6% of the issued and outstanding capital stock of Advasa (Japan).

On November 20, 2025, the Company’s Board of Directors approved a forward stock split of the Company’s issued and outstanding common stock at a ratio of 10-for-1, which became effective on December 4, 2025. As of December 4, 2025 and immediately prior to the Stock Split, there were 48,546,938 shares of common stock issued and outstanding. As a result of the Stock Split, the Company currently has 487,065,702 shares of common stock issued and outstanding.

On March 12, 2026, the Company issued 1,596,322 shares of Common Stock at a purchase price of $10.00 per share (for an aggregate of $15,963,220 of gross proceeds) to an investor (Akira Iwasato) in a private placement under Regulation S promulgated under the Securities Act.

While the Advisor is expected to consider this information in connection with setting the opening public price of our Common Stock, this information may have little or no relation to broader market demand for our Common Stock and thus the opening public price and subsequent public price of our Common Stock on Nasdaq. As a result, you should not place undue reliance on these historical private sale prices as it may differ materially from the opening public price and subsequent public price of our Common Stock on Nasdaq.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR

NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of certain material U.S. federal income and estate tax consequences to a non-U.S. holder (as defined below) of the purchase, ownership and disposition of our Common Stock as of the date hereof. Except where noted, this summary deals only with Common Stock that is held as a capital asset.

A “non-U.S. holder” means a beneficial owner of our Common Stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

➢ an individual citizen or resident of the United States;

➢ a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

➢ an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

➢ a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the Code, and the Treasury Regulations promulgated thereunder, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. We cannot assure you that such a change in law will not alter significantly the U.S. federal income and estate tax considerations we describe in this summary. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income and estate tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, foreign pension fund, financial institution, insurance company, tax-exempt organization, trader, broker or dealer in securities “controlled foreign corporation,” “passive foreign investment company,” a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our Common Stock as compensation or otherwise in connection with the performance of services, or a person who has acquired shares of our Common Stock as part of a straddle, hedge, conversion transaction or other integrated investment).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock, you should consult your tax advisors.

If you are considering the purchase of our Common Stock, you should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the purchase, ownership and disposition of our Common Stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Distributions

As discussed above under “Dividend Policy,” we do not currently anticipate paying cash dividends on shares of our Common Stock in the foreseeable future. If we make distributions of cash or other property (other than certain pro rata distributions of our stock) in respect of our Common Stock, the distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital to the extent of the non-U.S. holder’s adjusted tax basis in our Common Stock, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Common Stock, but not below zero. To the extent the amount of the distribution exceeds our current and accumulated earnings and profits and a non-U.S. holder’s adjusted basis in our Common Stock, the excess will be treated as described below under “— Gain on Disposition of Common Stock.”

Dividends paid to a non-U.S. holder of our Common Stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the non-U.S. holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a “United States person” as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our Common Stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder of our Common Stock eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service. Non-U.S. holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.

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Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other taxable disposition of our Common Stock generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);
●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or
●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale under regular graduated U.S. federal income tax rates. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty). An individual non-U.S. holder described in the second bullet point immediately above will be subject to a tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses.

We believe we are not, and have not been at any time since formation, and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Federal Estate Tax

Common Stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of distributions paid to such holder and the tax withheld with respect to such distributions, regardless of whether withholding was required. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Common Stock made within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our Common Stock to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Distributions,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of our Common Stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate such withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Common Stock.

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PLAN OF DISTRIBUTION

The Registered Stockholders, and their pledgees, donees, transferees, assignees, or other successors in interest may sell their Common Stock covered hereby pursuant to brokerage transactions on Nasdaq, or other public exchanges or registered alternative trading venues, at prevailing market prices at any time after the Common Stock are listed for trading. We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of Common Stock by the Registered Stockholders, except we have engaged a financial advisor with respect to certain other matters relating to the registration of our Common Stock and listing of our Common Stock, as further described below. As such, we do not anticipate receiving notice as to if and when any Registered Stockholder may, or may not, elect to sell their Common Stock or the prices at which any such sales may occur, and there can be no assurance that any Registered Stockholders will sell any or all of their Common Stock covered by this prospectus.

We will not receive any proceeds from the sale of Common Stock by the Registered Stockholders. We will recognize costs related to this direct listing and our transition to a publicly-traded company consisting of professional fees and other expenses. We will expense these amounts in the period incurred and not deduct these costs from net proceeds to the issuer as they would be in an initial public offering.

We have engaged WestPark Capital, Inc. (the “Advisor”), as our financial advisor to advise and assist us with respect to certain matters relating to our direct listing (the “Direct Listing”). The services expected to be performed by the Advisor will include providing advice and assistance with respect to defining objectives, analyzing, structuring and planning the Direct Listing, developing and assisting with our investor communication strategy in relation to the Direct Listing, and being available to consult with Nasdaq, including on the day that our shares of Common Stock are initially listed on the Nasdaq Global Market.

In addition, the Advisor will determine when our shares of Common Stock are ready to trade and to approve proceeding with the opening of trading at the Current Reference Price (as defined below). However, the Advisor has not been engaged to participate in investor meetings or to otherwise facilitate or coordinate price discovery activities or sales of our Common Stock in consultation with us, except as described herein.

On the day that our Common Stock is initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor to perform the functions under Nasdaq Rule 4120(c)(8), must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our Common Stock are ready to trade, Nasdaq will calculate the Current Reference Price for our Common Stock, in accordance with Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, Nasdaq will conduct a price validation test in accordance with Nasdaq Rule 4120(c)(8). As part of conducting such price validation test, Nasdaq may consult with the Advisor, if the price bands need to be modified, to select the new price bands for purposes of applying such test iteratively until the validation tests yield a price within such bands. Upon completion of such price validation checks, the applicable orders that have been entered will then be executed at such price and regular trading of our Common Stock on Nasdaq will commence.

Under Nasdaq rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our Common Stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder.

In determining the Current Reference Price, Nasdaq’s cross algorithms will match orders that have been entered into and accepted by Nasdaq’s system. This occurs with respect to a potential Current Reference Price when orders to buy Common Stock at an entered bid price that is greater than or equal to such potential Current Reference Price are matched with orders to sell a like number of shares of Common Stock at an entered asking price that is less than or equal to such potential Current Reference Price. To illustrate, as a hypothetical example of the calculation of the Current Reference Price, if Nasdaq’s cross algorithms matched all accepted orders as described above, and two limit orders remained — a limit order to buy 500 shares of Common Stock at an entered bid price of $10.01 per share and a limit order to sell 200 shares of Common Stock at an entered asking price of $10.00 per share — the Current Reference Price would be selected as follows:

●	Because more than one price under clause (i) exists, under clause (ii), the Current Reference Price would be the price that minimizes the imbalance between orders to buy or sell (i.e., minimizes the number of shares that would remain unmatched at such price). Selecting either $10.00 or $10.01 as the Current Reference Price would create the same imbalance in the limit orders that cannot be matched, because at either price 300 shares would not be matched.

●	Under clause (i), if the Current Reference Price is $10.00, then the maximum number of additional shares that can be matched is 200. If the Current Reference Price is $10.01, then the maximum number of additional shares that can be matched is also 200, which means that the same maximum number of additional shares would be matched at the price of either $10.00 or $10.01.

●	Because more than one price under clause (ii) exists, under clause (iii), the Current Reference Price would be the entered price at which orders for shares of Common Stock at such entered price will remain unmatched. In such case, choosing $10.01 would cause 300 shares of the 500-share limit order with the entered price of $10.01 to remain unmatched, compared to choosing $10.00, where all 200 shares of the limit order with the entered price of $10.00 would be matched, and no shares at such entered price remain unmatched. Thus, Nasdaq would select $10.01 as the Current Reference Price, because orders for shares at such entered price will remain unmatched. The above example (including the prices) is provided solely by way of illustration.

79

The Advisor, as the designated financial advisor under Nasdaq Rule 4120(c)(8), will determine when our Common Stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre-opening buy and sell interest), the Advisor will request that Nasdaq delay the opening until such a time that sufficient price discovery has been made to ensure that a reasonable amount of volume crosses on the opening trade. Further, in the highly unlikely event that Nasdaq consults with the Advisor as described in clause (iv) of the definition of Current Reference Price, the Advisor would request that Nasdaq delay the opening to ensure a single opening price within clauses (i), (ii) or (iii) of the definition of the Current Reference Price. Under Nasdaq rules, in the event of such delay, prior to terminating such delay, there will be a 10-minute “Display Only” period during which market participants may enter quotes and orders in shares of our Common Stock in Nasdaq systems. In addition, beginning at 4:00 a.m., market participants may enter orders in our Common Stock on Nasdaq. Such orders will be accepted and entered into the system. After the conclusion of the 10-minute “Display Only” period, our Common Stock will enter a “Pre-Launch” period of indeterminate duration. The “Pre-Launch” period will end and shares of our Common Stock will be released for trading by Nasdaq when certain conditions are met, including Nasdaq’s receipt of notice from the Advisor that our Common Stock are ready to trade, after which the Nasdaq system will calculate the Current Reference Price at that time and display it to the Advisor. If the Advisor then approves proceeding, the Nasdaq system will conduct certain validation checks. The Advisor, with concurrence of Nasdaq, may determine at any point during the delay process up through the conclusion of the “Pre-Launch” period to postpone and reschedule the Direct Listing. Neither we nor the Registered Stockholders will be involved in Nasdaq’s price-setting mechanism nor will we or they coordinate or be in communication with the Advisor including with respect to any decision by the Advisor to delay or proceed with trading.

Similar to a Nasdaq-listed firm-commitment underwritten initial public offering, in connection with the listing of our Common Stock, buyers and sellers who have subscribed will have access to Nasdaq’s Order Imbalance Indicator (the “Net Order Imbalance Indicator”), a widely available, subscription-based data feed, prior to submitting buy or sell orders. Nasdaq’s electronic trading platform simulates auctions every second to calculate a Current Reference Price, the number of shares of Common Stock that can be paired off the Current Reference Price, the number of shares of Common Stock that would remain unexecuted at the Current Reference Price and whether a buy-side or sell-side imbalance exists, or whether there is no imbalance, to disseminate that information continuously to buyers and sellers via the Net Order Imbalance Indicator data feed.

However, because this is not an initial public offering being conducted on a firm-commitment underwritten basis, there will be no traditional book building process (that is, an organized process pursuant to which buy and sell interest is coordinated in advance to some prescribed level – the “book”). Moreover, prior to the opening trade, there will not be a price at which underwriters initially sold Common Stock to the public, as there would be in a firm-commitment underwritten initial public offering. The lack of an initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, the public price of our Common Stock may be more volatile than in an initial public offering underwritten on a firm-commitment basis and could, upon being listed on Nasdaq, decline significantly and rapidly.

In addition, to list on Nasdaq, we are also required to have at least four registered and active market makers. We expect that the Advisor will act as a registered and active market maker and will engage at least three other market makers. The active market maker activities will not occur until after the opening cross/trade.

In addition to sales made pursuant to this prospectus, the shares of Common Stock covered by this prospectus may be sold by the Registered Stockholders in private transactions exempt from the registration requirements of the Securities Act. Under the securities laws of some states, Common Stock may be sold in such states only through registered or licensed brokers or dealers.

A Registered Stockholder may from time to time transfer, distribute (including distributions in kind by Registered Stockholders that are investment funds), pledge, assign, or grant a security interest in some or all the Common Stock owned by it and, if it defaults in the performance of its secured obligations, the transferees, distributees, pledgees, assignees, or secured parties may offer and sell the Common Stock from time to time under this prospectus, or under an amendment to this prospectus under applicable provisions of the Securities Act amending the list of the Registered Stockholders to include the transferee, distributee, pledgee, assignee, or other successors in interest as Registered Stockholders under this prospectus. The Registered Stockholders also may transfer the shares in other circumstances, in which case the transferees, distributes, pledgees, or other successors in interest will be the registered beneficial owners for purposes of this prospectus.

A Registered Stockholder that is an entity may elect to make an in-kind distribution of Common Stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus.

If any of the Registered Stockholders utilize a broker-dealer in the sale of the Common Stock being offered by this prospectus, such broker-dealer may receive commissions in the form of discounts, concessions or commissions from such Registered Stockholder or commissions from purchasers of the Common Stock for whom they may act as agent or to whom they may sell as principal.

We have engaged the Advisor, WestPark Capital, Inc., as our financial advisor to advise and assist us with respect to certain matters relating to the Direct Listing. We entered into an Advisory Agreement with the Advisor on June 23, 2026. The Company and Advisor may terminate this Agreement with or without cause upon written notice. The Company may also terminate immediately for the Advisor’s breach, unauthorized statements, regulatory concerns, failure to cooperate, inaccurate representations, conflicts of interest, violations of law, breach of this Agreement, loss of necessary licenses or good standing, statutory disqualification and license with FINRA and/or the SEC, conduct that could cause harm to the Company, conduct that could delay listing, conduct that could impede SEC effectiveness or Nasdaq approval, or conduct that could pose market integrity risks. In the event of termination for cause, any unpaid cash fees, unvested equity fees, tail protections, non-circumvention rights, or other rights of the Advisor shall automatically terminate in accordance with applicable law.

In connection with its engagement as our financial advisor, the Advisor will be entitled to a cash fee of $200,000 contingent upon the successful consummation of the Direct Listing, payable in two equal installments: (i) one hundred thousand dollars ($100,000) upon completion of the Direct Listing, and (ii) one hundred thousand dollars ($100,000) on the date that is one (1) month following the completion of the Direct Listing, provided that the Advisor has fully complied with this Agreement, delivered the deliverables thereunder, and has not caused or contributed to any regulatory, listing, trading, solicitation, or market integrity concerns. Other than the cash fee, the Company shall have no obligation to pay for expenses, interest, late fees, collection costs, Advisor overhead, Advisor legal fees, or any other amounts to the Advisor.

In addition, upon the successful consummation of the Direct Listing, the Company will issue to Advisor zero-point-two-five percent (0.25%) of its issued and outstanding common stock as of the commencement date of trading on Nasdaq (the “Advisory Stock”) in an amount equal to 1,217,664 shares of common stock, of which (i) 50% of such shares (608,832 shares) to be issued upon the commencement date of trading on Nasdaq and (ii) the remaining 50% of such shares (608,832 shares) to be issued six (6) months after the commencement date of trading on the Nasdaq, provided that the Advisor continues to comply with the Advisory Agreement and completes the deliverables thereunder. The Advisory Stock will be subject to a lock-up period of 9 months from the commencement date of trading on Nasdaq. During the lock-up period, the Advisor shall not, directly or indirectly, sell, offer, assign, transfer, encumber, pledge, lend, short, hedge, swap, or enter into derivative transactions, options grants, monetization transactions, or any other action that reduces economic exposure to the shares earned in the equity fee. The Company is under no obligation to effect a resale registration for the Advisory Stock by any specific deadline. The timing, form, content, and filing of any resale registration statement shall be determined by the Company.

The Advisor shall not have any right of first refusal, right of first offer, exclusivity, matching rights, mandatory status as lead manager, mandatory status as placement agent, mandatory status as underwriter, or other preferential rights with respect to any financings, private placements, registered offerings, PIPE transactions, M&A transactions, IR services, PR services, market maker relationships, research relationships, strategic alliances, banking transactions, or capital markets transactions of the Company or its affiliates.

The Advisor will not be engaged to otherwise facilitate or coordinate price discovery activities or the solicitation and/or sales of our Common Stock in consultation with us, and will not be permitted to, and will not be instructed by us to, plan or actively participate in any investor education activities, except as described herein.

Prior to the financial advisory services provided by the Advisor to us in connection with the listing of our securities, neither the Advisor nor any affiliates of the Advisor have provided services of any kind to us.

80

LEGAL MATTERS

The validity of the securities covered by the registration statement of which this prospectus is a part has been passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida.

As of the date of this prospectus, Anthony, Linder & Cacomanolis, PLLC owns 2,250,000 shares of Common Stock. Anthony, Linder & Cacomanolis, PLLC received these shares of Common Stock as consideration for rendering legal services to Taiji Ito, who received these shares of Common Stock from the Company as founders shares at a price of $0.000001 per share, for an aggregate of $2.25.

EXPERTS

The consolidated financial statements of Advasa Holdings, Inc. for the fiscal years ended March 31, 2026 and 2025, included in this prospectus have been so included in reliance on the report of Bush & Associates CPA LLC (“Bush & Associates”), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Bush & Associates is located at 9555 S Eastern Ave., Suite 280, Las Vegas, Nevada 89123.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the shares of Common Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. Upon completion of this offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

81

ADVASA HOLDINGS, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

Advasa Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Advasa Holdings, Inc. (the “Company”) as of March 31, 2026, and 2025, and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2026, and 2025, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical audit matters.

/s/ Bush & Associates CPA LLC

We have served as the Company’s auditor since 2025

Henderson, Nevada

June 24, 2026

PCAOB ID Number 6797

F-2

Advasa Holdings, Inc.

Consolidated Balance Sheets

As of March 31, 2026 and 2025

(in thousands, except share and per share data)

	March 31,
	2026	2025
ASSETS
Current Assets:
Cash and cash equivalents	$12,104	$5,178
Prepaid expenses and other current assets	16,857	23,290
Total Current Assets	28,961	28,468
Non-current Assets:
Operating lease right-of-use assets, net	10	30
Intangible assets, net	7	9
Investments	145	—
Other assets	6	7
Total Assets	$29,129	$28,514

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$173	$10,106
Payable due to related party	566	707
Income tax payable	21	292
Current portion of operating lease liabilities	10	20
Current portion of long-term debt	175	186
Convertible bonds	6,285	—
Other current liabilities	2,916	1,426
Total Current Liabilities	10,146	12,737
Non-current Liabilities:
Non-current portion of operating lease liabilities	—	10
Non-current portion of long-term debt	466	681
Convertible bonds – Non-current	—	13,340
Total Liabilities	10,612	26,768
Equity:
Preferred stock, $0.00001 par value – 500,000,000 shares authorized as of March 31, 2026 and 2025; No shares issued or outstanding as of March 31, 2026 and 2025.	—	—
Common stock, $0.00001 par value – 5,000,000,000 shares authorized as of March 31, 2026 and 2025; 487,065,702 and 485,469,380 shares issued and outstanding as of March 31, 2026 and 2025, respectively	5	5
Additional paid-in capital	31,729	15,766
Accumulated deficit	(12,360)	(13,282)
Accumulated other comprehensive loss	(1,135)	(994)
Total Stockholders’ Equity	18,239	1,495
Noncontrolling interests	278	251
Total Equity	18,517	1,746
Total Liabilities & Equity	$29,129	$28,514

The accompanying notes are an integral part of the consolidated financial statements.

F-3

Advasa Holdings, Inc.

Consolidated Statements of Operations

For the Fiscal Years Ended March 31, 2026 and 2025

(in thousands, except share and per share data)

	Fiscal Year Ended March 31,
	2026	2025
Revenue	$17,366	$10,044
Cost of revenue	15,182	7,756
Gross profit	2,184	2,288
Operating expenses:
Selling, General and Administrative Expenses	1,089	763
Amortization expenses	2	2
Total operating expenses	1,091	765
Profit from operations	1,093	1,523
Other income, net	8	1
Interest expenses	(146)	(148)
Profit before income taxes	955	1,376
Income tax expense	1	197
Net income	954	1,179
Less: Net income attributable to noncontrolling interests	(32)	(40)
Net income attributable to stockholders	$922	$1,139
Net income per share attributable to common stockholders, basic and diluted	$0.0019	$0.0023
Weighted-average number of common stocks outstanding used to compute net income per share, basic and diluted	485,556,850	485,469,380

The accompanying notes are an integral part of the consolidated financial statements.

F-4

Advasa Holdings, Inc.

Consolidated Statements of Comprehensive Income

For the Fiscal Years Ended March 31, 2026 and 2025

(in thousands, except share data)

	Fiscal Year Ended March 31,
	2026	2025
Net income	$954	$1,179
Other comprehensive (loss) income:
Currency translation adjustments	(146)	26
Total other comprehensive (loss) income	(146)	26
Comprehensive income	808	1,205
Less: Comprehensive income attributable to noncontrolling interest	(28)	(41)
Comprehensive income attributable to stockholders	$780	$1,164

The accompanying notes are an integral part of the consolidated financial statements.

F-5

Advasa Holdings, Inc.

Consolidated Statements of Stockholders’ Equity

For the Fiscal Years Ended March 31, 2026 and 2025

(in thousands, except share data)

	Equity Attributable to Advasa Holdings, Inc.
	Stock Class		Additional		Accumulated other comprehensive	Total
	Common Stocks		Paid-In	Accumulated	income	Stockholders’	Noncontrolling	Total
	Shares	Amount	Capital	deficit	(loss)	Equity	interest	Equity
Balance, March 31, 2024	485,469,380	$5	$15,766	$(14,421)	$(1,019)	$331	$210	$541
Other comprehensive loss, net of tax	—	—	—	—	25	25	1	26
Net income	—	—	—	1,139	—	1,139	40	1,179
Balance, March 31, 2025	485,469,380	5	15,766	(13,282)	(994)	1,495	251	1,746
Issuance of shares	1,596,322	—	15,963	—	—	15,963	—	15,963
Other comprehensive loss, net of tax	—	—	—	—	(141)	(141)	(5)	(146)
Net income	—	—	—	922	—	922	32	954
Balance, March 31, 2026	487,065,702	$5	$31,729	$(12,360)	$(1,135)	$18,239	$278	$18,517

The accompanying notes are an integral part of the consolidated financial statements.

F-6

Advasa Holdings, Inc.

Consolidated Statements of Cash Flows

For the Fiscal Years Ended March 31, 2026 and 2025

(in thousands)

	Fiscal Year Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$954	$1,179
Adjustments to reconcile net income to net cash (used in ) provided by operating activities:
Amortization	2	2
Noncash lease expenses	20	20
Amortization of debt issuance costs	1	1
Gain on cancellation of stock acquisition rights	(2)	—
Changes in operating assets and liabilities:
Accounts receivable	—	—
Prepaid expenses and other current assets	5,364	(173)
Income tax payable	(267)	—
Accounts payable and accrued expenses	(9,845)	2,259
Payable due to related party	(105)	287
Operating lease liabilities	(20)	(20)
Other current liabilities	2,503	1,168
Net cash (used in) provided by operating activities	(1,395)	4,723
Cash flows from investing activity:
Acquisition of investments	(153)	—
Net cash used in investing activity	(153)	—
Cash flows from financing activities
Repayments of debt	(184)	(182)
Payment for deferred offering costs	(6)	—
Repayment of bonds	(6,619)	—
Proceeds from issuance of shares	15,963	—
Net cash provided by (used in) financing activities	9,154	(182)
Effect of exchange rate change on cash and cash equivalents	(680)	86
Net change in cash and cash equivalents	6,926	4,627
Cash and cash equivalents at beginning of period	5,178	551
Cash and cash equivalents at end of period	$12,104	$5,178

Supplemental disclosures of cash flow information:
Cash paid for interest	$146	$148
Cash paid for income taxes	$435	$—

The accompanying notes are an integral part of the consolidated financial statements.

F-7

Advasa Holdings, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Fiscal Years Ended March 31, 2026 and 2025

(in thousands, except share and per share data)

1. Organization, Nature of Business

Advasa Holdings, Inc. (the “Company”) was incorporated on February 4, 2025 in Delaware to act as the holding company of Advasa, Co., Ltd. (“Advasa Japan”), which was incorporated in Tokyo, Japan on April 12, 2017 and specialized in Earned Wage Access (“EWA”) and employee benefits payment services. Advasa Japan operates the proprietary service “FUKUPE”, a welfare payment platform that allows employees to instantly access their earned wages before the standard payday.

At incorporation, the Company issued 50 shares of common stock for $0.10 per share for a total subscription of $5.00. On August 29, 2025, as part of its reorganization, the Company entered into a share exchange agreement with Advasa Japan and Advasa Japan’s shareholders to acquire 96.6% ownership interest in Advasa Japan. The Company acquired 5,000 shares of Advasa Japan’s ordinary shares from its shareholders in exchange for the Company’s 410,469,380 shares of common stock.

3.4% of Advasa Japan’s preferred shareholder did not participate in the share exchange and retained their equity interest of Advasa Japan. These interests are reflected as a noncontrolling interest at historical book value.

The reorganization involves entities under common control. Under the guidance in ASC 805-50, for transactions between entities under common control, the assets, liabilities, and results of operations are recognized at their carrying amounts on the date of the restructuring, which required retrospective combination of the Company and Advasa Japan. The Company’s consolidated financial statements have been prepared as if the existing corporate structure had been in existence throughout all periods presented rather than from the incorporation. This includes a retrospective presentation for all equity related disclosures, which were under common control throughout the relevant periods as a single economic enterprise although legal parent-subsidiary relationship were not established.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).

As an emerging growth company, the Jumpstart Our Business Startups Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to delay adoption of certain new or revised accounting standards. As a result, the Company’s consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective date for new or revised accounting standards that are applicable to public companies.

Basis of Consolidation

The Company consolidates an entity in which it has a controlling financial interest: Advasa, Co., Ltd. Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements in conformity with the U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities as of the reporting date, and the reported amounts of revenue and expense during the reporting period. These estimates are based on management’s best knowledge of current events and actions that the Company may undertake in the future and include, but are not limited to, useful lives of intangible assets, impairment of long-lived assets, the carrying value of operating lease right-of-use assets, allowance for credit loss on accounts receivable, and valuation allowance against net deferred tax assets. Actual results could differ from those estimates.

F-8

Revenue Recognition

The Company applies ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) for all periods presented in the consolidated financial statements. To determine the appropriate amount of revenue to be recognized in accordance with ASC 606, the Company follows a five-step model as follows:

1 – Identification of the contract with a customer

2 – Identification of the performance obligation in the contract

3 – Determination of the transaction price

4 – Allocation of the transaction price to the performance obligation in the contract

5 – Recognition of revenue when, or as, a performance obligation is satisfied

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer. The transaction price is generally fixed. None of the Company’s contracts contain a significant financing component. Revenue is recognized net of any taxes collected from customers, which are subsequently remitted to government entities.

Earned Wage Access (“EWA”) services

The Company provides EWA services to its corporate customers where EWA enables employees of participating employers to access earned but unpaid wages prior to their scheduled pay date. The Company delivers its EWA solution hosted on the Company’s system. Customers do not obtain possession of the Company’s software or the right to run the software on their own infrastructure. Instead, customers access the platform solely through a user interface or through API connections that facilitate data transfer and automate payroll-related workflows. The API connectivity supports the delivery of the hosted service but does not grant the customer a license to the Company’s intellectual property. Revenue from EWA services is derived primarily from fixed, per-transaction fee (i.e., wage-based withdrawal fee) paid by employees who choose to access their wages early. These fees are collected at the time of disbursement and are recognized as revenue when service is provided, which coincides with the point in time when the employee receives the wage advance. (i.e., when payment to the employee is completed).

Subscription services

The Company generates revenue from subscription services through contracts that provide customers with time-based rights to access the Company’s hosted software platform over contractual terms. These arrangements provide continuous access to the Company’s platform and typically include when-and-if available updates and enhancements. Because the software license is not distinct from these ongoing updates and support, the Company account for them together as a single performance obligation.

The nature of this performance obligation is to provide continuous access to the Company’s hosted platform over the contract term. Accordingly, the Company recognizes subscription services revenue over time in accordance with ASC 606, as the customer simultaneously receives and consumes the benefits of the Company’s performance as the Company provides access to the hosted platform and related updates. The Company uses a time-elapsed (straight-line) measure of progress over the contract term because the Company’s performance obligation is to stand ready to provide access evenly throughout the term and the customer benefits from access to the hosted platform and related updates on a substantially ratable basis.

F-9

The Company does not grant customers a right to take possession of its software or to host the software independently. As a result, the Company’s arrangements are accounted for as hosted service arrangements rather than software licenses. The Company’s performance obligation is satisfied over time as customers simultaneously receive and consume the benefits of access to the hosted platform.

Software maintenance services

The Company provides maintenance and support services primarily related to software products that were delivered to customers in prior periods under separate arrangements. These services are designed to support the continued operation of the customer’s installed software and may include technical support, issue resolution, and when-and-if available updates and enhancements.

The Company’s promise in these arrangements is to stand ready to provide ongoing support and to maintain the usability of the customer’s installed software over the contract term. These services are not separately identifiable from one another and are therefore accounted for as a single performance obligation.

The Company satisfies this performance obligation over time, as customers simultaneously receive and consume the benefits of the support services as they are provided. Accordingly, revenue from maintenance and support services is recognized on a straight-line basis over the contractual service period, which reflects the Company’s obligation to stand ready to provide support evenly throughout the term.

Sometimes software maintenance revenue includes a one-time maintenance order related to a software update. Although the arrangement involved a specific update, it required the Company to provide related maintenance activities over a defined period. As a result, the revenue associated with such order is recognized over the applicable service period in a manner consistent with our stand-ready performance obligation under ASC 606.

From time to time, the Company engages subcontractors for performing services. The Company assesses and records revenue on a gross basis as a principal versus on a net basis as an agent in the presentation of revenues and expenses. The Company has concluded that gross reporting is appropriate because the Company (i) has the risk of identifying and hiring qualified vendors, (ii) has the discretion to select the vendors and establish their price and duties, and (iii) bears the risk for services that are not fully paid for by its customers.

Segment Information

The Company currently operates business as one operating segment. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer (“CEO”), who reviews financial information for purposes of making operating decisions, assessing financial performance, and allocating resources. The Company’s CODM evaluates financial information as a whole for the purpose of assessing financial performance and making operating decisions.

Concentration of Customers and Vendors

The balance sheet items that potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company monitors and manages the overall exposure of its cash balances to individual financial institutions on an ongoing basis. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral. The Company incurred no losses from such accounts and management considers the risk of loss to be minimal.

For the fiscal years ended March 31, 2026 and 2025, there was one customer and there were two customers, respectively, who accounted for more than 10% of the Company’s total revenue. For the fiscal year ended March 31, 2026, revenue from this customer was $16,247, representing 93.6% of the Company’s total revenue. For the fiscal year ended March 31, 2025, revenue from these two customers was $6,360 and $3,671, representing 63.3% and 36.5% of the Company’s total revenue, respectively.

As of March 31, 2026 and 2025, there was one customer who accounted for more than 10% of the Company’s total accounts receivable.

For the fiscal years ended March 31, 2026 and 2025, there was one supplier who accounted for more than 10% of the Company’s total purchase. For the fiscal years ended March 31, 2026 and 2025, purchases from this supplier were $15,170 and $7,746, representing 93.8% and 94.8% of the Company’s total purchases, respectively

As of March 31, 2026 and 2025, there was no supplier who accounted for more than 10% of the Company’s total accounts payable.

F-10

Cash and Cash Equivalents

The Company considers all highly liquid short-term investments purchased with an initial maturity date of three months or less to be cash equivalents.

Accounts Receivable, Net

Accounts receivable primarily consist of the amounts billed and currently due from customers, net of an allowance for credit losses, if recorded. When the Company has an unconditional right to payment, subject only to the passage of time, the right is treated as receivable. The Company’s accounts receivable balances are unsecured, bearing no interest. Fees billed in advance of the related contractual term represent contract liabilities and are presented as deferred revenue.

At each balance sheet date, the Company recognizes an expected allowance for credit losses. In addition, also at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist.

The allowance estimate is derived from a review of the Company’s historical losses on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s customers’ composition have remained constant. The Company did not record the allowance for credit loss for the fiscal years ended March 31, 2026 and 2025.

The Company writes off receivables when there is information that indicates the debtor is facing significant financial difficulty and there is no possibility of recovery. If any recoveries are made from any accounts previously written off, they will be recognized in income or an offset to credit loss expense in the year of recovery. The Company did not have any write-offs of receivable during the fiscal years ended March 31, 2026 and 2025.

Deferred Offering Costs

The Company capitalizes certain legal, accounting and other third-party fees that are directly related to an equity financing that is likely to be successfully completed, until such financing is consummated. After consummation of an equity financing, these costs are recorded as a reduction of the proceeds received as a result of the financing. Should a planned equity financing be abandoned, terminated, or significantly delayed, the deferred offering costs are immediately written off to operating expenses in the Consolidated Statements of Operations in the period of determination.

Intangible Assets, Net

Intangible assets consist of trademark and internally developed software and are stated at cost, less accumulated amortization. Amortization costs are recorded using the straight-line method over the estimated useful life of ten years for trademark and five years for software.

Impairment or Disposal of Long-Lived Assets

Long-lived assets used in operations are reviewed for impairment whenever events or changes in circumstances indicate that carrying amounts may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if the carrying amount is not recoverable when compared to the Company’s undiscounted cash flows, and the impairment loss is measured based on the difference between the carrying amount and fair value. Long-lived assets held for sales are reported at the lower of cost or fair value less costs to sell.

Leases

Leases are comprised of operating leases for office space. In accordance with FASB ASC Topic 842, Leases, the Company determines if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use assets (ROU), current portion of operating lease liabilities, and non-current operating lease liabilities in the Consolidated Balance Sheets. Operating lease ROU assets and operating lease liabilities are recognized based on the present value of future minimum lease payments over the lease term at commencement date.

F-11

For leases with terms greater than 12 months, the Company records a right-of-use asset and a lease liability representing the present value of future lease payments. The discount rate used to measure the lease asset and liability is determined at the beginning of the lease term using the rate implicit in the lease, or the Company’s collateralized incremental borrowing rate. The implicit rate within the Company’s leases is generally not determinable and, therefore, the incremental borrowing rate at lease commencement is utilized to determine the present value of lease payments. The Company estimates its incremental borrowing rate based on third-party lender quotes to obtain secured debt in a like currency for a similar asset over a timeframe similar to the term of the lease. For those contracts that include fixed rental payments for both the use of the asset (“lease costs”) as well as for other occupancy or service costs relating to the asset (“non-lease costs”), the Company generally includes both the lease costs and non-lease costs in the measurement of the lease asset and liability.

The Company accounts for each lease and any non-lease components associated with that lease as a single lease component for all asset classes. Lease expenses for the Company’s operating leases are recognized on a straight-line basis over the lease term except for variable lease costs, which are expensed as incurred.

Investments, at cost

In the normal course of business, the Company invests in business partners that support the Company’s underlying business strategy and provide the Company the ability to enter into new markets thereby expanding the reach of the Company’s products and services.

The Company’s investments consist of investments in privately held entities that do not report net asset value (“NAV”) per share. These investments are measured at costs, adjusted for observable price changes and impairments. Gain or loss resulting from price changes and impairments are recognized in other income (expense), net in the Consolidated Statement of Operations.

Fair Value Measurements

The Company reports financial assets and liabilities and nonfinancial assets and liabilities that are recognized or disclosed at fair value in the consolidated financial statements on a recurring basis in accordance with ASC Topic 820 Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.

ASC 820 also establishes a fair value hierarchy, which prioritizes the inputs to valuation techniques used to measure fair value into three levels. The U.S. GAAP established a hierarchy framework to classify the fair value based on the observability of significant inputs to the measurement.

The levels of the fair value hierarchy are as follows:

Level 1: Quoted price in an active market for identical assets or liabilities.

Level 2: Quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3: Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The carrying amounts of the Company’s financial instruments, such as cash, accounts receivable, accounts payable and payable due to related party approximate fair values due to the short-term nature of these instruments.

F-12

Debt Issuance Costs

Direct costs incurred in connection with financing such as legal fees are classified as debt issuance costs. The Company capitalized these costs and reported the amounts as a direct deduction from the carrying amount of the financial statement line item for which those costs relate. The capitalized debt issuance costs are amortized over the life of the underlying debt obligation utilizing the straight-line methods.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and are included in selling, general and administrative expenses in the Consolidated Statement of Operations. For the fiscal years ended March 31, 2026 and 2025, these costs were nil and nil, respectively.

Income Taxes

The Company accounts for income taxes under the asset and liability method in accordance with ASC Topic 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined on the differences between the financial statement and tax basis of assets, liabilities and net operating loss by using enacted tax rate in effect for the fiscal year in which the differences are expected to reverse. The effect of a change in tax rate on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that these assets are believed to be more likely than not to be realized. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are more likely than not expected to be realized. In making such a determination, all available positive and negative evidence is considered, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

The Company files tax returns in the tax jurisdictions of Japan. Tax benefits for uncertain tax positions are based upon management’s evaluation of the information available at the reporting date. To be recognized in the financial statements, a tax benefit must be at least more likely than not to be sustained based on technical merits. The benefit for positions meeting the recognition threshold is measured as the largest benefit more likely than not of being realized upon settlement with a taxing authority that has full knowledge of all relevant information.

Net Income per Share

Basic net income per common stock is calculated by dividing the net income by the weighted-average number of common stocks outstanding during the period, without consideration for potentially dilutive securities. Diluted net income per common stock is computed by dividing the net income by the weighted-average number of common stocks and potentially dilutive securities outstanding for the period determined using the treasury stock method.

Recently Issued Accounting Pronouncements

The following Accounting Standards Updates (“ASUs”) were issued by the Financial Accounting Standards Board (“FASB”) which relate to or could relate to the Company as concerns the Company’s normal ongoing operations or the industry in which the Company operates.

In December 2025, the FASB issued ASU No. 2025-10 Government Grants (Topic 832): Accounting for Government Grants Received by Business Entities. This ASU provides the accounting for a government grant received by a business entity, including guidance for (1) a grant related to an asset and (2) a grant related to income. The requirements are effective for fiscal years beginning after December 15, 2028, including interim periods within those fiscal years. Early adoption is permitted, and entities should apply the amendments prospectively. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements.

F-13

In September 2025, the FASB issued ASU No. 2025-06 Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software This ASU modernizes the accounting for software costs that are accounted for under Subtopic 350-40, Intangibles—Goodwill and Other—Internal-Use Software. The requirements are effective for fiscal years beginning after December 15, 2027, including interim periods within those fiscal years. Early adoption is permitted, and entities should apply the amendments prospectively. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements.

In July 2025, the FASB issued ASU No. 2025-05 Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. This ASU provides (1) all entities with a practical expedient and (2) entities other than public business entities with an accounting policy election when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. The requirements are effective for fiscal years beginning after December 15, 2025, including interim periods within those fiscal years. Early adoption is permitted, and entities should apply the amendments prospectively. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements.

In November 2024, the FASB issued ASU No. 2024-03 Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU requires public business entities to disclose, for interim and annual reporting periods, additional information about certain income statement expense categories. The requirements are effective for fiscal years beginning after December 15, 2026, and for interim periods beginning after December 15, 2027. Entities are permitted to apply either the prospective or retrospective transition methods. The Company is currently evaluating the impact that the adoption of this ASU will have on its consolidated financial statements.

In December 2023, FASB issued ASU 2023-09 Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The standard requires entities to disclose specific categories in the rate reconciliation and to provide additional information for reconciling items that meet a quantitative threshold. It also requires entities to disclose certain information about income taxes paid and other disclosures related to income and income tax expense from continuing operations. The standard is effective for fiscal years beginning after December 15, 2024 for public business entities and for fiscal years beginning after December 15, 2025 for all other entities. The Company is currently evaluating the impact that the adoption of this standard will have on its consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures to update reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses and information used to assess segment performance. This update is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The adoption of this guidance did not have any impact on the Company’s segment reporting.

3. Prepaid expenses and other current assets

As of March 31, 2026 and 2025, prepaid expenses and other current assets consisted of the following:

	March 31,
	2026	2025
Advance payments	$8,643	$23,015
Deferred offering costs	1,089	210
Deposits	196	1
Prepaid expenses	6,847	64
Other	82	—
Total prepaid expenses and other current assets	$16,857	$23,290

During the fiscal years ended March 31, 2025, the Company provided non-interest bearing, on-demand advances to a related party to support operating activities. These advances are repayable to the Company at the Company’s request.

F-14

4. Intangible assets, Net

As of March 31, 2026 and 2025, intangible assets, net consisted of the following:

	March 31,
	2026	2025
Trademark	$18	$19
Software	130	136
Total intangible assets	148	155
Less: Accumulated amortization	(144)	(146)
Other	3	—
Total intangible assets, net	$7	$9

The Company recognized amortization expenses on intangible assets of $2 and $2 during the fiscal years ended March 31, 2026 and 2025, respectively.

5. Leases

The Company has an operating lease for its office space. As of March 31, 2026 and 2025, the following amounts were recorded in the Consolidated Balance Sheets relating to the Company’s operating lease.

	March 31,
	2026	2025
Right-of-Use Assets
Operating lease assets	$10	$30
Lease Liabilities
Operating lease liabilities - Current	$10	$20
Operating lease liabilities - Non-current	$—	$10

The following table summarizes the contractual maturities of operating lease liabilities as of March 31, 2026:

Fiscal year ending March 31,
2027	$10
Total lease payments	10
Less amounts representing interest	—
Present value of lease payments	10
Less: current portion	(10)
Non-current lease liabilities	$—

The following table illustrates information for the Company’s operating lease as of and for the fiscal years ended March 31, 2026 and 2025:

	March 31,
	2026	2025
Total operating lease cost	$20	$20
Cash paid for amounts included in the measurement of the operating lease liability	$20	$20
Weighted average remaining lease term (years)	0.5	1.5
Weighted average discount rate	1.72%	1.72%

The Company did not have significant sublease income or variable lease cost for the fiscal years ended March 31, 2026 and 2025.

F-15

6. Commitments and Contingencies

Guarantees and Commitments

There were no commitments under certain purchase or guarantee arrangements as of March 31, 2026 and 2025.

Legal Matters

From time to time, in the normal course of business, the Company may be subject to various legal matters such as threatened or pending claims or proceedings. There were no such material matters as of and for the fiscal years ended March 31, 2026 and 2025.

Indemnification

In the ordinary course of business, the Company often includes standard indemnification provisions in its arrangements with third parties. To date, the Company has not paid any material claims or been required to defend any material actions related to its indemnification obligations. However, the Company may record charges in the future as a result of these indemnification obligations.

7. Borrowings

The following tables summarize the Company’s borrowings as of March 31, 2026 and 2025.

				March 31,
				2026	2025
	Interest rate		Maturity	Outstanding Balance
Lender 1	2.00%	Fixed rate	November 29, 2030	$130	$168
Lender 1	2.00%	Fixed rate	November 29, 2030	130	168
Lender 2	1.26%	Fixed rate	February 29, 2029	121	195
Lender 3	1.90%	Fixed rate	November 25, 2030	65	84
Lender 3	1.90%	Fixed rate	November 25, 2030	195	252
Total outstanding principal balance				641	867
Less: Current portion				(175)	(186)
Long-term portion				$466	$681

F-16

The following table summarizes the contractual obligations relating to the Company’s borrowings as of March 31, 2026:

Year ending March 31,
2027	$175
2028	170
2029	112
2030	112
2031	72
Thereafter	0
Total	$641

8. Convertible Bonds

On March 14, 2022, Advasa Japan, the Company’s subsidiary, issued JPY1,000,000, approximately $8,475, aggregate principal amount of convertible bonds denominated in Japanese yen at par with a third-party investor for working capital purposes. The convertible bonds are unsecured, bear interest at 1.0% per annum and mature on March 31, 2027. The bonds are convertible for Series B preferred shares of Advasa Japan between April 1, 2022 to March 31, 2027 at a conversion price of JPY9,804, approximately $83, per preferred share. If fully converted, the convertible bonds would result in the issuance of approximately 102 new shares of Advasa Japan.

As of March 31, 2026, the convertible bonds issued on March 14, 2022 had been fully repaid and no principal amount remained outstanding.

On November 16, 2022, Advasa Japan issued JPY1,000,000, approximately $7,164, aggregate principal amount of convertible bonds denominated in Japanese yen at par with a third-party investor for working capital purposes. The convertible bonds are unsecured, bear interest at 1.0% per annum and mature on March 31, 2027. The bonds are convertible for Series B preferred shares of Advasa Japan between December 1, 2022 to November 30, 2027 at a conversion price of JPY38,828, approximately $278, per common share. If fully converted, convertible bonds would result in the issuance of approximately 25 new shares of Advasa Japan.

The conversion feature represents an equity instrument in Advasa Japan, and any potential dilution affects only the subsidiary’s capital structure, not that of the Company.

9. Net Income per Share

The following table sets forth the computation of basic and diluted net income per share:

	Fiscal Year Ended March 31,
	2026	2025
Basic and Diluted Net Income per Common Share:
Net income attributable	$922	$1,139
Weighted average common shares outstanding – basic and diluted	485,556,850	485,469,380
Net income per common share – basic and diluted	$0.0019	$0.0023

On March 14, 2022 and November 16, 2022, Advasa Japan, the Company’s subsidiary, issued convertible bonds. Because the bonds are convertible into the subsidiary’s equity, and not into the parent’s common stock, and the subsidiary’s preferred shares do not participate in the earnings of the parent, these instruments are not considered potentially dilutive in the computation of diluted earning per share at the consolidated level under ASC 260. Accordingly, no adjustments to net income attributable to common stockholders or weighted-average shares outstanding were made for earnings per share purposes.

F-17

10. Income Taxes

The component of income before income taxes for the fiscal years ended March 31, 2026 and 2025 was as follow:

	Fiscal Year Ended March 31,
	2026	2025
Japan	$955	$1,376

The components of income tax expense for the fiscal years ended March 31, 2026 and 2025 were as follows:

	Fiscal Year Ended March 31,
	2026	2025
Current	$1	$197
Deferred	—	—
Total	$1	$197

A reconciliation of income tax expense to the amount of income tax expense at the statutory rate in Japan for the fiscal years ended March 31, 2026 and 2025 is as follows:

	Fiscal Year Ended March 31,
	2026	2025
Income tax benefit at the statutory rate	30.62%	30.62%
Increase (reduction) in taxes resulting from:
Non-deductible expenses	-0.34%	-0.01%
Change in valuation allowance	-1.14%	0.83%
Corporate inhabitant tax	0.00%	-0.83%
Permanent differences	-29.06%	-4.58%
Utilization of net operating loss carryforwards	-0.09%	-13.38%
Other	0.10%	1.69%
Income tax expense	0.09%	14.34%

The tax effects of temporary differences that gave rise to a significant portion of the deferred tax assets and liabilities at March 31, 2026 and 2025, were as follows:

	March 31,
	2026	2025
Deferred tax assets:
Lease liability	$9	$9
Net operating loss carryforwards	3,355	3,561
Accrued expenses and reserves	1	1
Other	—	11
Total deferred tax assets	3,365	3,582
Deferred tax liabilities:
Right-of-use assets	9	9
Total deferred tax liabilities	9	9
Less: Valuation allowance	(3,356)	(3,573)
Net deferred tax assets/(liabilities)	$—	$—

As of March 31, 2026, the Company had net operating loss carryforwards of $10,956 which expire from 2032 through 2034 and may be able to offset future income tax liabilities.

F-18

The Company has evaluated the positive and negative evidence bearing upon the realizability of its net deferred tax assets. Due to the Company’s history of net losses and the difficulty in predicting future results, the Company concluded it was not more likely than not that the deferred tax assets would be utilized. Accordingly, the Company has established a full valuation allowance against net deferred tax assets as of March 31, 2026 and 2025. Significant management judgment is required in determining the Company’s deferred tax assets and liabilities and valuation allowances for purposes of assessing its ability to realize any future benefit from its net deferred tax assets. The Company intends to maintain this valuation allowance until sufficient positive evidence exists to support the reversal of the valuation allowance. Income tax expense recorded in the future will be reduced to the extent that sufficient positive evidence materializes to support a reversal of, or decrease in, the Company’s valuation allowance.

The net changes in the total valuation allowance for net deferred tax assets for the fiscal years ended March 31, 2026 and 2025 consist of the following:

	Fiscal Year Ended March 31,
	2026	2025
Valuation allowance at beginning of year	$3,573	$3,530
Additions (deductions)	(217)	43
Valuation allowance at end of year	$3,356	$3,573

For the fiscal years ended March 31, 2026 and 2025, the Company had no uncertain tax positions anticipated to significantly increase or decrease within 12 months.

Interest and penalties related to income tax matters are recognized as a component of selling, general and administrative expenses in the Consolidated Statements of Operations, if applicable. The Company did not have any interest or penalties associated with any uncertain tax benefits that have been accrued or recognized as of and for the fiscal years ended March 31, 2026 and 2025.

The Company files tax returns within Japan. As of the reporting date, the Company is not currently, or has it been, under income tax examination but maybe subject to examination in the future. The tax authorities could perform tax examination on years as early as the tax year ended March 31, 2025.

11. Stockholders’ Equity

Preferred Stock

As of March 31, 2026, the Company has authorized 500,000,000 shares of preferred stock with rights and preferences, including voting rights, to be designated from time to time by the board of directors. There were no shares of preferred stock issued or outstanding as of March 31, 2026.

Common Stock

As of March 31, 2026, the Company has authorized 5,000,000,000 shares of common stock. Each holder of common stock shall be entitled to one vote for each share held as of the record date and shall be entitled to receive dividends, when, as and if declared by the stockholders’ meeting or the Board of Directors. The total common stock issued and outstanding as of March 31, 2026 was 487,065,702 shares.

On June 13, 2025, the Company issued 75,000,000 shares of common stock to three founders at a price of $0.000001 per share, for an aggregate of $75.00, in connection with its initial capitalization. On August 29, 2025, 50 shares of common stock originally issued at the incorporation were redeemed for $0.10 per share, for an aggregate of $5.00. The Company determined that this issuance represented a nominal issuance and, accordingly, has been treated as a recapitalization in a manner similar to a stock split in accordance with ASC 260. All share and per share amounts presented in the accompanying consolidated financial statements have been retroactively adjusted to reflect this issuance and redemption.

On November 20, 2025, the Company’s Board of Directors approved a forward stock split of the Company’s issued and outstanding common stock at a ratio of 1:10, which became effective on December 4, 2025. The Company believes it is appropriate to reflect the above transactions on a retroactive basis in accordance with ASC 260. All references made to share or per share amounts herein have been retroactively adjusted to reflect the 1:10 forward stock split.

F-19

On March 12, 2026, the Company entered into a subscription agreement with a certain accredited investor (the “Investor”) pursuant to which the Company agreed to issue and sell shares of its common stock, par value $0.00001 per share, in a private placement under Regulation S of the Securities Act. The Company issued 1,596,322 shares of its common stock at a purchase price of $10.00 per share for total gross proceeds of approximately $15,963.

12. Revenue

Disaggregation of Revenue

The tables below reflect revenue by major source and timing of transfer of goods and services for the fiscal years ended March 31, 2026 and 2025. The Company had no revenue derived from geographical regions outside of Japan during the fiscal years ended March 31, 2026 and 2025.

	Fiscal Year Ended March 31,
	2026	2025
Earned Wage Access services	$12	$13
Subscription services	1,107	3,671
Software maintenance	16,247	6,360
Total	$17,366	$10,044

	Fiscal Year Ended March 31,
	2026	2025
Timing of transfer of goods and services
Point in time	$12	$13
Over time	17,354	10,031
Total	$17,366	$10,044

13. Cost of Revenue

Disaggregation of Cost of revenue

The table below reflects cost of revenue by major source for the fiscal years ended March 31, 2026 and 2025.

	Fiscal Year Ended March 31,
	2026	2025
Earned Wage Access services	$12	$6
Subscription services	—	4
Software maintenance	15,170	7,746
Total	$15,182	$7,756

14. Related Party

The related parties that had material balances and transactions as of and for the fiscal years ended March 31, 2026 and 2025 consist of the following:

Name of Related Party	Nature of Relationship at March 31, 2026
LBH Inc.	A company controlled by Asamitsu Kosugi, the principal shareholder of the Company
Asamitsu Kosugi	The principal shareholder of the Company

The Company had the following related party balances and transactions as of and for the fiscal years ended March 31, 2026 and 2025:

		March 31,
	Nature of transactions	2026	2025
Advance payments:
LBH Inc.	For working capital	$—	$13,843
Amount due to related party:
Asamitsu Kosugi	For working capital	566	707

15. Subsequent Events

The Company has evaluated subsequent events after the balance sheet date through June 24, 2026, the date the financial statements were available for issuance. Management has determined that no significant events or transactions have occurred subsequent to the balance sheet date, except those disclosed below.

On May 29, 2026, Advasa Japan, the Company’s subsidiary, fully repaid the convertible bonds issued on November 16, 2022. The convertible bonds had an aggregate principal amount of JPY1,000,000, approximately $7,164, bore interest at 1.0% per annum, and were scheduled to mature on March 31, 2027.

F-20

94,075,607 SHARES OF COMMON STOCK

TO BE SOLD BY THE SELLING STOCKHOLDERS

Advasa Holdings, Inc.

PROSPECTUS

             , 2026

Through and including _________, 2026 (the _____ day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with this offering described in this registration statement, other than advisor fees, all of which will be paid by us. All amounts are estimated except the SEC registration fee, the Financial Industry Regulatory Authority, Inc. (“FINRA”), filing fee and the Nasdaq Global Market listing fee.

Description	Amount
U.S. Securities and Exchange Commission registration fee	$586.63
Nasdaq Global Market entry fee	325,000.00
Accounting fees and expenses	200,000.00
Legal fees and expenses	250,000.00
Printing expenses	6,000.00
Miscellaneous	10,316.37
Total	$791,903.00

Item 14. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted by the General Corporation Law of the State of Delaware.

We intend to enter into separate indemnification agreements with our directors and officers. Each indemnification agreement will provide, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our certificate of incorporation and bylaws.

Our certificate of incorporation also permits us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We intend to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

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We believe that these provisions and the insurance are necessary to attract and retain talented and experienced officers and directors.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our Board of Directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding unregistered securities issued by us since January 2025. Also included is the consideration received by us for such unregistered securities and information relating to the section of the Securities Act, or rule of the SEC, under which exemption from registration was claimed.

On February 5, 2025, we issued 50 shares of Common Stock to Taiji Ito, sole incorporator of Advasa Holdings, Inc., for $0.10 per share for a total subscription of $5.00.

On June 13, 2025, we issued the following founders shares to the following founders of Advasa Holdings, Inc.: (i) 43,125,000 shares of Common Stock to Taiji Ito at a price of $0.000001 per share, for an aggregate of $43.13; (ii) 16,875,000 shares of Common Stock to Spirit Advisors at a price of $0.000001 per share, for an aggregate of $16.88; and (iii) 15,000,000 shares of Common Stock to Atsushi Saisho at a price of $0.000001 per share, for an aggregate of $15.00.

On August 29, 2025, we issued 410,469,380 shares of our Common Stock to the existing holders of common shares of Advasa (Japan) in exchange for all outstanding common shares of the existing stockholders of Advasa (Japan), who held 96.6% of the issued and outstanding capital stock of Advasa (Japan).

On August 29, 2025, we redeemed the 50 shares of Common Stock issued to Taiji Ito, as sole incorporator of Advasa Holdings, Inc., for $0.10 per share for a total subscription of $5.00.

On November 20, 2025, the Company’s Board of Directors approved a forward stock split of the Company’s issued and outstanding common stock at a ratio of 10-for-1, which became effective on December 4, 2025. As of December 4, 2025 and immediately prior to the Stock Split, there were 48,546,938 shares of common stock issued and outstanding. As a result of the Stock Split, the Company currently has 487,065,702 shares of common stock issued and outstanding.

On March 12, 2026, we issued 1,596,322 shares of Common Stock at a purchase price of $10.00 per share (for an aggregate of $15,963,220 of gross proceeds) to an investor (Akira Iwasato) in a private placement under Regulation S promulgated under the Securities Act.

The offer and sale of all securities listed in this Item 15 was made to a limited number of accredited investors in reliance upon exemptions from the registration requirements pursuant to Section 4(a)(2) under the Securities Act and Regulation D promulgated under the Securities Act or Regulation S promulgated under the Securities Act. Individuals who purchased securities as described above represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates issued in such transactions.

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Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

Exhibit Number	Description of Exhibit
3.1*	Certificate of Incorporation of Advasa Holdings, Inc. filed with Secretary of State of Delaware
3.2*	Certificate of Amendment to Certificate of Incorporation of Advasa Holdings, Inc. for Forward Split and Authorized Shares
3.3*	Bylaws of Advasa Holdings, Inc.
3.4*	Amendment to Bylaws of Advasa Holdings, Inc.
5.1	Opinion of Anthony, Linder & Cacomanolis, PLLC
10.1†*	Advasa Holdings, Inc. 2025 Equity Incentive Plan
10.2†*	Employment Agreement, dated as of August 11, 2025, between Grady Ryther and Advasa Holdings, Inc.
10.3†*	Employment Agreement, dated as of November 19, 2025, between Katharyn Field and Advasa Holdings, Inc.
10.4†*	Independent Director Agreement, dated June 24, 2026, between Sultan Ali Rashed Lootah and Advasa Holdings, Inc.
10.5†*	Independent Director Agreement, dated June 24, 2026, between William Witherspoon and Advasa Holdings, Inc.
10.6†*	Independent Director Agreement, dated June 24, 2026, between Ferdinand Groenewald and Advasa Holdings, Inc.
10.7†*	Form of Indemnification Agreement.
10.8*	Redemption Agreement dated as of August 29, 2025, between Taiji Ito and Advasa Holdings, Inc.
10.9*	English translation of Software License Agreement, dated as of April 1, 2024, between FTS Co., Ltd. and ADVASA Co., Ltd.
10.10*	English translation of Software Maintenance Agreement, dated as of April 1, 2024, between Qpo Co., Ltd. and ADVASA Co., Ltd.
10.11*	English translation of API Connection Agreement, dated as of July 21, 2021, between GMO Aozora Net Bank, Ltd. and ADVASA Co., Ltd.
10.12*	English translation of Basic API License Agreement, dated as of March 18, 2019, between Seven Bank, Ltd. and ADVASA Co., Ltd.
10.13*	English translation of Business Matching Agreement between AEON Bank, Ltd. and ADVASA Co., Ltd.
10.14*	Advisory Agreement, dated June 24, 2026, between WestPark Capital, Inc. and Advasa Holdings, Inc.
21.1*	List of Subsidiaries of Advasa Holdings, Inc.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Anthony, Linder & Cacomanolis, PLLC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107*	Filing Fee Table

*	Previously filed.
†	Includes management contracts and compensation plans and arrangements

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

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Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act “may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(i)	The undersigned Registrant hereby undertakes that it will:

a.	for determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the SEC declared it effective.

b.	for determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tokyo, Japan, on this July 13, 2026.

ADVASA HOLDINGS, INC.

By:	/s/ Grady Ryther
Grady Ryther
Chief Executive Officer and Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Grady Ryther	Chief Executive Officer and a Director	July 13, 2026
Grady Ryther	(principal executive officer)

/s/ Katharyn Field	Chief Financial Officer	July 13, 2026
Katharyn Field	(principal financial and accounting officer)

*	Independent Director	July 13, 2026
Sultan Ali Rashed Lootah

*	Independent Director	July 13, 2026
William Witherspoon

*	Independent Director	July 13, 2026
Ferdinand Groenewald

By:	/s/ Grady Ryther
Grady Ryther
Attorney-in-fact*

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